Exhibit 10.1

STOCK PURCHASE AGREEMENT

by and between

PARROT DRONES S.A.S., as “Seller”,

AGEAGLE AERIAL SYSTEMS INC., as “Buyer”,

dated as

of October 18, 2021

i

ii

iii

Schedules

Schedule 1.01(a)	-	Sample Calculation of Closing Net Working Capital Amount for
the Company
Exhibit

Exhibit A-1	-	Seller Invoice in re: Holdback Amount due December 31, 2022
Exhibit A-2	-	Seller Invoice in re: Holdback Amount due December 31, 2023
Exhibit B	-	Registration Rights Agreement
Exhibit C	-	TSA
Exhibit D	-	TLSA

Annex

Annex 1	-	Post-Closing Procurement

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STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”), dated as of October 18, 2021, is entered into by and between Parrot Drones S.A.S., a Société par Actions Simplifiée organized under the laws of France (“Seller”), on the one hand, and AgEagle Aerial Systems Inc., a Nevada corporation (“Buyer”), on the other hand.

Recitals

WHEREAS, Seller owns all of the issued and registered shares of senseFly S.A., a company limited by shares (société anonyme; Aktiengesellschaft) organized under the laws of Switzerland (the “Company”); and

WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, all of the issued and outstanding shares of the Company (the “Shares”), subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

The following terms have the meanings specified or referred to in this ARTICLE I:

“Accounting Firm” has the meaning set forth in Section 2.04(c)(iv).

“Accounting Principles” means Swiss generally accepted accounting principles in effect from time to time, as provided in the Swiss Code of Obligations.

“Acquisition Proposal” has the meaning set forth in Section 5.04.

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.

The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“AgEagle Group” has the meaning set forth in Section 9.14(a).

“AgEagle Stock” means the common stock, par value $0.001 per share, of Buyer.

“Agreement” has the meaning set forth in the preamble.

“Annual Financial Statements” has the meaning set forth in Section 3.06.

“Associated Rights” has the meaning set forth in Section 9.14(a).

“Balance Sheet” has the meaning set forth in Section 3.06.

“Balance Sheet Date” has the meaning set forth in Section 3.06.

“Benefit Plan” has the meaning set forth in Section 3.18(a).

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in Lausanne, Switzerland are authorized or required by Law to be closed for business.

“Buyer” has the meaning set forth in the preamble.

“Buyer Benefit Plans” has the meaning set forth in Section 5.06(b).

“Buyer Comfort Letter” has the meaning set forth in Section 5.18. “Buyer Indemnitees” has the meaning set forth in Section 7.02.

“Cash” means cash, security deposits and Cash Equivalents determined in accordance with the Accounting Principles on a consolidated basis, using the policies, conventions, methodologies and procedures used by the Company in preparing the Financial Statements.

“Cash Equivalents” means investment securities with original maturities of ninety (90) days or less and credit card receivables incurred in the ordinary course of business.

“CHF” means the lawful currency of Switzerland.

“Closing” has the meaning set forth in Section 2.05.

“Closing Balance Sheet” has the meaning set forth in Section 2.04(b).

“Closing Cash” means the aggregate amount of all Cash of the Company as of the close of business on the day immediately preceding the Closing Date.

“Closing Date” has the meaning set forth in Section 2.05.

“Closing Date Payment Schedule” means a schedule, prepared by Seller, setting forth as of the close of business on the day immediately preceding the Closing Date, (a) the calculation of the Closing Date Purchase Price pursuant to Section 2.02; and (b) Seller’s wire transfer instructions.

“Closing Date Purchase Price” has the meaning set forth in Section 2.02(a)(vi).

“Closing Date Schedule” has the meaning set forth in Section 2.04(b).

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“Closing Debt” means the aggregate principal amount of, and accrued interest on, all Debt of the Company as of the close of business on the day immediately preceding the Closing Date.

“Closing Net Working Capital Amount” means (a) the aggregate dollar amount of all assets properly characterized as current assets of the Company and that are of a type listed on Schedule 1.01(a) attached hereto (excluding, for the avoidance of doubt, Cash and prepaid Company Transaction Expenses), minus (b) the aggregate dollar amount of all liabilities properly characterized as current liabilities of the Company and that are of a type listed on Schedule 1.01(a) attached hereto (excluding, for the avoidance of doubt, Taxes, Closing Debt and Unpaid Company Transaction Expenses), in the case of each of clause (a) and clause (b), as of the close of business on the day immediately preceding the Closing Date and calculated in accordance with the Accounting Principles using the policies, conventions, methodologies and procedures used by the Company in preparing the Financial Statements. Schedule 1.01(a) attached hereto sets forth the Closing Net Working Capital Amount as if the Closing occurred on the Business Day immediately following the Interim Balance Sheet Date.

“Company” has the meaning set forth in the recitals.

“Company Continuing Employee” has the meaning set forth in Section 5.06(a).

“Company Intellectual Property” has the meaning set forth in Section 3.11(c).

“Company IP Agreements” means all licenses, sublicenses, consent to use agreements, settlements, coexistence agreements, covenants not to sue, waivers, releases, permissions and other Contracts, whether written or oral, relating to Intellectual Property to which the Company is a party, beneficiary or otherwise bound (other than commercial, off-the-shelf software licenses to the Company).

“Company Pre-Closing Certificate” has the meaning set forth in Section 2.04(a).

“Company Transaction Expenses” means (a) the fees and disbursements payable to legal counsel, accountants or other advisors of the Company and Seller that are payable by the Company in connection with the transactions contemplated by this Agreement; (b) any amounts payable to any current or former employees, officers or directors of the Company as a result of the transactions contemplated by this Agreement pursuant to agreements in existence as of the date hereof and any associated withholding and payroll taxes; (c) all other miscellaneous expenses or costs, in each case, incurred by the Company in connection with the transactions completed by this Agreement including, without limitation, the premiums and other costs associated with the insurance policies as described in Section 5.07(b); provided, however, that the foregoing clauses (a) and (b) shall not include any fees, expenses or disbursements incurred by Buyer, or by the Company which are on behalf of Buyer, including without limitation, the fees and expenses of Buyer’s attorneys, accountants and other advisors.

“Confidentiality Agreement” means the Mutual Confidentiality Agreement between the Company and Buyer, dated as of April 30, 2021.

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“Debt” means both the current and long-term portions of any amount owed (including unpaid interest thereon), without duplication, (a) in respect of borrowed money, (b) in respect of obligations evidenced by bonds, debentures, notes or other similar instruments, (c) in respect of capitalized lease obligations (determined under the Accounting Principles) and (d) guarantees of obligations of the type described in clauses (a) through (c); provided, however that notwithstanding the foregoing, Debt shall not be deemed to include (x) any accounts payable incurred in the ordinary course of business or any obligations under undrawn letters of credit or (y) any outstanding letters of credit.

“Deductible” has the meaning set forth in Section 7.04(a).

“Direct Claim” has the meaning set forth in Section 7.05(c).

“Disclosure Schedules” means the Disclosure Schedules delivered by Seller and Buyer concurrently with the execution and delivery of this Agreement.

“Dispute Notice” has the meaning set forth in Section 2.04(c)(ii).

“Dollars” or “$” means the lawful currency of the United States.

“Drop Dead Date” has the meaning set forth in Section 8.01(b)(i).

“Employees” means those Persons employed by the Company immediately prior to the Closing.

“Encumbrance” means any lien, pledge, mortgage, deed of trust, security interest, charge, claim, easement, encroachment or other similar encumbrance.

“Estimated Adjustment Amount” means (a) the Estimated Net Working Capital Amount, plus (b) Estimated Closing Cash, less (c) Estimated Closing Debt, less (d) Estimated Unpaid Company Transaction Expenses, in each case as finally estimated in accordance with Section 2.04(a).

“Estimated Closing Cash” has the meaning set forth in Section 2.04(a).

“Estimated Closing Debt” has the meaning set forth in Section 2.04(a).

“Estimated Net Working Capital Amount” has the meaning set forth in Section 2.04(a).

“Estimated Unpaid Company Transaction Expenses” has the meaning set forth in Section 2.04(a).

“Expert Calculations” has the meaning set forth in Section 2.04(c)(iv).

“Final Adjustment Amount” means (a) the Closing Net Working Capital Amount, plus (b) Closing Cash, less (c) Closing Debt, less (d) Unpaid Company Transaction Expenses, in each case as finally determined in accordance with Section 2.04(c).

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“Final Closing Date Payment Schedule” has the meaning set forth in Section 2.03.

“Financial Statements” has the meaning set forth in Section 3.06.

“Fixed Wing UAV” has the meaning set forth in Section 5.09(a).

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Holdback Amount” means $4,565,000.

“Indemnified Party” has the meaning set forth in Section 7.04.

“Indemnifying Party” has the meaning set forth in Section 7.04.

“Insurance Policies” has the meaning set forth in Section 3.15.

“Intellectual Property” has the meaning set forth in Section 3.11(a).

“Interim Balance Sheet” has the meaning set forth in Section 3.06.

“Interim Balance Sheet Date” has the meaning set forth in Section 3.06.

“Interim Financial Statements” has the meaning set forth in Section 3.06.

“Key Employee” means each of Michael O’Sullivan and Edouard Rosset.

“Key Employment Agreement” has the meaning set forth in Section 6.02(m).

“Knowledge of Seller” or “Seller’s Knowledge” or any other similar knowledge qualification, means the actual knowledge of those persons listed on Section 1.01(b) of the Disclosure Schedules, after reasonable inquiry.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Licensed Technology” has the meaning set forth in the TLSA, attached as Exhibit D of this Agreement. For avoidance of doubt, “Licensed Technology” means that Licensed Technology delivered to Buyer at Closing, and does not include (a) any modifications or derivatives of the Licensed Technology made by or on behalf of the Licensee (as defined under the TLSA) after Closing, or (b) after Closing, any combination of the Licensed Technology by or on behalf of the Licensee with any hardware, software, service, information, materials, or other technology.

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“Losses” means actual out-of-pocket losses, damages, liabilities, costs or expenses, including reasonable attorneys’ fees.

“Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or would reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, results of operations, financial condition or assets of the Company, or (b) the ability of Seller to consummate the transactions contemplated hereby; provided, however, that

“Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Company operates; (iii) any changes in financial, banking or securities markets in general, including any disruption thereof; (iv) any effects or conditions resulting from an outbreak or escalation of hostilities, acts of war (whether or not declared), acts of terrorism, political instability or other regional, national or international calamity, crisis or emergency, or any governmental or other response to any of the foregoing, in each case whether or not involving the United States; (v) any action required or permitted by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of Buyer; (vi) any changes in applicable Laws or accounting rules (including the Accounting Principles) or the enforcement, implementation or interpretation thereof; (vii) the public announcement, pendency or completion of the transactions contemplated by this Agreement; (viii) any natural or man-made disaster or acts of God; (ix) any epidemic, pandemic or disease outbreak (including the COVID-19 pandemic), or any Law, pronouncement or guideline issued by a Governmental Authority, the Centers for Disease Control and Prevention, the World Health Organization or industry group providing for business closures, “sheltering-in-place,” curfews or other restrictions that relate to, or arise out of, an epidemic, pandemic or disease outbreak (including the COVID-19 pandemic) or any change in such Law, pronouncement or guideline or interpretation thereof; or (x) any failure by the Company to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded); provided further, however, that any event, occurrence, fact, condition or change referred to in clauses (i) through (iv), (viii) and (ix) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that such event, occurrence, fact, condition or change has a disproportionate effect on the Company compared to other participants in the industries in which the Company conducts its businesses.

“Material Contracts” has the meaning set forth in Section 3.09(a).

“Material Customers” has the meaning set forth in Section 3.09(a).

“Material Suppliers” has the meaning set forth in Section 3.09(a).

“Negative Adjustment Amount” has the meaning set forth in Section 2.04(d)(i).

“NYSE” means the New York Stock Exchange.

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“Open Source Software” has the meaning set forth in Section 3.11(g).

“Parrot Note” means that certain promissory note, dated as of August 25, 2021, in the principal amount of $200,000 executed and delivered by Seller to Buyer.

“Permits” means all permits, licenses, franchises, approvals, authorizations and consents required to be obtained from Governmental Authorities.

“Permitted Encumbrances” has the meaning set forth in Section 3.10(a).

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Positive Adjustment Amount” has the meaning set forth in Section 2.04(d)(ii).

“Post-Closing Financial Reporting Information” has the meaning set forth in Section 5.16.

“Post-Closing Payment Schedule” means a schedule, prepared, as the case may be, (a) by Buyer with respect to any Negative Adjustment Amount setting forth (i) Buyer’s wire transfer instructions and (ii) the Negative Adjustment Amount, if any, to be paid by Seller to Buyer, or (b)    by Seller with respect to any Positive Adjustment Amount setting forth for Seller: (i) Seller’s wire transfer instructions, and (ii) such Positive Adjustment Amount, if any, to be paid by Buyer to Seller. (c)

“Protected Communications” has the meaning set forth in Section 9.14(a).

“Purchase Price” has the meaning set forth in Section 2.02(a)(ix).

“Real Property” means the real property owned, leased or subleased by the Company, together with all buildings, structures and facilities located thereon.

“Registered Intellectual Property” has the meaning set forth in Section 3.11(b).

“Registration Rights Agreement” has the meaning set forth in Section 5.15(c).

“Representative” means, with respect to any Person, any and all directors, officers,employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“Restricted Period” has the meaning set forth in Section 5.09(a).

“Review Period” has the meaning set forth in Section 2.04(c)(ii).

“RJA” means Raymond James & Associates, Inc.

“SEC” means the United States Securities and Exchange Commission.

“Seller” has the meaning set forth in the preamble.

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“Seller Group” has the meaning set forth in Section 9.14(a).

“Seller Indemnitees” has the meaning set forth in Section 7.03.

“senseFly Inc. SPA” has the meaning set forth in Section 6.02(q).

“Signing Press Release” has the meaning set forth in Section 5.12(a).

“Shares” has the meaning set forth in the recitals.

“Stock Consideration Shares” has the meaning set forth in Section 2.02(a)(ix).

“Swiss Code of Obligations” means the Swiss Federal Code of Obligations (loi fédérale complétant le code civil Suisse (livre cinquième : droit des obligations du 30 mars 1911 / Bundesgesetz betreffend die Ergänzung des Schweizerischen Zivilgesetzbuches (fünfter Teil : Obligationenrecht) vom 30. März 1911), as amended.

“Target Net Working Capital Amount” means CHF 2,249,811.

“Tax” or “Taxes” means all taxes, duties, levies or imposts imposed by any Governmental Authority on or with respect to all federal, state, local and foreign taxes, duties, levies or imposts imposed by any Governmental Authority on or with respect to any income, gross receipts, sales, use, production, ad valorem, stamp duties, registration or value added tax, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, social security contributions (including AVS/AHV), employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

“Tax Return” means any return, declaration, report, claim for refund, information return or statement or other document required to be filed with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Third-Party Claim” has the meaning set forth in Section 7.05(a).

“TLSA” has the meaning set forth in Section 6.02(p).

“TSA” has the meaning set forth in Section 6.02(o).

“Unpaid Company Transaction Expenses” means Company Transaction Expenses, but only to the extent they have not been paid by or on behalf of the Company in Cash on or prior to the close of business on the day immediately preceding the Closing Date and have, accordingly, not reduced the Closing Cash.

“Volume Weighted Average Trading Price” means the volume-weighted average price of the shares of AgEagle Stock on the NYSE or any other national securities exchange on which shares of AgEagle Stock are then traded, for the ten (10) consecutive trading days ending on the first trading day immediately preceding the applicable calculation date (as adjusted by any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction with respect to shares of AgEagle Stock during such ten (10) trading day period).

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ARTICLE II

PURCHASE AND SALE

Section 2.01 Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing, Seller shall sell to Buyer, and Buyer shall purchase from Seller, the Shares, for the consideration specified in Section 2.02.

Section 2.02 Purchase Price.

(a)                    The aggregate purchase price for the Shares shall be allocated and paid as follows:

(i)	$11,735,000 in cash, plus

(ii)	the Estimated Closing Cash, plus

(iii)	the amount, if any, by which the Estimated Net Working Capital Amount exceeds the Target Net Working Capital Amount, less

(iv)	the Estimated Unpaid Company Transaction Expenses, less

(v)	the Estimated Closing Debt, less

(vi)	the amount if any, by which the Estimated Net Working Capital Amount is less than the Target Net Working Capital Amount (the result of clauses (i) through (vi), the “Closing Date Purchase Price”), plus

(vii)	any Positive Adjustment Amount, less

(viii)	any Negative Adjustment Amount, plus

(ix)	(i) $1,500,000 in cash to be paid to Seller, on the date that is ninety (90) days after the Closing Date, and (ii) to Seller that number of shares of AgEagle Stock having an aggregate value of $3,000,000, based on the Volume Weighted Average Trading Price as of the date that is ninety (90) days after the Closing Date (the “Stock Consideration Shares”), plus

(x)	the Holdback Amount in cash to be paid pursuant to Section 2.07(d) (the result of clauses (i) through (x), plus the $200,000 principal amount of the Parrot Note (including accrued interest), the “Purchase Price”).

(b)                    In addition to the foregoing, upon the consummation of the Closing, the Parrot Note shall be automatically terminated in its entirety and all outstanding amounts due thereunder shall be automatically cancelled without any further action by the parties thereto and Seller shall have no further liability thereunder.

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Section 2.03 Closing Date Payment Schedule. At least three (3) Business Days prior to the Closing, Seller shall prepare and deliver to Buyer Seller’s good faith draft of the Closing Date Payment Schedule. Seller may update the Closing Date Payment Schedule from time to time prior to the Closing, and shall provide Buyer with a final Closing Date Payment Schedule at least one (1) day prior to the Closing (the “Final Closing Date Payment Schedule”).

Section 2.04 Purchase Price Adjustment.

(a)                    Estimated Purchase Price. Not later than one (1) day before the Closing, Seller shall deliver to Buyer a certificate of the Company (the “Company Pre-Closing Certificate”) executed on its behalf by an officer or similar authorized representative of the Company that sets forth in reasonable detail the Company’s estimates of the (i) Closing Net Working Capital Amount (the “Estimated Net Working Capital Amount”), (ii) Closing Cash (“Estimated Closing Cash”), (iii) Closing Debt (“Estimated Closing Debt”), and (iv) Unpaid Company Transaction Expenses (“Estimated Unpaid Company Transaction Expenses”), along with reasonable supporting detail therefor, such estimated to be prepared in accordance with the Accounting Principles, using the policies, conventions, methodologies and procedures used by the Company in preparing the Financial Statements. Prior to Closing, Seller and Buyer shall cooperate in good faith to agree upon the calculation of the Estimated Net Working Capital Amount, Estimated Closing Cash, Estimated Closing Debt and Estimated Unpaid Company Transaction Expenses upon which the Closing Date Purchase Price shall be based, provided that, if Seller and Buyer are unable to agree as to any item set forth on the Company Pre-Closing Certificate, then the amount set forth as the Estimated Net Working Capital Amount, Estimated Closing Cash, Estimated Closing Debt or Estimated Unpaid Company Transaction Expenses, as applicable, on the Company Pre-Closing Certificate shall be deemed to be the Company’s, Seller’s and Buyer’s estimate of Estimated Net Working Capital Amount, Estimated Closing Cash, Estimated Closing Debt or Estimated Unpaid Company Transaction Expenses, as applicable.

(b)	Calculation. As promptly as practicable, but in no event later than sixty

(60) days following the Closing Date, Buyer shall cause the Company, at Buyer’s expense, (i) to cause to be prepared, in accordance with the Accounting Principles, using the policies, conventions, methodologies and procedures used by the Company in preparing the Financial Statements, an unaudited consolidated balance sheet of the Company as of the close of business on the day immediately preceding the Closing Date, but which shall not reflect the transactions occurring at the Closing (the “Closing Balance Sheet”), together with a statement (the “Closing Date Schedule”) setting forth in reasonable detail the Company’s calculation of the Closing Net Working Capital Amount, Closing Cash, Closing Debt and the Unpaid Company Transaction Expenses, in each case with reasonable supporting detail therefor, such calculations to be prepared in accordance with the Accounting Principles using the policies, conventions, methodologies and procedures used by the Company in preparing the Financial Statements and on a basis in a manner consistent with the Company’s preparation of the Estimated Net Working Capital Amount, Estimated Closing Cash, Estimated Closing Debt and Estimated Unpaid Company Transaction Expenses; and (ii) deliver to Seller the Closing Balance Sheet and the Closing Date Schedule, together with a certificate of the Company executed on its behalf by the Chief Financial Officer of the Company confirming that the Closing Balance Sheet and the Closing Date Schedule were properly prepared in good faith and in accordance with this Section 2.04(b).

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(c)	Review; Disputes.

(i)                      During the Review Period, Buyer shall, and shall cause the Company to, provide to Seller and any accountants or advisors retained by Seller with reasonable access to such books and records of the Company to the extent they relate to the Closing Balance Sheet and the Closing Date Schedule for the purposes of: (A) enabling Seller and its accountants and advisors to calculate, and to review the Company’s calculation of, the Closing Net Working Capital Amount, Closing Cash, Closing Debt and the Unpaid Company Transaction Expenses; and (B) identifying any dispute related to the calculation of any of the Closing Net Working Capital Amount, Closing Cash, Closing Debt or the Unpaid Company Transaction Expenses. Any such review by Seller and its respective accountants and advisors shall be conducted during normal business hours upon reasonable advance notice to Buyer, under the supervision of Buyer’s personnel. Seller shall be responsible for the fees and expenses of any such accountants and advisors it retains for such purposes.

(ii)                   If Seller disputes the calculation of any of the Closing Net Working Capital Amount, Closing Cash, Closing Debt or the Unpaid Company Transaction Expenses set forth in the Closing Date Schedule, then Seller shall deliver a written notice (a “Dispute Notice”) to Buyer at any time during the forty-five (45)-day period commencing upon receipt by Seller of the Closing Balance Sheet, the Closing Date Schedule and the related certificate of the Company’s Chief Financial Officer, all as prepared by the Company in accordance with the requirements of Section 2.04(b) (the “Review Period”). The Dispute Notice shall set forth the basis for the dispute of any such calculation in reasonable detail, indicating each disputed item or amount and the basis for Seller’s disagreement therewith.

(iii)                 If Seller does not deliver a Dispute Notice to Buyer prior to the expiration of the Review Period, the Company’s calculation of the Closing Net Working Capital Amount, Closing Cash, Closing Debt and the Unpaid Company Transaction Expenses set forth in the Closing Date Schedule shall be deemed final and binding on Buyer, the Company and Seller for all purposes of this Agreement.

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(iv)                 If Seller delivers a Dispute Notice to Buyer prior to the expiration of the Review Period, then Seller and Buyer shall use commercially reasonable efforts to reach agreement on the Closing Net Working Capital Amount, Closing Cash, Closing Debt and the Unpaid Company Transaction Expenses. If Seller and Buyer are unable to reach agreement on the Closing Net Working Capital Amount, Closing Cash, Closing Debt, and the Unpaid Company Transaction Expenses within forty-five (45) days following delivery of the Dispute Notice, either party shall have the right to refer such dispute to an accounting firm of international reputation that is independent of Buyer and the Company and is reasonably acceptable to Seller and Buyer (such firm, or any successor thereto, being referred to herein as the “Accounting Firm”) after such forty-fifth (45th) day. In connection with the resolution of any such dispute by the Accounting Firm, (A) each of Buyer and Seller shall have a reasonable opportunity to meet with the Accounting Firm to provide their views as to any disputed issues with respect to the calculation of any of the Closing Net Working Capital Amount, Closing Cash, Closing Debt and the Unpaid Company Transaction Expenses; (B) the Accounting Firm shall determine the Closing Net Working Capital Amount, Closing Cash, Closing Debt and the Unpaid Company Transaction Expenses in accordance with the terms of this Agreement and using the policies, conventions, methodologies and procedures used by the Company in preparing the Financial Statements within thirty (30) days of such referral and upon reaching such determination shall deliver a copy of its calculations (the “Expert Calculations”) to Seller and Buyer; and (C) the determination made by the Accounting Firm of the Closing Net Working Capital Amount, Closing Cash, Closing Debt and the Unpaid Company Transaction Expenses shall be final and binding on Buyer, the Company and Seller for all purposes of this Agreement, absent manifest error. In calculating the Closing Net Working Capital Amount, Closing Cash, Closing Debt and the Unpaid Company Transaction Expenses, the Accounting Firm (x)    shall be limited to addressing any particular disputes referred to in the Dispute Notice and (y)    such calculation shall, with respect to any disputed item, be no greater than the higher amount calculated by Seller or the Company, and no less than the lower amount calculated by Seller or the Company, as the case may be, the Expert Calculations shall reflect in detail the differences, if any, between the Closing Net Working Capital Amount, Closing Cash, Closing Debt and the Unpaid Company Transaction Expenses reflected therein and the Closing Net Working Capital Amount, Closing Cash, Closing Debt and the Unpaid Company Transaction Expenses set forth in the Closing Date Schedule. The fees and expenses of the Accounting Firm shall be paid by Seller, on the one hand, and by Buyer, on the other hand, based upon the percentage that the amount actually contested but not awarded to Seller or Buyer, respectively, bears to the aggregate amount actually contested by Seller and Buyer.

(d)	Payment upon Final Determination of Adjustments.

(i)                      If (A) the Estimated Adjustment Amount is greater than (B) the Final Adjustment Amount (such difference between the Final Adjustment Amount and Estimated Adjustment Amount, the “Negative Adjustment Amount”), then (x) Buyer shall prepare a Post-Closing Payment Schedule with respect to an amount equal to the Negative Adjustment Amount and deliver such Post-Closing Payment Schedule to Seller, and (y) no later than four (4) Business Days after receipt of such Post-Closing Payment Schedule and in accordance with the Post-Closing Payment Schedule, Seller shall pay, or cause to be paid, to Buyer the Negative Adjustment Amount, by cash in immediately available funds.

(ii)                   If (A) the Final Adjustment Amount is greater than (B) the Estimated Adjustment Amount (such difference between the Final Adjustment Amount and Estimated Adjustment Amount, the “Positive Adjustment Amount”), then (x) Seller shall prepare a Post-Closing Payment Schedule with respect to an amount equal to the Positive Adjustment Amount and deliver such Post-Closing Payment Schedule to Buyer, and (y) no later than four (4) Business Days after receipt of such Post-Closing Payment Schedule and in accordance with the Post-Closing Payment Schedule, Buyer shall pay, or cause the Company to pay, in the form of cash, in immediately available funds, the Positive Adjustment Amount set forth in the Post-Closing Payment Schedule to Seller.

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Section 2.05 Closing. Subject to the terms and conditions of this Agreement, the purchase and sale of the Shares contemplated hereby shall take place at a closing (the “Closing”) to be held no later than two (2) Business Days after the last of the conditions to Closing set forth in ARTICLE VI have been satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date), at the offices of Davis Wright Tremaine LLP, 920 Fifth Avenue, Suite 3300 Seattle, WA 98104 USA, or remotely by exchange of documents and signatures (or their electronic counterparts), or at such other time or on such other date or at such other place as Seller and Buyer may mutually agree upon in writing (the day on which the Closing takes place being the “Closing Date”).

Section 2.06 Transactions to be Effected at the Closing.

(a)	At the Closing, Buyer shall:

(i)                      pay or cause to be paid the Closing Date Purchase Price to Seller, by wire transfer of immediately available funds, in accordance with the payment instructions contained in the Final Closing Date Payment Schedule;

(ii)                   pay or cause to be paid all Unpaid Company Transaction Expenses, as directed by Seller in writing at or prior to Closing; and

(iii)                 deliver to Seller all other agreements, documents, instruments or certificates required to be delivered by Buyer at or prior to the Closing pursuant to Section

6.03 of this Agreement.

(b)	At the Closing, Seller shall deliver to Buyer:

(i)                      a declaration of assignment to transfer the ownership of the Shares from Seller to Buyer duly executed in writing (wet ink signature);

(ii)                   the unanimous written consent of the board of directors of the Company to the transfer of the Shares to Buyer and to the registration of Buyer as shareholder in the share register of the Company;

(iii)	the share register of the Company listing Buyer as owner of the Shares; and

(iv)	all other agreements, documents, instruments or certificates required to be delivered by Seller at or prior to the Closing pursuant to Section 6.02 of this Agreement.

Section 2.07 Transactions to be Effected After the Closing.

(a)                    Five (5) Business Days before the date that is ninety (90) days after the Closing Date, Buyer shall deliver to Seller for review, a draft schedule, prepared by Buyer in good faith, setting forth the estimated number of Stock Consideration Shares to be issued and delivered to Seller in accordance with Section 2.02(a)(ix).

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(b)	On the date that is ninety (90) days after the Closing Date, Buyer shall:

(i)                      pay or cause to be paid, $1,500,000 in cash to Seller, by wire transfer of immediately available funds, in accordance with the payment instructions contained in the Final Closing Date Payment Schedule; and

(ii)                   deliver (A) a final version of the schedule referenced in Section 2.07(a) above that is acceptable to Seller, acting in good faith, and (B) the Stock Consideration Shares, in book-entry form, to Seller in the amount set forth on such final schedule, along with share record statements produced by Buyer’s transfer agent evidencing such book entry.

(c)                    No later than each of December 17, 2022 and December 17, 2023, Seller shall provide an invoice to Buyer setting forth the amount that is equal to 50% of the Holdback Amount due and payable to Seller by Buyer on each of December 31, 2022 and December 31, 2023, in cash as set forth, and subject to the set-off rights contemplated, in Section 2.07(d), in substantially similar form as the invoices attached hereto as Exhibit A-1 and Exhibit A-2, respectively. Seller’s delivery of any such invoice shall not be considered a precondition or other condition to Buyer’s obligation to pay Seller all amounts due and payable in respect of the Holdback Amount under this Agreement, and no failure by or on behalf of Seller to deliver either such invoice shall operate or be construed as a waiver of Buyer’s payment obligations in respect thereof.

(d)                    Subject to the set-off rights described below, Buyer shall retain the Holdback Amount and pay to Seller as follows: (i) 50% of the Holdback Amount on December 31, 2022, and (ii) 50% of the Holdback Amount on December 31, 2023, in each case in cash of immediately available funds in accordance with the payment instructions contained in the Final Closing Date Payment Schedule or as otherwise instructed by Seller no less than three (3) Business Days prior to each such payment date. Subject to Seller’s right to surrender Stock Consideration Shares pursuant to Section 7.06(b) in satisfaction of any Losses incurred by any Buyer Indemnitees entitled to indemnification under ARTICLE VII of this Agreement, respectively, Buyer shall have the right to withhold and set-off against any Holdback Amount otherwise due to be paid to Seller pursuant to this Section 2.07(d) the amount of (y) any Negative Adjustment Amount owed to it pursuant to Section 2.04(d)(i), and (z) any Losses incurred by any Buyer Indemnitees entitled to indemnification under ARTICLE VII of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

Except as set forth in the Disclosure Schedules, Seller represents and warrants to Buyer that the statements contained in this ARTICLE III are true and correct as of the date hereof.

Section 3.01 Authority of Seller. Seller has all necessary corporate power and authority to enter into this Agreement and each other transaction document to which Seller is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Seller is duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation. The execution and delivery by Seller of this Agreement and each other transaction document to which Seller is a party, the performance by Seller of its obligations hereunder and thereunder and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Seller. This Agreement and each other transaction document to which Seller is a party have been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by the other parties to this Agreement) this Agreement and each other transaction document to which Seller is a party constitute legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

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Section 3.02 Organization, Authority and Qualification of the Company. The Company is a company limited by shares (société anonyme; Aktiengesellschaft) duly organized and validly existing under the Laws of Switzerland. The Company has all necessary corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted. The Company is duly licensed or qualified to do business in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect.

Section 3.03 Company Capitalization; Share Ownership.

(a)                    The issued share capital of the Company amounts to CHF 196,815.60, divided into 19,681,560 registered shares, par value CHF 0.01 per share, with transfer restrictions according to the Company’s articles of association. All of the Shares are validly issued, fully paid, and are collectively owned of record and beneficially by Seller, free and clear of all Encumbrances, other than Encumbrances set forth in Section 3.03(a) of the Disclosure Schedules.

(b)                    All of the Shares were issued in compliance with applicable Laws. None of such Shares were issued in violation of any agreement, arrangement or commitment to which Seller or the Company is a party or is subject to or in violation of any preemptive or similar rights of any Person except as set forth in Section 3.03(b) of the Disclosure Schedules.

(c)                    Seller has good and valid title to the Shares, free and clear of all Encumbrances except as set forth in Section 3.03(c) of the Disclosure Schedules.

(d)                    Except as set forth in Section 3.03(d) of the Disclosure Schedules, (i) there are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the capital stock of the Company or obligating Seller or the Company to issue or sell any shares of capital stock of, or any other interest in, the Company, (ii) the Company does not have outstanding or authorized any stock appreciation, phantom stock, profit participation or similar rights, and (iii) there are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Shares.

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Section 3.04 No Subsidiaries. The Company does not own, or have any interest in any shares or have an ownership interest in any other Person.

Section 3.05 No Conflicts; Consents. The execution, delivery and performance by Seller of this Agreement and each other transaction document to which Seller is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) result in a violation or breach of any provision of the articles of association of Seller or the Company; (b) result in a violation or breach of any provision of any Law or Governmental Order applicable to Seller or the Company; (c) except as set forth in Section 3.05 of the Disclosure Schedules, require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under or result in the acceleration or create in any party the right to accelerate, terminate, modify or cancel any Material Contract or any material Permit affecting the properties, assets or business of the Company; or (d) result in the creation or imposition of any Encumbrance other than Permitted Encumbrances on any properties or assets of the Company, except in the cases of clause (c), where the violation, breach, conflict, default, acceleration or failure to give notice would not have a Material Adverse Effect. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Seller or the Company in connection with the execution and delivery of this Agreement and the other transaction documents and the consummation of the transactions contemplated hereby and thereby and such consents, approvals, Permits, Governmental Orders, declarations, filings or notices which, in the aggregate, would not have a Material Adverse Effect.

Section 3.06 Financial Statements. True and complete copies of the Company’s annual, audited financial statements consisting of the balance sheet of the Company as at December 31 in each of the years 2019 and 2020 and the related statements of income for the years then ended (the “Annual Financial Statements”), and unaudited financial statements consisting of the balance sheet of the Company as at June 30, 2021 and the related statement of income for the six (6)-month period then ended (the “Interim Financial Statements” and together with the Annual Financial Statements, the “Financial Statements”) have been made available to Buyer. The Financial Statements have been prepared in accordance with the Accounting Principles and in accordance with the provisions of the Swiss Law on Accounting and Financial Reporting (32nd title of the Swiss Code of Obligations), applied on a consistent basis throughout the period involved, subject, in the case of the Interim Financial Statements, to normal and recurring year-end adjustments (the effect of which will not be materially adverse) and the absence of notes. The Financial Statements are based on the books and records of the Company and fairly present in all material respects the financial condition of the Company as of the respective dates they were prepared and the results of the operations of the Company for the periods indicated. The balance sheet of the Company as of December 31, 2020 is referred to herein as the “Balance Sheet” and the date thereof as the “Balance Sheet Date” and the balance sheet of the Company as of June 30, 2021 is referred to herein as the “Interim Balance Sheet” and the date thereof as the “Interim Balance Sheet Date”. The Company maintains a standard system of accounting established and administered in accordance with the Accounting Principles in all material respects.

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Section 3.07 Undisclosed Liabilities. To Seller’s Knowledge, the Company has no liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise, except (i) those which are adequately reflected or reserved against in the Balance Sheet as of the Balance Sheet Date; and (ii) those which have been incurred in the ordinary course of business since the Balance Sheet Date and which are not, individually or in the aggregate, material in amount.

Section 3.08 Absence of Certain Changes, Events and Conditions. Except as expressly contemplated by this Agreement or as set forth on Section 3.08 of the Disclosure Schedules, from the Interim Balance Sheet Date, and other than in the ordinary course of business there has not been, with respect to the Company, any:

(a)                    event, occurrence or development that has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b)	amendment of the articles of association of the Company;

(c)	split, combination or reclassification of any shares of its capital stock;

(d)                    issuance, sale or other disposition of any of its capital stock, or grant of any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock;

(e)                    declaration or payment of any dividends or distributions on or in respect of any of its capital stock or redemption, purchase or acquisition of its capital stock;

(f)                     material change in any method of accounting or accounting practice of the Company, except as required by the Accounting Principles;

(g)                    material change in the Company’s cash management practices and its policies, practices and procedures with respect to collection of accounts receivable, establishment of reserves for uncollectible accounts, accrual of accounts receivable, inventory control, prepayment of expenses, payment of trade accounts payable, accrual of other expenses, deferral of revenue and acceptance of customer deposits;

(h)	entry into any contract that would constitute a Material Contract;

(i)                      incurrence, assumption or guarantee of any indebtedness for borrowed money except unsecured current obligations and liabilities incurred in the ordinary course of business consistent with past practice;

(j)                      transfer, assignment, sale or other disposition of any of the assets shown or reflected in the Interim Balance Sheet or cancellation of any debts or entitlements;

(k)                    transfer or assignment of or grant of any license or sublicense under or with respect to any material Company Intellectual Property except non-exclusive licenses or sublicenses granted in the ordinary course of business consistent with past practice;

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(l)                      abandonment or lapse of or failure to maintain in full force and effect any material Company Intellectual Property registration, or failure to take or maintain reasonable measures to protect the confidentiality of any trade secrets included in the Company Intellectual Property; to its property;

(m)	material damage, destruction or loss (whether or not covered by insurance)

(n)	any capital investment in, or any loan to, any other Person;

(o)	acceleration, termination, material modification to or cancellation of any Material Contract;

(p)	any material capital expenditures;

(q)                    imposition of any Encumbrance upon any of the Company’s material properties, capital stock or assets, tangible or intangible, other than Permitted Encumbrances;

(r)                     (i) grant of any bonuses, whether monetary or otherwise, or increase in any wages, salary, severance, pension or other compensation or benefits in respect of its current or former employees, officers, directors, independent contractors or consultants, other than as provided for in any written agreements or required by applicable Law, (ii) change in the terms of employment for any employee or any termination of any employees for which the aggregate costs and expenses exceed CHF 10,000, or (iii) action to accelerate the vesting or payment of any compensation or benefit for any current or former employee, officer, director, independent contractor or consultant;

(s)                     hiring or promoting of any person as or to (as the case may be) an officer or senior management position;

(t)                      adoption, modification or termination of any: (i) employment, severance, retention or other agreement with any current or former employee, officer, director, independent contractor or consultant, (ii) Benefit Plan or (iii) collective bargaining or other agreement with a union or other labor organization, in each case whether written or oral;

(u)                    any loan to (or forgiveness of any loan to), or entry into any other transaction with, any of its stockholders or current or former directors, officers and employees;

(v)                    entry into a new line of business or abandonment or discontinuance of any existing line of business;

(w)                  adoption of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law;

(x)                    purchase, lease or other acquisition of the right to own, use or lease any property or assets for an amount in excess of CHF 25,000, individually (in the case of a lease, per annum) or CHF 75,000 in the aggregate (in the case of a lease, for the entire term of the lease, not including any option term), except for purchases of inventory or supplies in the ordinary course of business consistent with past practice;

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(y)                    acquisition by merger or consolidation with, or by purchase of a substantial portion of the assets or stock of, or by any other manner, any business or any Person or any division thereof;

(z)                    action by the Company to make, change or rescind any Tax election, amend any Tax Return or take any position on any Tax Return, take any action, omit to take any action or enter into any other transaction that would have the effect of increasing the Tax liability or reducing any Tax asset of the Company; or

(aa) any contract, agreement or other commitment to do any of the foregoing, or any action or omission that would result in any of the foregoing.

Section 3.09 Material Contracts.

(a)                    Section 3.09(a) of the Disclosure Schedules lists each of the following contracts and other agreements of the Company (together with all Leases listed in Section 3.10(b) of the Disclosure Schedules and all Company IP Agreements listed in Section 3.11(d) of the Disclosure Schedules, collectively, the “Material Contracts”):

(i)                      each agreement of the Company involving aggregate consideration in excess of CHF 50,000 annually or requiring performance by any party more than one year from the date hereof, which, in each case, cannot be cancelled by the Company without penalty or without more than ninety (90) days’ prior notice;

(ii)                   all agreements that relate to the sale of any of the Company’s assets, other than in the ordinary course of business, for consideration in excess of CHF 50,000 annually;

(iii)                 all agreements that relate to the acquisition of any business, a material amount of stock or assets of any other Person or any real property (whether by merger, sale of stock, sale of assets or otherwise), in each case involving amounts in excess of CHF 50,000;

(iv)                 except for agreements relating to trade receivables, all agreements relating to indebtedness (including, without limitation, guarantees) of the Company, in each case having an outstanding principal amount in excess of CHF 50,000;

(v)                    all agreements between or among the Company on the one hand and Seller or any Affiliate of Seller (other than the Company) on the other hand;

(vi)                 all collective bargaining agreements or agreements with any labor organization, union or association to which the Company is a party;

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(vii)               all agreements that provide for the indemnification by the Company of any Person or the assumption of any Tax or other Liability of any Person;

(viii)            all broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing consulting and advertising agreements to which the Company is a party, in each case involving amounts in excess of CHF 10,000;

(ix)                 all employment agreements and agreements with independent contractors or consultants (or similar arrangements) to which the Company is a party and which are not cancellable without material penalty or without more than ninety (90) days’ notice, in each case involving aggregate consideration in excess of CHF 10,000; and

(x)                    all agreements that limit or purport to limit the ability of the Company to compete in any line of business or with any Person or in any geographic area or during any period of time.

(b)                    Each Material Contract is valid and binding on the Company in accordance with its terms and is in full force and effect. None of the Company or, to Seller’s Knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under) in any material respect, or has provided or received any written notice (or to Seller’s Knowledge, any oral notice) of any intention to terminate, any Material Contract. To Seller’s Knowledge, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Material Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder. Complete and correct copies of each Material Contract (including all modifications, amendments and supplements thereto and waivers thereunder, but excluding purchase orders in the ordinary course of business) have been made available to Buyer.

Section 3.10 Title to Assets; Real Property; Sufficiency of Assets.

(a)                    The Company does not own any Real Property. The Company has a valid leasehold interest in all Real Property and good and valid ownership or valid leasehold interest in all tangible personal property and other assets reflected in the Annual Financial Statements or acquired after the Balance Sheet Date, other than properties and assets sold or otherwise disposed of in the ordinary course of business since the Balance Sheet Date. All such ownership and leasehold interests are free and clear of Encumbrances except for the following (collectively referred to as “Permitted Encumbrances”):

(i)                      those items set forth in Section 3.10(a) of the Disclosure Schedules;

(ii)             liens for Taxes not yet due and payable or being contested in  good faith by appropriate procedures;

(iii)                 mechanics, landlords’, warehousemens’, carriers’, workmen’s, repairmen’s or other like liens arising or incurred in the ordinary course of business;

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(iv)                 easements, rights of way, zoning ordinances and other similar encumbrances affecting Real Property; or

(v)                    liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business

(b)                    Section 3.10(b) of the Disclosure Schedules lists (i) the street address of each parcel of leased Real Property and all leases for each parcel of leased Real Property (collectively, “Leases”), and (ii) the landlord under the lease, the rental amount currently being paid, and the expiration of the term of such lease or sublease for each leased or subleased property. True, complete and correct copies of all Leases have been made available to Buyer. The Company is not a sublessor or grantor under any sublease or other instrument granting to any other Person any right to the possession, lease, occupancy or enjoyment of any leased Real Property. The use and operation of the leased Real Property in the conduct of the Company’s business do not violate in any material respect any Law, covenant, condition, restriction, easement, license, permit or agreement.

(c)                    The items of tangible personal property of the Company reflected in the Balance Sheet are in good operating condition and repair, and are adequate for the uses to which they are being put, subject to ordinary, routine maintenance and repairs that are not material in nature or cost. Such items of tangible personal property currently owned or leased by the Company, together with all other properties and assets of the Company, are sufficient for the continued conduct of the Company’s business after the Closing in substantially the same manner as conducted prior to the Closing and constitute all of the rights, property and assets necessary to conduct the business of the Company as currently conducted.

Section 3.11 Intellectual Property.

(a)                    “Intellectual Property” means any and all rights in, arising out or, or associated with any of the following arising pursuant to the Laws of any jurisdiction throughout the world: (i) trademarks, service marks, brands, logos, trade names, and similar indicia of source or origin, all registrations, applications for registration and renewals thereof, and the goodwill connected with the use of and symbolized by, any of the foregoing; (ii) copyrights and all registrations, applications for registration and renewals thereof; (iii) trade secrets, know-how, inventions (whether or not patentable), discoveries, improvements, technology, business and technical information, databases, data compilations and collections, tools, methods, processes, techniques, and other confidential and proprietary information and all rights therein; (iv) patents and patent applications; (v) internet domain name registrations and social media identifiers; (vi) computer programs, operating systems, applications, firmware, and other code, including all source code, object code, application programming interfaces, data files, databases, protocols, specifications, and other documentation thereof; and (vii) all other intellectual property and related proprietary rights.

(b)                    Section 3.11(b) of the Disclosure Schedules lists all patents, patent applications, trademark registrations and pending applications for registration, copyright registrations and pending applications for registration and internet domain name registrations, and social media identifiers owned by the Company (the “Registered Intellectual Property”). The Company is the sole owner of all Registered Intellectual Property. The Company and all employees who are involved in the prosecution of all U.S. patents and patent applications included in the Registered Intellectual Property have disclosed all material information relating to the patentability of those patents and patent applications to the USPTO to the extent required by U.S. laws and USPTO regulations.

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(c)                    Except as set forth in Section 3.11(c) of the Disclosure Schedules, the Company owns or has the right to use all Intellectual Property necessary for the conduct of the Company’s business as currently conducted (the “Company Intellectual Property”).

(d)                    Section 3.11(d) of the Disclosure Schedules contains a correct, current, and complete list of all Company IP Agreements: (i) under which the Company is a licensor or otherwise grants to any Person any right or interest relating to any Company Intellectual Property; (ii) under which the Company is a licensee or otherwise granted any right or interest relating to the Intellectual Property of any Person; and (iii) which otherwise relate to the Company’s ownership or use of Intellectual Property. True and complete copies (or in the case of any oral agreements, a complete and correct written description) of all Company IP Agreements, including all modifications, amendments and supplements thereto and waivers thereunder have been made available to Buyer. Each Company IP Agreement is valid and binding on the Company in accordance with its terms and is in full force and effect. Neither the Company nor any other party thereto is, or is alleged to be, in breach of or default under, or has provided or received any notice of breach of, default under, or intention to terminate (including by non-renewal), any Company IP Agreement.

(e)                    Except as set forth in Section 3.11(e) of the Disclosure Schedules, the Company is the sole and exclusive legal and beneficial owner of all right, title, and interest in and to the Company Intellectual Property, or has the valid and enforceable right as documented in a Company IP Agreement to use all other Intellectual Property used or held for use in or necessary for the conduct of the Company’s business as currently conducted, in each case, free and clear of Encumbrances other than Permitted Encumbrances.

(f)                     The Company has entered into binding, valid and enforceable, written agreements with each current and former employee and independent contractor who is or was involved in or has contributed to the invention, creation, or development of any Company Intellectual Property during the course of employment or engagement with the Company whereby such employee or independent contractor (i) acknowledges the Company’s exclusive ownership of all Intellectual Property invented, created, or developed by such employee or independent contractor during the course of his or her activities as an employee or independent contractor of the Company in accordance with his or her contractual obligation; (ii) grants to the Company a present and future, irrevocable assignment of any ownership interest such employee or independent contractor may have in or to such Intellectual Property; and (iii) irrevocably waives any right or interest, including any moral rights, regarding any such Intellectual Property, to the extent permitted by applicable Law. True and complete copies of all such agreements have been made available to Buyer.

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(g)                    “Open Source Software” means any software (in source or object code form) that is subject to (a) a license or other agreement commonly referred to as an open source, free software, copyleft or community source code license (including any code or library licensed under the GNU General Public License, GNU Lesser General Public License, BSD License, Apache Software License, or any other public source code license arrangement), or (b) any other license or other agreement that requires, as a condition of the use, modification or distribution of software subject to such license or agreement, that such software or other software linked with, called by, combined or distributed with such software be (i) disclosed, distributed, made available, offered, licensed or delivered in source code form, (ii) licensed for the purpose of making derivative works, (iii) licensed under terms that allow reverse engineering, reverse assembly, or disassembly of any kind, or (iv) redistributable at no charge, including any license defined as an open source license by the Open Source Initiative as set forth on www.opensource.org. Except as set forth in Section 3.11(g) of the Disclosure Schedules: (i) the Company’s business as currently and formerly conducted does not and has not used, distributed, sold, resold, or made derivative copies of any Open Source Software. To the extent any Open Source Software is identified in Section 3.11(g) of the Disclosure Schedules, the Company has complied with all marking, attribution and other requirements of the applicable license agreement under which the Open Source Software was or is used.

(h)                    Except as set forth in Section 3.11(h) of the Disclosure Schedules: (i) the conduct of the Company’s business as currently and formerly conducted does not and has not infringed, misappropriated or otherwise violated the Intellectual Property of any Person; (ii) to Seller’s Knowledge, no Person has infringed, misappropriated or otherwise violated any Company Intellectual Property owned or exclusively licensed by the Company; and (iii) the Licensed Technology does not infringe, misappropriate or otherwise violate the Intellectual Property of any Person. This Section 3.11(h) constitutes the sole representation and warranty of Seller under this Agreement with respect to any actual or alleged infringement, misappropriation or other violation of Intellectual Property.

(i)                      Except as set forth in Section 3.11(i) of the Disclosure Schedules: the Company has not received any written notice as of the date of this Agreement of (i) any alleged invalidity with respect any of the Registered Intellectual Property or (ii) any alleged infringement or misappropriation or other violation of any Intellectual Property of another Person due to any activity by the Company.

(j)                      The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all trade secrets and business, technical and know-how information that is not generally known or readily ascertainable, in each case that is used in the Company’s business.

(k)                    Neither the execution, delivery or performance of this Agreement, nor the consummation of the transactions contemplated hereunder, will result in the loss or impairment of, or require the consent of any other Person in respect of, the Company’s right to own or use any Company Intellectual Property.

(l)                      Except as set forth in Section 3.11(l) of the Disclosure Schedules, there are no demands or legal proceedings (including any opposition, cancellation, revocation, review, or other proceeding in connection with any Registered Intellectual Property), whether settled, pending, or threatened (including in the form of offers to obtain a license): (i) alleging any infringement, misappropriation, or other violation by the Company of the Intellectual Property of any Person; (ii) challenging the validity, enforceability, registrability, patentability, or ownership of any Company Intellectual Property or the Company’s right, title, or interest in or to any Company Intellectual Property; (iii) by the Company alleging any infringement, misappropriation, or other violation by any Person of the Company Intellectual Property; or (iv) auditing or requesting to audit or enforce the Company’s compliance with any Intellectual Property license or agreement. Neither Seller nor the Company is aware of any facts or circumstances that could reasonably be expected to give rise to any such demand or legal proceeding. The Company is not subject to any outstanding or prospective Governmental Order (including any motion or petition therefor) that does or could reasonably be expected to restrict or impair the use of any Company Intellectual Property.

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Section 3.12 Inventory. All inventory of the Company, whether or not reflected in the Balance Sheet, consists of a quality and quantity usable and salable in the ordinary course of business consistent with past practice, except for obsolete, damaged, defective or slow-moving items that have been written off or written down to fair market value or for which adequate reserves have been established. All such inventory is owned by the Company free and clear of all Encumbrances other than Permitted Encumbrances or as otherwise set forth in Section 3.12 of the Disclosure Schedules, and no inventory is held on a consignment basis. The quantities of each item of inventory (whether raw materials, work-in-process or finished goods) are not excessive, but are reasonable in the present circumstances of the Company, except where the failure to maintain adequate or excessive quantities of inventory would not have a Material Adverse Effect.

Section 3.13 Accounts Receivable. Except as set forth in Section 3.13 of the Disclosure Schedules, the accounts receivable reflected on the Interim Balance Sheet and the accounts receivable arising after the date thereof (a) have arisen from bona fide transactions entered into by the Company involving the sale of goods or the rendering of services in the ordinary course of business consistent with past practice; and (b) constitute only valid, undisputed claims of the Company not subject to claims of set-off or other defenses or counterclaims other than normal cash discounts accrued in the ordinary course of business consistent with past practice.

Section 3.14 Customers and Suppliers.

(a)                    Section 3.14(a) of the Disclosure Schedules sets forth (i) each customer who has paid aggregate consideration to the Company for goods or services rendered in an amount greater than or equal to CHF 75,000 for each of the two (2) most recent fiscal years (collectively, the “Material Customers”); and (ii) the amount of consideration paid by each Material Customer during such periods. Since the Interim Balance Sheet Date, the Company has not received any written notice (or to Seller’s Knowledge, any oral notice), and to Seller’s Knowledge has no reason to believe, that any of its Material Customers has ceased, or intends to cease after the Closing, to use its goods or services or to otherwise terminate or materially reduce its relationship with the Company.

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(b)                    Section 3.14(b) of the Disclosure Schedules sets forth (i) each supplier to whom the Company has paid consideration for goods or services rendered in an amount greater than or equal to CHF 75,000 for each of the two (2) most recent fiscal years (collectively, the “Material Suppliers”); and (ii) the amount of purchases from each Material Supplier during such periods. Since the Interim Balance Sheet Date, the Company has not received any written notice (or to Seller’s Knowledge, any oral notice), and to Seller’s Knowledge has no reason to believe, that any of its Material Suppliers has ceased, or intends to cease, to supply goods or services to the Company or to otherwise terminate or materially reduce its relationship with the Company.

Section 3.15 Insurance. Section 3.15 of the Disclosure Schedules sets forth a list, as of the date hereof, of all material insurance policies maintained by the Company or with respect to which the Company is a named insured or otherwise the beneficiary of coverage (collectively, the “Insurance Policies”) and true and complete copies of such Insurance Policies have been made available to Buyer. Such Insurance Policies are in full force and effect on the date of this Agreement, shall remain in full force and effect following the consummation of the transactions contemplated by this Agreement and all premiums due on such Insurance Policies have been paid. Neither Seller nor any of its Affiliates (including the Company) has received any written notice of cancellation of, premium increase with respect to, or alteration of coverage under, any of such Insurance Policies. The Insurance Policies are of the type and in the amounts customarily carried by Persons conducting a business similar to the Company and are sufficient for compliance with all applicable Laws and agreements to which the Company is a party or by which it is bound.

Section 3.16 Legal Proceedings; Governmental Orders.

(a)                    Except as set forth in Section 3.16(a) of the Disclosure Schedules, as of the date of this Agreement, there are no actions, suits, claims, investigations or other legal proceedings pending or, to Seller’s Knowledge, threatened (i) against or by the Company affecting any of its properties or assets (or by or against Seller or any Affiliate thereof and relating to the Company); or (ii) against or by the Company, Seller or any Affiliate of Seller that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. To Seller’s Knowledge, no event has occurred or circumstances exist that would reasonably be expected to give rise to, or serve as a basis for, any such legal proceeding.

(b)                    Except as set forth in Section 3.16(b) of the Disclosure Schedules, as of the date of this Agreement, there are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against or affecting the Company or any of its properties or assets. To Seller’s Knowledge, no event has occurred or circumstances exist that would reasonably be expected to constitute or result in (with or without notice or lapse of time) a violation of any such Governmental Order.

Section 3.17 Compliance With Laws; Permits.

(a)                    The Company has, since January 1, 2018 been, and is in material compliance, with applicable Law.

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(b)                    As of the date of this Agreement, to Seller’s Knowledge, all material Permits required for the Company to conduct its business have been obtained by it and are valid and in full force and effect. Section 3.17(b) of the Disclosure Schedules lists all current Permits issued to the Company, including the names of the Permits and their respective dates of issuance and expiration. To Seller’s Knowledge, no event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Permit set forth in Section 3.17(b) of the Disclosure Schedules.

(c)                    None of the representations and warranties contained in this Section 3.17 shall be deemed to relate to employee benefits matters (which are governed by Section 3.18), employment matters (which are governed by Section 3.19) or Tax matters (which are governed by Section 3.20).

Section 3.18 Employee Benefit and Social Security Matters.

(a)                    Section 3.18(a) of the Disclosure Schedules contains a true and complete list of each material benefit, retirement, deferred compensation, incentive, bonus, stock option, restricted stock, stock appreciation right, phantom equity, change in control, severance, vacation, sick leave, retention, salary continuation, pension, paid time off, supplemental retirement, accident, disability, long-term care, welfare and fringe-benefit agreement, plan, policy and program, whether or not reduced to writing, in effect and covering one or more Employees, former employees of the Company, current or former directors of the Company or the beneficiaries or dependents of any such Persons, and is maintained, sponsored, contributed to, or required to be contributed to by the Company, or under which the Company has any liability for premiums or benefits (as listed on Section 3.18(a) of the Disclosure Schedules, each, a “Benefit Plan”). Seller has made available to Buyer accurate, current and complete copies of all Benefit Plan documents as reasonably requested by Buyer.

(b)                    To Seller’s Knowledge, each Benefit Plan and related trust is in material compliance with all applicable Laws. All social security contributions, benefits, contributions and premiums required by and due under the terms of each Benefit Plan and/or applicable Law (in particular under applicable Laws relating to social security matters) have been timely paid in accordance with the terms of such Benefit Plan and the terms of all applicable Laws.

(c)                    On the basis of and compared to the funding requirements of applicable Law and of the relevant Benefit Plans, none of the Benefit Plans has an accumulated funding deficiency and/or any uncovered benefit obligation.

(d)                    Other than as required under applicable Law and as disclosed in Section 3.18(d) of the Disclosure Schedules, no Benefit Plan provides benefits or coverage in the nature of health, life or disability insurance following retirement or other termination of employment (other than death benefits when termination occurs upon death).

(e)                    (i) There is no pending or, to Seller’s Knowledge, threatened action relating to a Benefit Plan (other than routine claims for benefits); and (ii) no Benefit Plan is under examination or audit by a Governmental Authority.

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(f)                     Except as would not have a Material Adverse Effect, no Benefit Plan exists that could: (i) result in the payment to any Employee, director or consultant of any money or other property; (ii) accelerate the vesting of or provide any additional rights or benefits (including funding of compensation or benefits through a trust or otherwise) to any Employee, director or consultant, except as a result of any partial plan termination or liquidation in connection with the transaction contemplated by this Agreement; or (iii) limit or restrict the ability of Buyer or its Affiliates to merge, amend or terminate any Benefit Plan, in each case, as a result of the execution of this Agreement in accordance with the terms of the respective insurance contracts entered into by the Company and subject to applicable Law.

(g)                    Each Benefit Plan has been administered in compliance with its terms and applicable Law.

(h)                    Each individual who is classified by the Company as an independent contractor has been properly classified for purposes of social security (including old age and invalidity (AVS/AI) insurance), participation and benefit accrual under each Benefit Plan.

(i)                      Each Benefit Plan can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms and applicable Law, without material liabilities to Buyer, the Company or any of their Affiliates other than ordinary administrative expenses typically incurred in a termination event. The Company has no commitment or obligation and has not made any representations to any employee, officer, director, independent contractor or consultant, whether or not legally binding, to adopt, amend, modify or terminate any Benefit Plan or any collective bargaining agreement, in connection with the consummation of the transactions contemplated by this Agreement or otherwise.

(j)                      The representations and warranties set forth in this Section 3.18 are Seller’s sole and exclusive representations and warranties regarding employee benefit matters.

Section 3.19 Employment Matters.

(a)                    Section 3.19(a) of the Disclosure Schedules contains a list of all persons who are employees, independent contractors or consultants of the Company as of the date hereof, including any employee who is on a leave of absence of any nature, paid or unpaid, authorized or unauthorized, and sets forth for each such individual the following: (i) name (only applicable to senior executive and managers of the Company); (ii) title or position (including whether full- time or part-time); (iii) hire or retention date; (iv) current annual base compensation rate or contract fee; (v) commission, bonus or other incentive-based compensation; and (vi) a description of the fringe benefits provided to each such individual as of the date hereof. Except as set forth in Section 3.19(a) of the Disclosure Schedules, as of the date hereof, all compensation, including wages, commissions, bonuses, fees and other compensation, payable to all employees, independent contractors or consultants of the Company for services performed on or prior to the date hereof have been paid in full (or accrued in full on the Interim Balance Sheet) and there are no outstanding agreements, understandings or commitments of the Company with respect to any compensation, commissions, bonuses or fees.

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(b)                    The Company is not a party to, or bound by, any collective bargaining or other agreement with a labor organization representing any of its Employees. Since January 1, 2019 there has not been, nor, to Seller’s Knowledge, has there been any threat of, any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor activity or dispute affecting the Company.

(c)                    The Company has, since January 1, 2018 been, and is in material compliance with all applicable Laws pertaining to employment and employment practices to the extent they relate to employees and independent contractors of the Company. All individuals characterized and treated by the Company as independent contractors or consultants are properly treated as independent contractors under all applicable Laws. Except as set forth in Section 3.19(c) of the Disclosure Schedules, there are no actions, suits, claims, investigations or other legal proceedings against the Company pending, or to the Seller’s Knowledge, threatened to be brought or filed, by or with any Governmental Authority or arbitral tribunal in connection with the employment or termination of employment of any current or former employee of the Company or the engagement or termination of any current or former independent contractor, including, without limitation, any claim relating to unfair labor practices, employment discrimination, harassment, retaliation, equal pay or any other employment related matter arising under applicable Laws.

(d)                    The representations and warranties set forth in this Section 3.19 are Seller’s sole and exclusive representations and warranties regarding employment matters.

Section 3.20 Taxes.

(a)                    Except as set forth in Section 3.20 of the Disclosure Schedules:

(i)                      The Company has filed (taking into account any valid extensions) all Tax Returns required to be filed by the Company. Such Tax Returns are true, complete and correct in all material respects. The Company is not currently the beneficiary of any extension of time within which to file any Tax Return other than extensions of time to file Tax Returns obtained in the ordinary course of business. All Taxes due and owing by the Company have been paid or accrued.

(ii)                   The Company has withheld and paid each Tax and social security amounts required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, shareholder or other party, and complied with all information reporting and backup withholding provisions of applicable Law.

(iii)                 No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of the Company.

(iv)                 There are no ongoing actions, suits, claims, investigations, examinations, audits or other legal proceedings by any taxing authority in any jurisdiction against the Company.

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(v)                    All deficiencies asserted, or assessments made, against the Company as a result of any examinations by any taxing authority have been fully paid

(vi)                 There are no Encumbrances for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Company.

(vii)          The Company is not a party to any Tax-sharing or Tax indemnity agreement.

(viii)         All material Taxes which the Company is obligated to withhold from amounts owing to any employee, creditor or third party have been paid or accrued.

(b)                    Seller has delivered to Buyer copies of all federal, state, local and foreign income, franchise and similar Tax Returns, examination reports, and statements of deficiencies assessed against, or agreed to by, the Company for all Tax periods ending after January 1, 2018.

(c)                    Except for certain representations related to Taxes in Section 3.18, the representations and warranties set forth in this Section 3.20 are Seller’s sole and exclusive representations and warranties regarding Tax matters.

Section 3.21 Brokers. Except for RJA, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.

Section 3.22 Books and Records. Complete and correct copies of the Company’s minute books and stock record books have been made available to Buyer. The Company’s minute books made available to Buyer contain correct and complete records of all material proceedings and actions taken at all meetings of, or effected by written consent of, the stockholders of the Company and its board of directors. At the Closing, all of those books and records will be in the possession of the Company.

Section 3.23 Securities Laws.

(a)                    Seller is acquiring the shares of AgEagle Stock solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Seller acknowledges that the shares of AgEagle Stock are not registered under the Securities Act of 1933, as amended, or any state securities laws, and that such shares of AgEagle Stock may not be transferred or sold except pursuant to the registration provisions of the Securities Act of 1933, as amended or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable. Seller is able to bear the economic risk of holding the shares of AgEagle Stock for an indefinite period (including total loss of its investment), and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment.

(b)                    Seller is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended. Seller, either alone or together with its Representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the AgEagle Stock, and has so evaluated the merits and risks of such investment.

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(c)                    Seller acknowledges that it has reviewed the SEC Reports. Seller has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the AgEagle Stock.

(d)                    Seller understands that the shares of AgEagle Stock are being offered and sold to it in reliance upon specific exemptions from the registration requirements of foreign, federal and state securities laws and that Buyer is relying in part upon Seller’s statements in ARTICLE III in order to determine the availability of such exemptions and the eligibility of Seller to acquire the shares of AgEagle Stock.

Section 3.24 No Other Representations and Warranties. Except for the representations and warranties contained in this ARTICLE III (including the related portions of the Disclosure Schedules), none of Seller, the Company or any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Seller or the Company, including any representation or warranty as to the accuracy or completeness of any information regarding the Company furnished or made available to Buyer and its Representatives, and any information, documents or material made available to Buyer, management presentations or in any other form in expectation of the transactions contemplated hereby or as to the future revenue, profitability or success of the Company, or any representation of warranty arising from statute or otherwise in law.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller that the statements contained in this ARTICLE IV are true and correct as of the date hereof.

Section 4.01 Organization and Authority of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the state of Nevada. Buyer has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Buyer of this Agreement, the performance by Buyer of its obligations hereunder and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Seller) this Agreement constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 4.02 No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not: (a) result in a violation or breach of any provision of the certificate of incorporation or by-laws of Buyer; (b) result in a violation or breach of any provision of any Law or Governmental Order applicable to Buyer; or (c) require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default under or result in the acceleration of any agreement to Buyer is a party, except in the case of clause (c), where the violation, breach, conflict, default, acceleration or failure to give notice would not have a material adverse effect on Buyer’s ability to consummate the transactions contemplated hereby. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Buyer in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, except for (i) the Current Report on Form 8-K to be filed with the SEC regarding the transactions contemplated hereby, (ii) application by Buyer to the NYSE for the listing of the AgEagle Stock for trading thereon in the time and manner required thereby, and (iii) such consents, approvals, Permits, Governmental Orders, declarations, filings or notices which would not have a material adverse effect on Buyer’s or Buyer’s ability to consummate the transactions contemplated hereby.

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Section 4.03 Investment Purpose.

(a)                    Buyer is acquiring the Shares solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Buyer acknowledges that the Shares are not registered under the Securities Act of 1933, as amended, or any state securities laws, and that the Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act of 1933, as amended or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable. Buyer is able to bear the economic risk of holding the Shares for an indefinite period (including total loss of its investment), and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment.

(b)                    Buyer is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended. Buyer, either alone or together with its Representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment.

(c)                    Buyer has filed or furnished all reports, schedules, forms, proxy statements, prospectuses, registration statements and other documents required to be filed or furnished by it with the SEC since January 1, 2018 (collectively, “Buyer’s SEC Documents”). Buyer’s SEC Documents are publicly available and can be accessed by Seller at www.sec.gov. As of their respective dates (or, if amended or supplemented, as of the date of the most recent amendment or supplement), each of Buyer’s SEC Documents complied with the Securities Exchange Act of 1934, as amended, the Securities Act and the Sarbanes Oxley Act of 2002, and any rules and regulations promulgated thereunder.

(d)                    Each of the consolidated financial statements (including, in each case, any notes thereto) contained in Buyer’s SEC Documents was prepared in accordance with United States generally accepted accounting principles in effect from time to time throughout the periods indicated (except as may be indicated in the notes thereto and except that financial statements included with interim reports do not contain all notes to such financial statements) and each fairly presented in all material respects the consolidated financial position, results of operations and changes in stockholders’ equity and cash flows of Buyer and its consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal year-end adjustments which are not expected, individually or in the aggregate, to be material).

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(e)                    Buyer understands that the Shares are being offered and sold to Buyer in reliance upon specific exemptions from the registration requirements of foreign, federal and state securities laws and that Seller is relying in part upon Buyer’s statements in ARTICLE IV in order to determine the availability of such exemptions and the eligibility of Buyer to acquire the Shares.

Section 4.04 Shares of AgEagle Stock. The shares of AgEagle Stock to be issued and delivered to Seller in accordance with this Agreement, and such shares, when so issued and delivered, will be duly authorized, validly issued, fully paid and non-assessable, free and clear of all Encumbrances, except for restrictions under applicable federal and state securities Laws. Upon consummation of the transactions contemplated by this Agreement, Seller shall own such shares of AgEagle Stock free and clear of all Encumbrances, except for restrictions under applicable federal and state securities Laws. All of such shares of AgEagle Stock, when so issued and delivered, will be issued in compliance with applicable Laws. None of such shares of AgEagle Stock, when so issued and delivered, shall be issued in violation of any agreement, arrangement or commitment to which Buyer is a party or is subject to or in violation of any preemptive or similar rights of any Person. To Buyer’s knowledge, no event has occurred or circumstances exist, or would be reasonably expected to occur or exist that would prevent or otherwise delay the registration of such shares of AgEagle Stock as contemplated under Section 5.15(c) and the Registration Rights Agreement.

Section 4.05 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

Section 4.06 Sufficiency of Funds. Buyer has sufficient cash on hand or other sources of immediately available funds to enable it to make payment of the Purchase Price and consummate the transactions contemplated by this Agreement.

Section 4.07 Legal Proceedings. There are no actions, suits, claims, investigations or other legal proceedings pending or, to Buyer’s knowledge, threatened against or by Buyer or any Affiliate of Buyer that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

Section 4.08 Independent Investigation. Buyer has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of the Company, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of Seller and the Company for such purpose. Buyer acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer has relied solely upon its own investigation and the express representations and warranties of Seller set forth in ARTICLE III of this Agreement (including the related portions of the Disclosure Schedules); and (b) none of Seller, the Company or any other Person has made any representation or warranty as to Seller, the Company or this Agreement, except as expressly set forth in ARTICLE III of this Agreement (including the related portions of the Disclosure Schedules).

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Section 4.09 No Other Representations and Warranties. Except for the representations and warranties contained in this ARTICLE IV, none of Buyer or any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Buyer, including any representation or warranty as to the accuracy or completeness of any information regarding Buyer furnished or made available to Seller and its Representatives (including any information, documents or material made available to Seller, management presentations or in any other form in expectation of the transactions contemplated hereby) or as to the future revenue, profitability or success of Buyer, or any representation of warranty arising from statute or otherwise in law.

ARTICLE V

COVENANTS

Section 5.01 Conduct of Business Prior to the Closing. From the date hereof until the Closing, except as otherwise provided in this Agreement or consented to in writing by Buyer (which consent shall not be unreasonably withheld or delayed), Seller shall cause the Company, to: (a) conduct the business of the Company in the ordinary course of business; and (b) use commercially reasonable efforts to maintain and preserve intact the current organization, business and franchise of the Company and to preserve the rights, franchises, goodwill and relationships of its Employees, customers, lenders, suppliers, regulators and others having business relationships with the Company. In furtherance of the foregoing, from the date hereof until the Closing Date, Seller shall:

(a)                    cause the Company to preserve and maintain all of its Permits;

(b)            cause the Company to pay its debts, Taxes and other obligations when due;

(c)             cause the Company to maintain the properties and assets owned, operated or used by the Company in the same condition as they were on the date of this Agreement, subject to reasonable wear and tear;

(d)                    cause the Company to continue in full force and effect without modification all Insurance Policies, except as required by applicable Law;

(e)                    cause the Company to defend and protect its properties and assets from infringement or usurpation;

(f)                     cause the Company to perform all of its obligations under all agreements relating to or affecting its properties, assets or business; past practice; Laws; and

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(g)            cause the Company to maintain its books and records in accordance with

(h)            cause the Company to comply in all material respects with all applicable

(i)             cause the Company not to take or permit any action that would cause any of the changes, events or conditions described in Section 5.01 to occur.

Section 5.02 Access to Information. From the date hereof until the Closing, Seller shall cause the Company, to: (a) afford Buyer and its Representatives reasonable access to and the right to inspect all of the Real Property, properties, assets, premises, books and records, contracts, agreements and other documents and data related to the Company; (b) furnish Buyer and its Representatives with such financial, operating and other data and information related to the Company as Buyer or any of its Representatives may reasonably request; and (c) instruct the Representatives of the Company to cooperate with Buyer in its investigation of the Company; provided, however, that any such investigation shall be conducted during normal business hours upon reasonable advance notice to Seller, under the supervision of Seller’s personnel and in such a manner as not to materially interfere with the normal operations of the Company. All requests by Buyer for access pursuant to this Section 5.02 shall be submitted or directed exclusively to RJA or such other individuals as Seller may designate in writing from time to time. Notwithstanding anything to the contrary in this Agreement, neither Seller nor the Company shall be required to disclose any information to Buyer if such disclosure would, in Seller’s sole discretion: (x) cause significant competitive harm to Seller, the Company and their respective businesses if the transactions contemplated by this Agreement are not consummated; (y) jeopardize any attorney-client or other privilege; or (z) contravene any applicable Law, fiduciary duty or binding agreement entered into prior to the date of this Agreement. Prior to the Closing, without the prior written consent of Seller, which shall not be unreasonably withheld, conditioned or delayed, Buyer shall not contact any suppliers to, or customers of, the Company. Buyer shall, and shall cause its Representatives to, abide by the terms of the Confidentiality Agreement with respect to any access or information provided pursuant to this Section 5.02.

Section 5.03 [Intentionally deleted].

Section 5.04 No Solicitation of Other Bids.

(a)                    During the period commencing with the execution and delivery of this Agreement and terminating upon the earlier to occur of the Closing and the termination of this Agreement pursuant to and in accordance with Section 8.02, Seller shall not, and shall not authorize or permit any of its Affiliates (including the Company) or any of their Representatives to, directly or indirectly, (i) solicit, entertain or consider an Acquisition Proposal; or (ii) negotiate with or in any manner encourage, discuss, accept or consider an Acquisition Proposal. For purposes hereof, “Acquisition Proposal” shall mean any inquiry, proposal or offer from any Person (other than Buyer or any of its Affiliates) concerning (x) a merger, consolidation, liquidation, recapitalization, share exchange or other business combination transaction involving the Company; (y) the issuance or acquisition of shares of capital stock or other equity securities of the Company; or (z) the sale, lease, exchange or other disposition of any significant portion of the Company’s properties or assets; provided, however, this Section 5.04 shall not limit Seller’s ability to raise additional capital or otherwise undertake equity or debt issuances if such transactions would not change the nature and structure of the transaction contemplated by this Agreement.

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(b)                    In addition to the other obligations under this Section 5.04, Seller shall promptly (and in any event within three (3) Business Days after receipt thereof by Seller or its Representatives) advise Buyer orally and in writing of any Acquisition Proposal, any request for information with respect to any Acquisition Proposal, or any inquiry with respect to or which could reasonably be expected to result in an Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the Person making the same.

(c)                    Seller agrees that the rights and remedies for noncompliance with this Section 5.04 shall include having such provision specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to Buyer and that money damages would not provide an adequate remedy to Buyer.

Section 5.05 Resignations. Seller shall deliver to Buyer written resignations, effective as of the Closing Date, of the individuals set forth on Section 5.05 of the Disclosure Schedules at the Closing.

Section 5.06 Employees; Benefit Plans.

(a)                    From and after the Closing Date until the first (1st) anniversary thereof (or if earlier, the date of the employee’s termination of employment with the Company), Buyer agrees and shall cause the Company to provide each Employee who remains employed immediately after the Closing (“Company Continuing Employee”) salaries, wages and other benefits that, in the aggregate, are no less favorable than the salaries, wages and other benefits (excluding any equity compensation) provided by the Company immediately prior to the Closing, upon terms and conditions that are substantially similar to those in effect for such Company Continuing Employee immediately prior to the Closing Date.

(b)                    With respect to any employee benefit plan maintained by Buyer or its Subsidiaries (collectively, “Buyer Benefit Plans”) in which any Company Continuing Employees will participate effective as of the Closing or within the plan year of the Buyer Benefit Plan during which the Closing occurs, Buyer shall, or shall cause the Company to, recognize all service of the Company Continuing Employees with the Company or any of its Subsidiaries, as the case may be as if such service were with Buyer, for vesting and eligibility purposes in any Buyer Benefit Plan in which such Company Continuing Employees may be eligible to participate after the Closing Date; provided, however, such service shall not be recognized to the extent that (x) such recognition would result in a duplication of benefits or (y) such service was not recognized under the corresponding Benefit Plan.

(c)                    This Section 5.06 shall be binding upon and inure solely to the benefit of each of the parties to this Agreement, and nothing in this Section 5.06, express or implied, shall confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 5.06. Nothing contained herein, express or implied, shall be construed to establish, amend or modify any benefit plan, program, agreement or arrangement. The parties hereto acknowledge and agree that the terms set forth in this Section 5.06 shall not create any right in any Employee or any other Person to any continued employment with the Company, Buyer, or any of their respective Affiliates or compensation or benefits of any nature or kind whatsoever.

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Section 5.07 Director and Officer Indemnification and Insurance.

(a)                    Buyer agrees that all rights to indemnification, advancement of expenses and exculpation by the Company now existing in favor of each Person who is now, or has been at any time prior to the date hereof or who becomes prior to the Closing Date, an officer or director of the Company, as provided in the articles of association of the Company, in each case as in effect on the date of this Agreement, or pursuant to any other agreements in effect on the date hereof and disclosed in Section 5.07(a) of the Disclosure Schedules, shall survive the Closing Date and shall continue in full force and effect in accordance with their respective terms.

(b)                    The Company shall, and Buyer shall cause the Company to (i) maintain in effect for a period of five (5) years after the Closing Date, if available, the current policies of directors’ and officers’ liability insurance maintained by the Company immediately prior to the Closing Date (provided that the Company may substitute therefor policies, of at least the same coverage and amounts and containing terms and conditions that are not less advantageous to the directors and officers of the Company when compared to the insurance maintained by the Company as of the date hereof), or (ii) obtain as of the Closing Date “tail” insurance policies with a claims period of five (5) years from the Closing Date with at least the same coverage and amounts, and containing terms and conditions that are not less advantageous to the directors and officers of the Company, in each case with respect to claims arising out of or relating to events which occurred on or prior to the Closing Date (including in connection with the transactions contemplated by this Agreement). The payment of all premiums and other costs associated with the insurance policies described in this Section 5.07(b) shall be the sole responsibility of Seller and shall be deemed Company Transaction Expenses. The Company shall, and Buyer shall cause the Company to deliver to Seller complete and correct copies of the aforementioned “tail” insurance policies, including reasonably detailed evidence of payment of the aforementioned premiums and other costs, promptly following the Company’s receipt of such policies and payment of such amounts.

(c)                    The obligations of Buyer and the Company under this Section 5.07 shall not be terminated or modified in such a manner as to adversely affect any director or officer to whom this Section 5.07 applies without the consent of such affected director or officer (it being expressly agreed that the directors and officers to whom this Section 5.07 applies shall be third- party beneficiaries of this Section 5.07, each of whom may enforce the provisions of this Section 5.07).

(d)                    In the event Buyer, the Company or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision shall be made so that the successors and assigns of Buyer or the Company, as the case may be, shall assume all of the obligations set forth in this Section 5.07.

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Section 5.08 Confidentiality.

(a)                    Buyer acknowledges and agrees that the Confidentiality Agreement remains in full force and effect and, in addition, covenants and agrees to keep confidential, in accordance with the provisions of the Confidentiality Agreement, information provided to Buyer pursuant to this Agreement. If this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreement and the provisions of this Section 5.08 shall nonetheless continue in full force and effect.

(b)                    From and after the Closing, Seller shall, and shall cause its Affiliates to, hold, and shall use its reasonable best efforts to cause its Representatives to hold, in confidence any and all information, whether written or oral, concerning the Company, except to the extent that Seller can show that such information (i) is generally available to and known by the public through no fault of Seller, any of its Affiliates or Representatives; or (ii) is lawfully acquired by Seller, any of its Affiliates or Representatives from and after the Closing from sources which are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation. If Seller or any of its Affiliates or Representatives are compelled to disclose any information by judicial or administrative process or by other requirements of Law, Seller shall promptly notify Buyer in writing and shall disclose only that portion of such information which Seller is advised by its counsel in writing is legally required to be disclosed; provided that Seller shall use reasonable best efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.

Section 5.09 Non-Competition; Non-Solicitation.For a period of two (2) years commencing on the Closing Date (the “Restricted Period”), Seller shall not, and shall not permit any of its Affiliates to, manufacture, market, distribute or sell, anywhere in the world, any unmanned aerial vehicle (or UAV, commonly known as a drone, i.e. an aircraft without any human pilot, crew or passengers on board) flying by utilizing the lift generated by the aircraft’s forward motion and the shape of its wings, with wings that do not move (“Fixed Wing UAV”), it being understood that “Fixed Wing UAV” does not include an hybrid VTOL (Vertical Takeoff and Landing) fixed wing UAV, with rotary propellers integrated into the aircraft’s wings, allowing for vertical take-off and landing of the UAV.

(b)                    During the Restricted Period, Seller shall not, and shall not permit any of its Affiliates to, directly or indirectly, hire or solicit any employee of the Company or encourage any such employee to leave such employment or hire any such employee who has left such employment, except pursuant to a general solicitation which is not directed specifically to any such employees; provided, that nothing in this Section 5.09(b) shall prevent Seller or any of its Affiliates from hiring (i) any employee whose employment has been terminated by the Company or Buyer or (ii) after one hundred eighty (180) days from the date of termination of employment, any employee whose employment has been terminated by the employee.

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(c)                    During the Restricted Period, Buyer shall not, and shall not permit any of its Affiliates (including the Company) to, directly or indirectly, hire or solicit any employee of Seller or encourage any such employee to leave such employment or hire any such employee who has left such employment, except pursuant to a general solicitation which is not directed specifically to any such employees; provided, that nothing in this Section 5.09(c) shall prevent Buyer or any of its Affiliates from hiring (i) any employee whose employment has been terminated by Seller or (ii) after one hundred eighty (180) days from the date of termination of employment, any employee whose employment has been terminated by the employee.

(d)                    Each of Seller and Buyer acknowledges that a breach or threatened breach of this Section 5.09 would give rise to irreparable harm to Buyer, on the one hand, and Seller, on the other hand, as applicable, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by Seller, on the one hand, or Buyer, on the other hand, as applicable, of any such obligations, Buyer, on the one hand, or Seller, on the other hand, as applicable, shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

(e)                    Each of Seller and Buyer acknowledges that the restrictions contained in this Section 5.09 are reasonable and necessary to protect the legitimate interests of Buyer and constitute a material inducement to Buyer, on the one hand, and Seller, on the other hand, as applicable, to enter into this Agreement and consummate the transactions contemplated by this Agreement. In the event that any covenant contained in this Section 5.09 should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable Law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable Law. The covenants contained in this Section 5.09 and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

Section 5.10 [Intentionally deleted].

Section 5.11 Closing Conditions. From the date hereof until the Closing, each party hereto shall, and Seller shall cause the Company to, use commercially reasonable efforts to take such actions as are necessary to expeditiously satisfy the closing conditions set forth in ARTICLE VI hereof.

Section 5.12 Securities Laws Disclosure; Publicity.

(a)                    No later than one (1) Business Day after the date hereof, each of Buyer and Seller (or its Affiliate) shall issue a single, joint press release mutually agreed upon by the other party, disclosing the material terms of the transactions contemplated hereby and by the senseFly Inc. SPA (the “Signing Press Release”), and (b) no later than four (4) Business Days after the date hereof, Buyer shall file, with Seller’s approval (not to be unreasonably withheld or delayed) a Current Report on Form 8-K with the SEC, including this Agreement and any other documents in connection with the transactions contemplated hereby. Buyer and Seller (or its Affiliate) shall coordinate their issuances of the Signing Press Release so that that the Signing Press Release is issued simultaneously at 2:30am ET (i.e., 8:30am CET). The parties hereto agree that, other than the Signing Press Release, no other press release regarding the transactions contemplated hereby shall be issued by either party except as otherwise provided under Section 5.12(b) below.

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(b)                    Buyer and Seller shall consult with each other in issuing any other press releases and making any other filings with the SEC with respect to the transactions contemplated hereby, and neither Buyer nor Seller shall issue any such press release nor make any such other filings with the SEC without the prior consent of Buyer (in the case of Seller) and Seller (in the case of Buyer), which consent shall not be unreasonably withheld or delayed, except if such disclosure is required by applicable Law or stock exchange requirements, in which case the disclosing party shall promptly provide the other party with reasonable prior notice of such disclosure.

Section 5.13 Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances, and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

Section 5.14 Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including any real property transfer Tax and any other similar Tax) shall be borne and paid equally by Buyer and Seller when due. Buyer shall, at their own expense, timely file any Tax Return or other document with respect to such Taxes or fees (and Seller shall cooperate with respect thereto as necessary).

Section 5.15 Transfer Restrictions on AgEagle Stock.

(a)                    The shares of AgEagle Stock to be issued and delivered pursuant to this Agreement may only be disposed of by Seller in compliance with state and federal securities Laws. In connection with any transfer of shares of AgEagle Stock other than pursuant to an effective registration statement, Buyer may require Seller to provide to Buyer an opinion of counsel selected by Seller and reasonably acceptable to Buyer, the form and substance of which opinion shall be reasonably satisfactory to Buyer, to the effect that such transfer does not require registration of such transferred shares of AgEagle Stock under the Securities Act of 1933, as amended.

(b)                    Seller agrees to the imprinting, so long as is required by this Section 5.15 of a legend on the shares of AgEagle Stock to be issued and delivered pursuant to this Agreement in the following form:

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THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO AGEAGLE.

(c)                    Buyer agrees to register for public resale, pursuant to and as further contemplated in the registration rights agreement attached hereto as Exhibit B (the “Registration Rights Agreement”), the Stock Consideration Shares.

Section 5.16 Post-Closing Financial Reporting Information. Promptly following the Closing and no later than fourteen (14) Business Days after the Closing Date, Buyer shall cause the Company to deliver to Seller complete and correct unaudited financial statements consisting of the statement of income and the cash-flow statement of the Company as at September 30, 2021 and the related balance sheet for the nine (9)-month period then ended and any other financial information of the Company relating to periods requested by Seller (collectively, the “Post-Closing Financial Reporting Information”), for use by Seller and its Affiliates in compliance with their respective financial reporting and filing obligations pursuant to applicable securities Laws and securities exchange requirements. The Post-Closing Financial Reporting Information shall be prepared by the Company in accordance with the Accounting Principles using, and in a manner consistent with, the policies, conventions, methodologies and procedures historically used by the Company in preparing the Financial Statements. Buyer shall cause the Company to cooperate in good faith with and assist Seller and its Affiliates in respect of their aforementioned financial reporting obligations, including by causing the Company to submit and input in a timely manner, under Seller’s and its Affiliates’ supervision, all such financial information in respect of the Company into Seller’s and its Affiliates’ SAP BPC (BusinessObjects Planning and Consolidation) and SAP BFC (BusinessObjects Financial Consolidation) systems. In furtherance of the foregoing, Buyer shall, and shall cause the Company to, provide Seller and its Affiliates and its and their respective Representatives full and prompt access to the books and records and personnel of the Company and all other documents and data related to the preparation and completion of the Post-Closing Financial Information as may be required by Seller or its Affiliates or their respective advisors.

Section 5.17 Post-Closing Procurement. Following the Closing, Seller shall, or in its sole discretion shall cause its applicable Affiliates to, procure and supply to the Company, the products set forth in Annex 1 attached hereto, in accordance with the terms set forth therein.

Section 5.18 Comfort Letter. Promptly following the Closing, and as a condition precedent to delivery by the Company’s auditors of their final report regarding their audit of the Annual Financial Statements for the Company for the years ended December 31, 2020 and 2019, Buyer shall deliver an executed comfort letter dated effective as of the Closing Date (the “Buyer Comfort Letter”) to the Company’s auditors, certifying that in Buyer’s capacity as the sole shareholder of the Company as its direct, wholly-owned subsidiary, Buyer confirms that, in addition to any other obligations as may be required by the Company’s auditors to satisfy the aforementioned condition precedent, it will provide financial support to the Company for a period of at least twelve (12) months commencing on the date of the Buyer Comfort Letter, including such financial support as is necessary to enable the Company to (a) pay all of the Company’s debts as and when they fall due; and (b) continue in operations without the necessity to liquidate or otherwise wind up the Company’s operations. Buyer acknowledges and agrees on behalf of itself and its Affiliates (including the Company) that the issuance of the Buyer Comfort Letter shall supersede and render null and void any and all prior comfort letters issued by Seller to any third party in respect of the same subject matter during the twelve (12) month period preceding the Closing Date, which such prior letters shall be deemed automatically terminated with no further action required by any party hereto.

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ARTICLE VI

 CONDITIONS TO CLOSING

Section 6.01 Conditions to Obligations of All Parties. The obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

(a)                    No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof. No legal proceeding shall have been commenced against Buyer, Seller or the Company, which seeks to or would prevent the Closing.

(b)	[Intentionally deleted.]

Section 6.02 Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Buyer’s waiver, at or prior to the Closing, of each of the following conditions:

(a)                    The representations and warranties of Seller contained in ARTICLE III shall be true and correct in all respects as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date), except where the failure of such representations and warranties to be true and correct would not have a Material Adverse Effect.

(b)                    Seller shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and the other transaction documents to which Seller is a party to be performed or complied with by it prior to or on the Closing Date.

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(c)                    Buyer shall have received a certificate, dated the Closing Date and signed by a duly authorized officer or director of Seller, that each of the conditions set forth in Section 6.02(a) and Section 6.02(b) have been satisfied with respect to Seller.

(d)                    Buyer shall have received a certificate of a duly authorized officer or director of Seller certifying that attached thereto are true and complete copies of all resolutions adopted by the board of directors of Seller’s corporate parent authorizing the execution, delivery and performance of this Agreement and the other transaction documents to which Seller is a party and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby.

(e)                    Buyer shall have received a certificate of a duly authorized officer or director of Seller’s corporate parent certifying the names and signatures of the officers of Seller authorized to sign this Agreement and the other documents to be delivered hereunder.

(f)                     Buyer shall have received a duly authorized and executed certificate certifying that no interest in the Company is a “United States real property interest” within the meaning of Code Section 897(c)(1) and otherwise satisfying the requirements of Treasury Regulations Section 1.1445-2(c)(3).

(g)                    Seller shall have delivered final forms of the Annual Financial Statements for the Company for the years ended December 31, 2020 and 2019, to be audited by the Company’s auditors subject to Buyer’s fulfillment of its obligations under Section 5.18.

(h)                      Seller shall have delivered, or caused to be delivered, the items set forth in Section 2.06(b).

(i)                      From the date of this Agreement, there shall not have occurred any Material Adverse Effect, nor shall any event or events have occurred that, individually or in the aggregate, with or without the lapse of time, could reasonably be expected to result in a Material Adverse Effect.

(j)                    Buyer shall have received resignations from the Company of certain individuals pursuant to Section 5.05.

(k)                  Seller shall have delivered to Buyer the Company Pre-Closing Certificate contemplated in Section 2.04(a).

(l)                    Seller shall have delivered to Buyer a legalized excerpt of the commercial register of the canton in which the Company has its registered office.

(m)                    Each Key Employee shall have delivered to Buyer his duly signed employment agreement pursuant to a form reasonably acceptable to Buyer (each, a “Key Employment Agreement”).

(n)                    Seller shall have delivered to Buyer a duly signed copy of the Registration Rights Agreement dated effective as of the Closing Date.

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(o)                    Seller shall have delivered to Buyer a duly signed copy of the transition services agreement attached hereto as Exhibit C (the “TSA”) dated effective as of the Closing Date.

(p)                     Seller shall have delivered to Buyer a duly signed copy of the technology license and support agreement attached hereto as Exhibit D (the “TLSA”) dated effective as of the Closing Date.

(q)                     The transactions contemplated by that certain Stock Purchase Agreement, dated as of October 18, 2021, by and among Parrot, Inc., Buyer and AgEagle Aerial, Inc. (the “senseFly Inc. SPA”), shall close simultaneously with the Closing hereunder.

(r)                      Seller shall have delivered to Buyer such other documents or instruments as Buyer reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement.

Section 6.03 Conditions to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Seller’s waiver, at or prior to the Closing, of each of the following conditions:

(a)                    The representations and warranties of Buyer contained in ARTICLE IV shall be true and correct in all respects as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date), except where the failure of such representations and warranties to be true and correct would not have a material adverse effect on Buyer’s ability to consummate the transactions contemplated hereby.

(b)                    Buyer shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

(c)                    Seller shall have received a certificate, dated the Closing Date and signed by a duly authorized officer of Buyer, that each of the conditions set forth in Section 6.03(a) and Section 6.03(b) have been satisfied.

(d)                    Seller shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Buyer certifying that attached thereto are true and complete copies of all resolutions adopted by the board of directors of Buyer authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby.

(e)                    Seller shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Buyer certifying the names and signatures of the officers of Buyer authorized to sign this Agreement and the other documents to be delivered hereunder.

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(f)                     Buyer shall have delivered to Seller and each Key Employee a fully- executed copy of the applicable Key Employment Agreement.

(g)                    Buyer shall have delivered to Seller a fully-executed copy of the Registration Rights Agreement, dated effective as of the Closing Date.

(h)                    Buyer shall have delivered to Seller a fully-executed copy of the TSA, dated effective as of the Closing Date.

(i)                      Buyer shall have delivered to Seller a fully-executed copy of the TLSA, dated effective as of the Closing Date.

(j)                      Buyer shall have delivered, or caused to be delivered, to Seller, the items set forth in Section 2.06(a).

ARTICLE VII

INDEMNIFICATION

Section 7.01 Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the date that is twelve (12) months from the Closing Date; provided, that the representations and warranties in (a) Section 3.01, Section 3.03(c), Section 3.21, Section 4.01, Section 4.04 and Section 4.05 shall survive indefinitely, (b) Section

3.18     and Section 3.20 shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus sixty (60) days, and (c) Section 3.11(h)(iii) shall survive until the date that is three (3) years from the Closing Date. None of the covenants or other agreements contained in this Agreement shall survive the Closing Date other than those which by their terms contemplate performance after the Closing Date, and each such surviving covenant and agreement shall survive the Closing for the period contemplated by its terms. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of such survival period and such claims shall survive until finally resolved.

3.19

Section 7.02 Indemnification By Seller. Subject to the other terms and conditions of this ARTICLE VII, Seller shall indemnify and defend Buyer and its Affiliates (including the Company) and their respective Representatives (collectively, the “Buyer Indemnitees”), against, and shall hold the Buyer Indemnities harmless from and against, any and all Losses incurred or sustained by, or imposed upon, the Buyer Indemnities based upon, arising out of, with respect to or by reason of (without duplication):

(a)                    any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement;

(b)                    any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Seller pursuant to this Agreement; or

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(c)                    any Company Transaction Expenses or Closing Debt of the Company outstanding as of the Closing to the extent not deducted from the Purchase Price in the determination of the Closing Date Purchase Price pursuant to Section 2.02.

Section 7.03 Indemnification By Buyer. Subject to the other terms and conditions of this ARTICLE VII, Buyer shall indemnify Seller and its Affiliates and Representatives (collectively, the “Seller Indemnitees”) against, and shall hold the Seller Indemnitees harmless from and against, any and all Losses incurred or sustained by, or imposed upon, the Seller Indemnitees based upon, arising out of, with respect to or by reason of (without duplication):

(a)                    any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement; or

(b)                    any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer pursuant to this Agreement.

Section 7.04 Certain Limitations. The party making a claim under this ARTICLE VII is also referred herein as the “Indemnified Party”, and the party against whom such claims are asserted under this ARTICLE VII is referred to as the “Indemnifying Party”. The indemnification provided for in Section 7.02 and Section 7.03 shall be subject to the following limitations:

(a)                    The right of the Buyer Indemnitees to be indemnified pursuant to this ARTICLE VII shall be the sole and exclusive remedy with respect to any and all claims (other than claims arising from intentional fraud on the part of any Seller or on the part of the Company prior to the Closing, in connection with the transactions contemplated by this Agreement) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement. The right of the Seller Indemnitees to be indemnified pursuant to this ARTICLE VII shall be the sole and exclusive remedy with respect to any and all claims (other than claims arising from intentional fraud on the part of Buyer or on the part of the Company after the Closing, in connection with the transactions contemplated by this Agreement) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement. No current or former member, shareholder, board member, officer, employee, Affiliate or advisor of the Company or Seller (solely in their capacity as such) shall have any liability of any nature to Buyer or any Affiliate of Buyer with respect to any breach of any representation, warranty, covenant, agreement or obligation contained in, or any other breach of, this Agreement.

(b)                    No Indemnifying Party shall be liable to an Indemnified Party for indemnification under Section 7.02(a) or Section 7.03(a), as the case may be, until the aggregate amount of all Losses in respect of indemnification under Section 7.02(a) or Section 7.03(a) exceeds CHF 300,000 (the “Deductible”), in which event the Indemnifying Party shall only be required to pay or be liable for Losses in excess of the Deductible. With respect to any claim as to which an Indemnified Party may be entitled to indemnification under Section 7.02(a) or Section 7.03(a), as the case may be, the Indemnifying Party shall not be liable for any individual or series of related Losses which do not exceed CHF 15,000 (which Losses shall not be counted toward the Deductible). Notwithstanding the foregoing, the limitations set forth in this Section 7.04(b) shall not apply to Losses based upon, arising out of, with respect to or by reason of any inaccuracy in or breach of any representation or warranty in Section 3.01, Section 3.03(c), Section 3.21, Section 4.01, Section 4.04 and Section 4.05.

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(c)                    The aggregate amount of all Losses for which an Indemnifying Party shall be liable pursuant to Section 7.02(a) or Section 7.03(a), as the case may be, shall not exceed twelve and one-half percent (12.5%) of the Purchase Price. The aggregate amount of all Losses for which an Indemnifying Party shall be liable pursuant to Section 3.01, Section 3.03(c), Section 3.21, Section 4.01, Section 4.04 or Section 4.05, as the case may be, shall not exceed the Purchase Price.

(d)             Payments by an Indemnifying Party pursuant to Section 7.02 and Section 7.03 in respect of any Loss shall be limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment actually received by an Indemnified Party (or the Company) in respect of any such claim. Each Indemnified Party shall use its commercially reasonable efforts to recover under insurance policies or indemnity, contribution or other similar agreements for any Losses prior to seeking indemnification under this Agreement.

(e)            Payments by an Indemnifying Party pursuant to Section 7.02 and Section 7.03 in respect of any Loss shall be reduced by an amount equal to any Tax benefit actually realized as a result of such Loss by each Indemnified Party.

(f)                     In no event shall any Indemnifying Party be liable to any Indemnified Party for any punitive, incidental, consequential, special or indirect damages, including loss of future revenue or income, loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement, or diminution of value or any damages based on any type of multiple, except to the extent such damages are actually awarded to a Governmental Authority or other third party.

(g)                    Each Indemnified Party shall take, and cause its Affiliates to take, all reasonable steps to mitigate any Loss upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise thereto, including incurring costs only to the minimum extent necessary to remedy the breach that gives rise to such Loss.

Section 7.05 Indemnification Procedures.

(a)                    Third-Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any action, suit, claim or other legal proceeding made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a “Third-Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party prompt written notice thereof. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Third-Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third-Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall cooperate in good faith in such defense; provided, that if the Indemnifying Party is Seller, such Indemnifying Party shall not have the right to defend or direct the defense of any such Third Party Claim that (x) is asserted directly by or on behalf of a Person that is a material supplier or customer of the Company, or (y) seeks an injunction or other equitable relief against the Indemnified Party. In the event that the Indemnifying Party assumes the defense of any Third- Party Claim, subject to Section 7.05(b), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third- Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right, at its own cost and expense, to participate in the defense of any Third-Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof. The fees and disbursements of such counsel shall be at the expense of the Indemnified Party, provided, that if in the reasonable opinion of counsel to the Indemnified Party, there exists a conflict of interest between the Indemnifying Party and the Indemnified Party that cannot be waived, the Indemnifying Party shall be liable for the reasonable fees and expenses of counsel to the Indemnified Party in each jurisdiction for which the Indemnified Party determines counsel is required. If the Indemnifying Party elects not to compromise or defend such Third-Party Claim or fails to promptly notify the Indemnified Party in writing of its election to defend as provided in this Agreement, the Indemnified Party may, subject to Section 7.05(b), pay, compromise, defend such Third-Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third-Party Claim. Seller and Buyer shall cooperate with each other in all reasonable respects in connection with the defense of any Third-Party Claim, including making available (subject to the provisions of Section 5.08) records relating to such Third-Party Claim and furnishing, without expense (other than reimbursement of actual out-of- pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third-Party Claim.

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(b)                    Settlement of Third-Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third-Party Claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed), except as provided in this Section 7.05(b). If a firm offer is made to settle a Third-Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third-Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within ten (10) days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third-Party Claim and in such event, the maximum liability of the Indemnifying Party as to such Third-Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party fails to consent to such firm offer and also fails to assume defense of such Third-Party Claim, the Indemnifying Party may settle the Third-Party Claim upon the terms set forth in such firm offer to settle such Third-Party Claim. If the Indemnified Party has assumed the defense pursuant to Section 7.05(a), it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed).

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(c)                    Direct Claims. Any claim by an Indemnified Party on account of a Loss which does not result from a Third-Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party prompt written notice thereof. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have thirty (30) days after its receipt of such notice to respond in writing to such Direct Claim. During such thirty

(30)     day-day period, the Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance (including access to the Company’s premises and personnel and the right to examine and copy any accounts, documents or records) as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such thirty (30)-day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

(31)

Section 7.06 Payments.

(a)                    Once a Loss is agreed to by the Indemnifying Party or finally adjudicated to be payable pursuant to this ARTICLE VII, the Indemnifying Party shall satisfy its obligations within fifteen (15) Business Days of such final, non-appealable adjudication by wire transfer of immediately available funds. The parties hereto agree that should an Indemnifying Party not make full payment of any such obligations within such fifteen (15) Business Day period, any amount payable shall accrue interest from and including the date of agreement of the Indemnifying Party or final, non-appealable adjudication to the date such payment has been made at a rate per annum equal to ten percent (10%).

(b)                    Any Losses payable by Seller to a Buyer Indemnitee pursuant to this ARTICLE VII shall be satisfied, subject to the limitations set forth in Section 7.04: (i) if Seller so elects, first, from all or any portion of the Stock Consideration Shares held by Seller, calculated based on the Volume Weighted Average Trading Price as of the date of payment by Seller of such amount; (ii) second, from the Holdback Amount; and (iii) then, to the extent the amount of Losses exceeds the amounts available to the Buyer Indemnitee from the Stock Consideration Shares (if applicable) and Holdback Amount, from Seller.

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Section 7.07 Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law.

Section 7.08 Exclusive Remedies. In furtherance of, and subject to, Section 7.04(a), each party hereby waives, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other parties hereto and their Affiliates and each of their respective Representatives arising under or based upon any Law, except pursuant to the indemnification provisions set forth in this ARTICLE VII. Nothing in Section 7.04(a) or this Section 7.08 shall limit any Person’s right to seek and obtain any equitable relief to which any Person shall be entitled pursuant to Section 9.11 or to seek any remedy on account of intentional fraud by any party hereto.

ARTICLE

VIII TERMINATION

Section 8.01 Termination. This Agreement may be terminated at any time prior to the Closing:

(a)	by the mutual written consent of Seller and Buyer;

(b)	by Buyer by written notice to Seller if:

(i)                      Buyer is not then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Seller pursuant to this Agreement that would give rise to the failure of any of the conditions specified in ARTICLE VI and such breach, inaccuracy or failure cannot be cured by Seller within thirty (30) days of Seller’s receipt of written notice of such breach, inaccuracy or failure from Buyer; or

(ii)                   any of the conditions set forth in Section 6.01 or Section 6.02 shall not have been fulfilled by October 29, 2021 (the “Drop Dead Date”), unless such failure shall be due to the failure of Buyer to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing;

(c)	by Seller by written notice to Buyer if:

(i)                      Seller is not then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Buyer pursuant to this Agreement that would give rise to the failure of any of the conditions specified in ARTICLE VI and such breach, inaccuracy or failure cannot be cured by Buyer within thirty (30) days of Buyer’s receipt of written notice of such breach, inaccuracy or failure from Seller; or

(ii)                   any of the conditions set forth in Section 6.01 or Section 6.03 shall not have been fulfilled by the Drop Dead Date, unless such failure shall be due to the failure of Seller to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing; or

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(d)	by Buyer or Seller in the event that:

(i)                      there shall be any Law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited; or

(ii)                   any Governmental Authority shall have issued a Governmental Order restraining or enjoining the transactions contemplated by this Agreement, and such Governmental Order shall have become final and non-appealable.

Section 8.02 Effect of Termination. In the event of the termination of this Agreement in accordance with this ARTICLE VIII, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except:

(a)                    as set forth in this ARTICLE VIII, Section 5.08 and ARTICLE IX hereof;

(b)                    Seller’s obligation to immediately repay all amounts outstanding under the Parrot Note (less all amounts paid or due in connection with the audit of the Company’s financial statements for the fiscal years ended December 31, 2019 and 2020 as evidenced by invoices from the Company’s auditors, copies of which shall be provided to Buyer) if the Closing does not occur by the Drop Dead Date in the event that the Agreement is terminated pursuant to any reason other than Section 8.01(c), in accordance with the terms of the Parrot Note; and

(c)                    that nothing herein shall relieve any party hereto from liability for any intentional breach of any provision of this Agreement.

ARTICLE IX .

MISCELLANEOUS

Section 9.01 Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred; provided, however, that Seller shall pay all amounts payable to RJA.

Section 9.02 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

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If to Seller:	Parrot Drones S.A.S.
c/o Parrot S.A.
174 Quai de Jemmapes 75010 Paris, France
E-mail: legal@parrot.com
Attention: Directeur Juridique

with a copy to (which shall not constitute notice):

Davis Wright Tremaine LLP
920 Fifth Avenue, Suite 3300 Seattle, WA 98104 USA
Attn: Stuart Campbell
Email: stuartcampbell@dwt.com
Facsimile: (206) 757-7017

If to Buyer:	AgEagle Aerial Systems Inc.
8863 E. 34th Street North
Wichita, Kansas 67226
E-mail: brandon.declet@ageagle.com
Attention: Brandon Torres Declet

with a copy to (which shall not constitute notice):

Carlton Fields, P.A.
2 MiamiCentral
700 NW 1st Avenue, Ste. 1200
Miami, Florida 33136-4118
E-mail: rmacaulay@carltonfields.com
Facsimile: (305) 530-0055
Attention: Robert B. Macaulay

Section 9.03 Interpretation. For purposes of this Agreement: (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Schedules, Disclosure Schedules, Exhibits and Annexes mean the Articles and Sections of, and Schedules, Disclosure Schedules, Exhibits and Annexes attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. This Agreement is the result of negotiations among, and has been reviewed by, the parties and their respective legal counsel. The Disclosure Schedules, Schedules, Exhibits and Annexes referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

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Section 9.04 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 9.05 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 9.06 Entire Agreement. This Agreement and the other transaction documents contemplated hereby constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersede all prior and contemporaneous representations, warranties, understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement, the Exhibits, Annexes, Schedules and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

Section 9.07 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that prior to the Closing Date, Buyer may, without the prior written consent of Seller, assign all or any portion of its rights under this Agreement to one or more of its direct or indirect wholly- owned subsidiaries. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 9.08 No Third-Party Beneficiaries. Except as provided in Section 5.07 and ARTICLE VII, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 9.09 Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

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Section 9.10 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)                    This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of York or any other jurisdiction).

(b)                    ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF NEW YORK IN EACH CASE LOCATED IN THE CITY OF NEW YORK AND COUNTY OF NEW YORK, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)                    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10(C).

Section 9.11 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

53

Section 9.12 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission (including signature via DocuSign, RightSignature or similar services) shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 9.13 Non-recourse. This Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. No past, present or future director, officer, employee, incorporator, manager, member, partner, stockholder, Affiliate, agent, attorney or other Representative of any party hereto or of any Affiliate of any party hereto, or any of their successors or permitted assigns (solely in their capacity as such), shall have any liability for any obligations or liabilities of any party hereto under this Agreement or for any claim or action based on, in respect of or by reason of the transactions contemplated hereby.

Section 9.14 Representation of Counsel.

(a)                    Notwithstanding anything to the contrary contained herein, the parties hereto intend that all privileged communications at or before the Closing between the Company and/or Seller (collectively, the “Seller Group”), on the one hand, and any of their attorneys, on the other hand, including all communications relating to the negotiation of the transactions contemplated by this Agreement or the other Transaction Documents and any alternative transactions (collectively, the “Protected Communication”), and all associated rights to assert, waive and otherwise administer the attorney-client privilege and right of confidentiality of any member of the Seller Group (the “Associated Rights”), will, from and after the Closing, rest exclusively with Seller and will not be transferred, assigned, conveyed or delivered, by operation of law or otherwise, to Buyer or any of its Affiliates or any successor or assign of any of the foregoing (collectively, the “AgEagle Group”). Accordingly, as of immediately before the Closing, for the consideration set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged: (i) all Protected Communication and Associated Rights are, and will be deemed for all purposes, transferred, assigned, conveyed and delivered in full to Seller and (ii) no member of the AgEagle Group will have any right, title, interest or benefit in or to, or right to access or use, any of the Protected Communication or any Associated Rights.

(b)                    If and to the extent that, at any time from and after the Closing, any member of the AgEagle Group will have any Associated Rights, each member of the AgEagle Group will not, and will cause the other members of the AgEagle Group not to, waive such Associated Rights without the prior written consent of Seller (which consent may be withheld, conditioned or delayed in their respective sole discretion). Buyer, for itself and its Affiliates, agrees to take commercially reasonable efforts, at Seller’s sole cost and expense, to carry out the purposes of this Section 9.14, including the assignment of the Protected Communications and Associated Rights to Seller hereunder.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SELLER:

PARROT DRONES S.A.S.

By:	/s/ Henri Seydoux

Name:	Henri Seydoux

Title:	President

BUYER:

AGEAGLE AERIAL SYSTEMS INC.

By:	/s/ Brandon Torres Declet

Name:	Brandon Torres Declet

Title:	Chief Executive Officer

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Exhibit A-1

Seller Invoice in re: Holdback Amount due December 31, 2022

[see attached]

Exhibit A-1

[FINAL FORM]

Parrot Drones S.A.S.

174 QUAI DE JEMMAPES

75010 PARIS FRANCE

A l’attention de :

AgEagle Aerial, Inc.

c/o AgEagle Aerial Systems Inc. 8863 E. 34th Street North Wichita, Kansas 67226 U.S.A.

Facture / Invoice

Date _____, 2022

Designation	Quantity	Unit Price	Amount In USD
100.0% of the Holdback Amount*, of which 50% is due and payable on December 31, 2022.	1	$[ ]*	$[ ]*

Capitalized terms used but not otherwise defined in this invoice shall have the meanings ascribed to them in that certain Stock Purchase Agreement dated as of [ ] by and between Parrot Drones S.A.S., a Société par Actions Simplifiée organized under the laws of France (“Seller”), on the one hand, and AgEagle Aerial Systems Inc., a Nevada corporation (“Buyer”), on the other hand.

*Less any amounts which may be owed by Parrot Drones S.A.S. in respect of (i) any Negative Adjustment Amount pursuant to Section 2.04(d) of the Purchase Agreement or (ii) Losses incurred by any Buyer Indemnitees entitled to indemnification under Article VII of the Purchase Agreement, for which the Holdback Amount shall be subject to withholding or set-off by Buyer.

$[ ]*
Net Before VAT
0
VAT%
Net VAT included	$[ ]*

Exhibit A-2

Seller Invoice in re: Holdback Amount due December 31, 2023

[see attached]

Exhibit A-2

[FINAL FORM]

Parrot Drones S.A.S.

174 QUAI DE JEMMAPES

75010 PARIS

FRANCE

A l’attention de :

AgEagle Aerial, Inc.

c/o AgEagle Aerial Systems Inc. 8863 E. 34th Street North Wichita, Kansas 67226 U.S.A.

Facture / Invoice

Date :______, 2023

Designation	Quantity	Unit Price	Amount In USD
100.0% of the remaining balance of the Holdback Amount*, due and payable on December 31, 2023.	1	$[ ]*	$[ ]*

Capitalized terms used but not otherwise defined in this invoice shall have the meanings ascribed to them in that certain Stock Purchase Agreement dated as of [ ] by and between Parrot Drones S.A.S., a Société par Actions Simplifiée organized under the laws of France (“Seller”), on the one hand, and AgEagle Aerial Systems Inc., a Nevada corporation (“Buyer”), on the other hand.

*Less any amounts which may be owed by Parrot Drones S.A.S. in respect of (i) any Negative Adjustment Amount pursuant to Section 2.04(d) of the Purchase Agreement or (ii) Losses incurred by any Buyer Indemnitees entitled to indemnification under Article VII of the Purchase Agreement, for which the Holdback Amount shall be subject to withholding or set-off by Buyer.

$[ ]*
Net Before VAT
0
VAT%
Net VAT included	$[ ]*

Exhibit B

Registration Rights Agreement

[see attached]

Exhibit B

FINAL FORM

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of the [●] day of October, 2021, by and between Parrot Drones S.A.S., a Société par Actions Simplifiée organized under the laws of France (the “Holder”) and AgEagle Aerial Systems Inc., a Nevada corporation (the “Parent”).

Capitalized terms used, but not otherwise defined herein, shall have the meanings ascribed to such terms in the Stock Purchase Agreement, dated as of October [●], 2021 (the “Purchase Agreement”), by and between the Holder and the Parent.

WHEREAS, the Holder and the Parent desire to enter into this Agreement to provide the Holder with certain rights relating to the registration of the Registrable Securities (as defined below);

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                        DEFINITIONS. The following capitalized terms used herein have the following meanings:

“Agreement” means this Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

“Business Day” means any day, other than Saturday, Sunday or any other day on which banks are authorized by law to be closed in New York, New York.

“Commission” means the Securities and Exchange Commission, or any other Federal agency then administering the Securities Act or the Exchange Act.

“Common Stock” means common stock of the Parent, par value $0.001 per share and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other corporate reorganization or other similar event with respect to the Common Stock).

“Effectiveness Date” means, with respect to a Registration Statement, the 90th calendar day following the Filing Date; provided, however, that in the event the Parent is notified by the Commission that the Registration Statement will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date shall be the second (2nd) Business Day following the date on which the Parent is so notified; provided, further, that, if the Effectiveness Date falls on a Saturday, Sunday or any other day which shall be a legal holiday or a day on which the Commission is authorized or required by law or other government actions to close, the Effectiveness Date shall be the following Business Day.

“Effectiveness Period” is defined in Section 2.1.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Filing Date” means no later than ten (10) days following the date the Stock Consideration Shares are delivered to the Holder, pursuant to the Purchase Agreement.

“Holder” is defined in the preamble to this Agreement.

“Holder Indemnified Party” is defined in Section 4.1.

“Indemnified Party” is defined in Section 4.3.

“Indemnifying Party” is defined in Section 4.3.

“Notices” is defined in Section 6.4.

“Plan of Distribution” is defined in Section 2.1.1.

“Register,” “Registered” and “Registration” mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registrable Securities” means all shares of Common Stock issued to the Holder as Stock Consideration Shares (as defined in the Purchase Agreement). Registrable Securities shall also include any securities of the Parent issued or issuable upon any stock split, stock dividend or other distribution, recapitalization, merger, consolidation or other reorganization or other similar event with respect to, in exchange for or in replacement of each of the shares of Common Stock held by the Holder. As to the Registrable Securities, such securities shall cease to be Registrable Securities with respect to the Holder when: (a) a Registration Statement with respect to the sale of all of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Parent and subsequent public distribution of them shall not require registration under the Securities Act; (c) such securities shall have ceased to be outstanding, or (d) the Registrable Securities are freely saleable under Rule 144 without volume limitations.

“Registration Statement” means a registration statement filed pursuant to Section 2.1 of this Agreement by the Parent with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder, for a public offering and sale of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, together with any amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all materials incorporated by reference in such registration statement (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

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“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

2.	REGISTRATION RIGHTS.

2.1	Shelf Registration.

2.1.1        On or prior to the Filing Date, the Parent shall prepare and file with the Commission a Registration Statement covering the resale of all or such maximum portion of the Registrable Securities as permitted by SEC Guidance (provided that, the Parent shall use diligent efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including without limitation, the Manual of Publicly Available Telephone Interpretations D.29) that are not then registered on an effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415. Each Registration Statement filed hereunder shall be on Form S-3 (except if the Parent is then ineligible to register for resale the Registrable Securities on Form S-3, such registration shall be on Form S-1 in accordance herewith) and shall contain the “Plan of Distribution” attached hereto as Annex A. Subject to the terms of this Agreement, the Parent shall use its best efforts to cause a Registration Statement to be declared effective under the Securities Act as soon as possible after the filing thereof, but in any event prior to the applicable Effectiveness Date, and shall use its best efforts to keep such Registration Statement continuously effective under the Securities Act until all Registrable Securities covered by such Registration Statement have been sold or may be sold without volume or manner-of-sale restrictions pursuant to Rule 144, without the requirement for the Parent to be in compliance with the current public information requirement under Rule 144, as determined by the counsel to the Parent pursuant to a written opinion letter to such effect, addressed and acceptable to the Parent’s transfer agent and the Holder (the “Effectiveness Period”). The Parent shall submit to the Commission a request for acceleration of the effectiveness of a Registration Statement as of 5:00 p.m. New York City time on a Business Day. The Parent shall promptly notify the Holder by e-mail n of the effectiveness of a Registration Statement on the same Business Day that the Parent telephonically confirms effectiveness with the Commission. The Parent shall, no later than the second (2nd) Business Day after the effective date of such Registration Statement, file a final prospectus with the Commission as required by Rule 424. Such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, shall comply as to form and content with the applicable requirements of the Securities Act and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

2.1.2             The Holder agrees to furnish to the Parent a completed Selling Stockholder Questionnaire within three (3) Business Days following the delivery of the Stock Consideration Shares to the Holder, as set forth in the Purchase Agreement, a form of which is provided by the Parent together with this Agreement as Exhibit B. The Holder further acknowledges and agrees that it shall not be entitled to be named as a selling security holder in the Registration Statement or use the Prospectus for offers and resales of Registrable Securities at any time, unless the Holder has returned to the Parent a completed and signed Selling Stockholder Questionnaire. If the Holder returns a Selling Stockholder Questionnaire after the deadline specified in the previous sentence, the Parent shall use its commercially reasonable efforts to take such actions as are required to name the Holder as a selling security holder in the Registration Statement or any pre-effective or post-effective amendment thereto and to include (to the extent not theretofore included) in the Registration Statement the Registrable Securities identified in the late Selling Stockholder Questionnaire; provided that the Parent shall not be required to file an additional Registration Statement solely for such shares. The Holder acknowledges and agrees that the information in the Selling Stockholder Questionnaire will be used by the Parent in the preparation of the Registration Statement and hereby consents to the inclusion of such information in the Registration Statement.

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3.	REGISTRATION PROCEDURES.

3.1                   Filings; Information. Whenever the Parent is required to effect the registration of any Registrable Securities pursuant to Section 2, the Parent shall use its best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:

3.1.2             Copies. The Parent shall, prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the holders of Registrable Securities included in such registration, and such holder’s legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as the holders of Registrable Securities included in such registration or legal counsel for any such holders may request in order to facilitate the disposition of the Registrable Securities owned by such holders.

3.1.3             Amendments and Supplements. The Parent shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement or such securities have been withdrawn. The Parent shall use its best efforts to cause any post-effective amendment to any such Registration Statement that is not effective upon filing to become effective as soon as practicable after such filing. The Parent shall, no later than the second (2nd) Business Day after a post-effective amendment to a Registration Statement becomes effective, file a final prospectus or prospectus supplement with the Commission as required by Rule 424.

3.1.4             Notification. After the filing of a Registration Statement or an amendment or supplement to any prospectus forming a part of such Registration Statement, the Parent shall promptly, and in no event more than one (1) Business Day after such filing, notify the holders of Registrable Securities included in such Registration Statement of such filing, and shall further notify such holders promptly and confirm such advice in writing in all events within one (1) Business Day of the occurrence of any of the following: (i) receipt of a comment letter from the Commission; (ii) notification by the Commission that the Registration Statement will not be reviewed or is no longer subject to further review and comments; (iii) when such Registration Statement becomes effective; (iv) when any post-effective amendment to such Registration Statement becomes effective; (v) the issuance or threatened issuance by the Commission of any stop order (and the Parent shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (vi) any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the holders of Registrable Securities included in such Registration Statement any such supplement or amendment; except that before filing with the Commission a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Parent shall furnish to the holders of Registrable Securities included in such Registration Statement and to the legal counsel for any such holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such holders and legal counsel with a reasonable opportunity to review such documents and comment thereon, and the Parent shall not file any Registration Statement or prospectus or amendment or supplement thereto, including documents incorporated by reference, to which such holders or their legal counsel shall object. The Parent shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction.

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3.1.5        State Securities Laws Compliance. The Parent shall use its best efforts to (i) register or qualify the Registrable Securities covered by a Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the holders of Registrable Securities included in such Registration Statement (in light of their intended Plan of Distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by such Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Parent and do any and all other acts and things that may be necessary or advisable to enable the holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Parent shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or subject itself to taxation in any such jurisdiction.

3.1.6	Intentionally deleted.

3.1.7             Earnings Statement. The Parent shall comply with all applicable rules and regulations of the Commission and the Securities Act, and make available to its shareholders, as soon as practicable, an earnings statement covering a period of twelve (12) months, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

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3.1.8             Listing. The Parent shall use its best efforts to cause all Registrable Securities included in any registration to be (i) listed on such exchanges or otherwise designated for trading in the same manner as the Common Stock is then listed or designated or, if the Common Stock is not then listed or designated, in a manner satisfactory to the holders of a majority of the Registrable Securities included in such registration and (ii) reflected in the stock ledger maintained by the Parent’s transfer agent.

3.1.9             Regulation M. The Parent shall take no direct or indirect action prohibited by Regulation M under the Exchange Act.

3.2             Obligation to Suspend Use of the Prospectus. Upon receipt of any notice from the Parent of the happening of any event of the kind described in Section 3.1.4(vi), each holder of Registrable Securities included in any registration shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such holder receives the supplemented or amended prospectus contemplated by Section 3.1.4(vi), and, if so directed by the Parent, each such holder will deliver to the Parent all copies, other than permanent file copies then in such holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

3.3             Registration Expenses. The Holder shall reimburse the Parent up to $50,000 (the “Expense Cap”) for: (i) all costs and expenses incurred in connection with the filing of the Registration Statement(s) pursuant to Section 2.1 and (ii) all expenses incurred in performing or complying with Parent’s other obligations under this Agreement, upon presentation of invoices evidencing such fees and expenses in reasonable detail. Except for the Expense Cap or as otherwise expressly set forth herein, the Holder shall not be responsible for any other costs or expenses incurred by or on behalf of the Parent in complying with the Parent’s obligations under this Agreement.

3.4             Information. The holders of Registrable Securities shall provide such information as may reasonably be requested by the Parent in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 2 and in connection with the Parent’s obligation to comply with Federal and applicable state securities laws.

4.	INDEMNIFICATION AND CONTRIBUTION.

4.1                   Indemnification by the Parent. The Parent agrees to indemnify and hold harmless the Holder and each other holder of Registrable Securities, and each of their respective officers, employees, affiliates, directors, managers, partners, members, stockholders, attorneys, representatives and agents, and each person, if any, who controls the Holder and each other holder of Registrable Securities (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, a “Holder Indemnified Party”), from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon (i) any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement or any documents incorporated therein by reference, (ii) any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or (iii) any violation by the Parent or its agents of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Parent or its agents and relating to action or inaction required of the Parent in connection with any such registration; and the Parent shall promptly reimburse the Holder Indemnified Party for any legal and any other expenses reasonably incurred by such Holder Indemnified Party in connection with investigating or defending any such expense, loss, judgment, claim, damage, liability or action whether or not any such person is a party to any such claim or action and including any and all legal and other expenses incurred in giving testimony or furnishing documents in response to a subpoena or otherwise; provided, however, that the Parent will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Parent, in writing, by such selling holder expressly for use therein. Such indemnity shall survive the transfer of such securities by the Holder and any termination of this Agreement, and shall be in addition to any liability the Parent may otherwise have.

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4.2                   Indemnification by Holder of Registrable Securities. Subject to the limitations set forth in Section 4.4.3 hereof, each selling holder of Registrable Securities will, in the event that any registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such selling holder, severally and not jointly, indemnify and hold harmless the Parent, each of its directors and officers, and each other selling holder and each other person, if any, who controls another selling holder within the meaning of the Securities Act, against any losses, claims, judgments, damages or liabilities, insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstance in which they were made, not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Parent by such selling holder expressly for use therein, and shall reimburse the Parent, its directors and officers, and each other selling holder or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action. Each selling holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds (after expenses, fees, commissions and discounts) actually received by such selling holder for the sale of the Registrable Securities pursuant to the Registration Statement which gives rise to such obligation to indemnify and/or contribute. Such indemnity shall survive the transfer of such securities by the Holder and any termination of this Agreement, and shall be in addition to any liability the selling holder may otherwise have.

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4.3                   Conduct of Indemnification Proceedings. Promptly after receipt by any person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2, such person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the “Indemnifying Party”) in writing of the loss, claim, judgment, damage, liability or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually materially prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written advice of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them (including differing legal defenses). No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party that includes a statement about or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

4.4	Contribution.

4.4.1           If the indemnification provided for in the foregoing Sections 4.1, 4.2 and 4.3 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties on the one hand and the Indemnifying Parties on the other hand in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

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4.4.2             The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 4.4.1.

4.4.3             The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no holder of Registrable Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after expenses, fees, commissions, and discounts) actually received by such holder from the sale of Registrable Securities which gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

5.	RULE 144.

5.1                   Rule 144. The Parent covenants that it shall (i) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the Effective Date, (ii) file any reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner, at any time after the Effective Date, and (iii) shall take such further action as the holders of Registrable Securities may reasonably request, all to enable such holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

6.	MISCELLANEOUS.

6.1                   Preservation of Rights. The Parent shall not enter into any agreement, take any action, or permit any change to occur, with respect to its securities that violates or subordinates the rights expressly granted to the holders of Registrable Securities in this Agreement, without first obtaining the consent in writing by the holders holding a majority of the Registrable Securities.

6.2                   Other Registration Rights. The Parent represents and warrants that (a) no person, other than the holders of the Registrable Securities, has any right to require the Parent to register any of the Parent’s equity securities, or securities exercisable for or exchangeable into Parent equity securities in any registration filed by the Parent for the sale of equity securities for its own account or for the account of any other person and (b) neither the execution, delivery or performance by the Parent of this Agreement does or will constitute a default under or breach of (with or without the giving of notice or the passage of time or both) or violate or give rise to any breach of any contract or agreement to which the Parent is a party.

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6.3                   Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations of the Parent hereunder may not be assigned or delegated by the Parent in whole or in part. This Agreement and the rights, duties and obligations of the holders of Registrable Securities hereunder may be freely assigned or delegated by such holder of Registrable Securities in conjunction with and to the extent of any transfer of Registrable Securities by any such holder. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties, to the permitted assigns of the Holder or holder of Registrable Securities or of any assignee of the Holder or holder of Registrable Securities. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in Article 4 and this Section 6.3.

6.4                   Notices. All notices, demands, requests, consents, approvals or other communications (collectively, “Notices”) required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile; provided, that if such service or transmission is not on a Business Day or is after normal business hours, then such notice shall be deemed given on the next Business Day. Notice otherwise sent as provided herein shall be deemed given on the next Business Day following timely delivery of such notice to a reputable air courier service with an order for next-day delivery.

To the Parent:

AgEagle Aerial Systems Inc.

8863 E. 34th Street North

Wichita, Kansas 67226

E-mail: brandon.declet@ageagle.com Attention: Brandon Torres Declet, CEO with a copy to (which shall not constitute notice): Loeb & Loeb

LLP

345 Park Avenue, 19th floor

New York, NY 10154

Attention: Mitchell S. Nussbaum

Tahra T. Wright

Email: mnussbaum@loeb.co

             twright@loeb.com

To the Holder, to the address set forth below the Holder’s name on Exhibit A hereto.

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6.5                   Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

6.6                   Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

6.7                   Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written. Furthermore, this Agreement supersedes any and all other registration rights agreements between the Parent and the Holder in respect of the Registrable Securities contemplated under the Purchase Agreement.

6.8                   Modifications and Amendments. No amendment, modification or termination of this Agreement shall be binding upon the Parent unless executed in writing by the Parent. No amendment, modification or termination of this Agreement shall be binding upon the holders of the Registrable Securities unless executed in writing by the holders holding a majority of the Registrable Securities.

6.9                   Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

6.10               Waivers and Extensions. Any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

6.11               Remedies Cumulative. In the event that the Parent fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, the Holder or any other holder of Registrable Securities may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. Each of the Parent and the Holder acknowledges that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and each such party hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

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6.12               Governing Law/Venue. This Agreement shall be governed by, interpreted under, and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed within the State of New York, without giving effect to any choice-of-law provisions thereof that would compel the application of the substantive laws of any other jurisdiction. Any legal suit, action or proceeding arising out of or based upon this agreement, the other additional agreements or the transactions contemplated hereby or thereby may be instituted in the Federal courts of the United States of America or the courts of the State of New York, in each case located in the City of New York, New York County, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. the parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

6.13               Waiver of Trial by Jury. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT, COUNTERCLAIM OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, OR THE ACTIONS OF THE HOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

PARENT:

AGEAGLE AERIAL SYSTEMS INC.

By:
Name:	Brandon Torres Declet
Title:	Chief Executive Officer

HOLDER:

PARROT DRONES S.A.S.

By:
Name:	Henri Seydoux
Title:	President

[Signature page to Registration Rights Agreement]

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EXHIBIT A

Name and Address of Holder

Holder	Address	Legal Counsel
Parrot Drones S.A.S.	c/o Parrot S.A. 174 Quai de Jemmapes 75010 Paris, France Email: legal@parrot.com Attn: Directeur Juridique	Davis Wright Tremaine LLP 920 Fifth Avenue, Suite 3300 Seattle, WA 98104 Attn: Stuart Campbell Email: stuartcampbell@dwt.com Facsimile: (206) 757-7017

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EXHIBIT B

AGEAGLE AERIAL SYSTEMS INC.

Selling Stockholder Questionnaire

The undersigned beneficial owner of securities (the “Registrable Securities”) of, AgEagle Aerial Systems Inc., a Nevada corporation (the “Company”), understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the shares of the Company’s common stock in connection with the Stock Purchase Agreement, dated as of October [●], 2021 (the “Purchase Agreement”), by and between PARROT DRONES S.A.S. and the Company.

In order to sell or otherwise dispose of the Registrable Securities pursuant to the Registration Statement, a holder generally will be required to be named as a selling stockholder in the related prospectus or a supplement thereto (as so supplemented, the “Prospectus”) and deliver the Prospectus to purchasers of the Registrable Securities. Holders must complete this Questionnaire in order to be named as selling stockholders in the Prospectus.

Certain legal consequences arise from being named as a selling stockholder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling stockholder in the Registration Statement and the Prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Stockholder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it in the Registration Statement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

1.	Name.

(a)	Full Legal Name of Selling Stockholder:

(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities are held:

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(c)	Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by this Questionnaire):

2.	Address for Notices to Selling Stockholder:

Telephone:

Fax:

 Contact Person:

3.	Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes ☐	No ☐

(b)	If “yes” to Section 3(a), did you receive your Registrable Securities as compensation for investment banking services to the Company?

Yes ☐	No ☐

Note: If “no” to Section 3(b), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(c)	Are you an affiliate of a broker-dealer?

Yes ☐	No ☐

(d)	If you are an affiliate of a broker-dealer, do you certify that you purchased the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes ☐	No ☐

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Note: If “no” to Section 3(d), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

4.	Beneficial Ownership of Securities of the Company Owned by the Selling Stockholder.

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any other securities of the Company).

(a)	Type and Amount of all securities beneficially owned by the Selling Stockholder:

(b)	Number of shares of Common Stock to be registered pursuant to this Notice for resale:

5.	Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

[Signature page follows]

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The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 5 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus and any amendments or supplements thereto.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Date:	Beneficial Owner:

By:	Name:
Title:

PLEASE EMAIL A .PDF COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE BY NO LATER THAN ON TO:

ANNEX A

Plan of Distribution

The selling stockholder and any of their pledgees, donees, transferees, assignees and successors- in-interest may, from time to time, sell any or all of their shares of Common Stock being offered under this prospectus on any stock exchange, market or trading facility on which shares of our Common Stock are traded or quoted or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholder may use any one or more of the following methods when disposing of shares:

●|	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resales by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	to cover short sales made after the date that the registration statement of which this prospectus is a part is declared effective by the SEC;

●	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any of these methods of sale; and

●	any other method permitted pursuant to applicable law.

The shares may also be sold under Rule 144 under the Securities Act of 1933, as amended, if available for the selling stockholder, rather than under this prospectus. The selling stockholder has the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholder may, from time to time, pledge their shares to their brokers under the margin provisions of customer agreements. If the selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

Broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

If sales of shares offered under this prospectus are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which this prospectus is a part. In the post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales.

The selling stockholder and any broker-dealers or agents that are involved in selling the shares offered under this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell shares offered under this prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part.

The selling stockholder and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the Selling Stockholder or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

We have agreed to indemnify the selling stockholder against certain liabilities, including liabilities under the Securities Act, relating to the registration of the shares offered by this prospectus.

Exhibit C TSA

[see attached]

Exhibit C

FINAL FORM

TRANSITION SERVICES AGREEMENT

THIS TRANSITION SERVICES AGREEMENT (this “Agreement”) is made and entered into as of October , 2021 (“Effective Date”), between Parrot Drones S.A.S., a Société par Actions Simplifiée organized under the laws of France (“Provider”), senseFly S.A., a Société anonyme organized under the laws of Switzerland (“Recipient”) and AgEagle Aerial Systems Inc., a Nevada corporation (“Purchaser”). Provider, Recipient and Purchaser are each referred to herein as a “Party” and collectively as the “Parties”. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement (as defined below).

WHEREAS, Pursuant to that certain Stock Purchase Agreement dated as of October , 2021 (the “Purchase Agreement”), between Provider and Purchaser, Provider sold to Purchaser, and Purchaser purchased from Provider, 100% of the equity of Recipient;

WHEREAS, At Purchaser’s request, Provider has agreed to provide to Recipient, from and after the Effective Date, certain temporary transition services on the terms and conditions set forth herein;

WHEREAS, Purchaser has agreed to guaranty performance of all obligations of Recipient under this Agreement; and

WHEREAS, this Agreement constitutes the Transition Services Agreement referred to in the Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, conditions and provisions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of Provider and Recipient hereby agrees as follows:

ARTICLE I

TRANSITION SERVICES TO BE PROVIDED BY PROVIDER

1.1                                         Transition Services. During the Term, and subject to the terms and conditions of this Agreement, Provider shall provide, or cause to be provided, to Recipient, on the terms set forth herein, the services specifically listed on Schedule A attached hereto (the “Services Schedule”). The services described in the Services Schedule are, collectively, the “Transition Services”. Upon the expiration of the Term (or earlier pursuant to Article V) the obligations of Provider with respect to the provision of the Transition Services (or applicable Transition Service) shall automatically and immediately terminate.

1.2                                         Standard of Performance. Subject to the terms and conditions of this Agreement, Provider shall provide (or cause to be provided) to Recipient the Transition Services in a timely and workmanlike manner sufficient to enable Recipient to continue the Business as it exists as of the effective date of the Stock Purchase Agreement, at substantially the same level of service as of the effective date of the Stock Purchase Agreement, and with substantially the same degree of care, as Provider uses in the operation of its own business. For avoidance of doubt, the foregoing standard shall not be construed to make Provider responsible for any failure of Recipient to continue the Business that results from Recipient’s lack of capacity or other failures of Recipient not reasonably within the control of Provider, including, for example, without limitation, Recipient’s failure to obtain any third-party consent or license.

2	Transition Services Agreement

1.3                                         Usage. The Transition Services may not be used by Recipient for any purpose or in any manner (including as to volume, amount, level or frequency, as applicable) other than as they were used in the conduct of Recipient’s business (the “Business”) as of the effective date of the Stock Purchase Agreement.

1.4                                         Right to Change Practices. Provider may make changes (including upgrading or changing technology, software or information systems used by it in connection with this Agreement and replacing third-party service providers) and apply such changes, to the extent applicable, to the Transition Services; provided that Provider shall, to the extent such changes would materially impact the Business, first consult with Recipient and obtain approval for such changes, which approval shall not be unreasonably withheld or delayed. Provider shall have no obligation to provide, or cause to be provided, Transition Services to the extent that any changes are made to the business of the Recipient or its Affiliates that materially increase or materially and adversely change Provider’s burden or cost or risk with respect to the provision of such Transition Services, or that make commercially impracticable the provision of such Transition Services. Provider shall have no obligation to provide, or to cause to be provided, Transition Services to any Person other than the Recipient and its Affiliates. Without limiting the generality of the foregoing, the Transition Services shall not include assistance for expansion, acquisition, employee additions or reductions not in the ordinary course of business, new applications, or site redesign by the Recipient, Purchaser or any of Purchaser’s Affiliates or their respective businesses.

1.5                       Cooperation; Access.

(a)                  Recipient agrees to reasonably cooperate (at Recipient’s expense) with Provider in connection with any matters related to the provision or receipt of the Transition Services. To the extent required for the performance of any Transition Service, Recipient shall provide to Provider reasonable access, on an as-needed basis, to Recipient’s and its Affiliates’ personnel, equipment, office space, telecommunications and computer systems and any other assets and operations reasonably required for delivery of all or any part of the Transition Services. Recipient shall, at the request of Provider in consultation with Recipient, from time to time and without further consideration, execute and deliver such consents, acknowledgements, assurances and other documents as may be reasonably necessary for Provider to satisfy and perform its obligations hereunder.

(b)                                           Provider and its Affiliates and any Third Party Service Providers shall not be liable for any impairment of any Transition Service directly caused by their not receiving the information, materials or access required by this Section 1.5. If any Transition Service provided hereunder is dependent on, or will require the involvement or performance of, Recipient or any of its Affiliates, including Recipient or its Affiliate maintaining appropriate levels of staffing with the appropriate levels of expertise, experience and skill, then Provider and its Affiliates and Third Party Service Providers shall not be deemed in breach of this Agreement, or otherwise be liable for any failure to provide any Transition Services, or to otherwise fully perform any of its obligations hereunder, to the extent such failure or lack of full performance is due to the failure of Recipient or any of its Affiliates to (i) fully perform its obligations hereunder or (ii) maintain appropriate levels of staffing with appropriate levels of expertise, experience and skill.

3	Transition Services Agreement

1.6                                         Transitional Nature of Services. Recipient acknowledges and agrees that Provider is providing (or causing to be provided) the Transition Services on a transition basis only in order to allow Recipient a period of time to provide or obtain similar services for itself, and that Provider is not a commercial provider of such Transition Services. Accordingly, as promptly as Recipient reasonably determines is practicable following the execution of this Agreement and in no event no later than the end of the Term, Recipient agrees to use commercially reasonable efforts to promptly transition each Transition Service to Recipient’s own internal organization or obtain alternate third-party sources to provide the Transition Services and end its use of each Transition Service (the cessation of a Transition Service, a “Service Migration”). Provider shall not be responsible for bearing any direct or indirect costs of any Service Migration.

1.7                Compliance with Law; Exclusions.

(a)                  Without limiting Provider’s obligations under Sections 1.1 and 1.2 hereof, neither Provider nor any of its Affiliates nor any Third Party Service Provider shall be obligated to perform, or to cause to be performed, any Transition Service in a manner that is not consistent with their respective policies, procedures and practices. Provider shall, in consultation with Recipient, determine, in its reasonable discretion, the means and resources used to provide the Transition Services pursuant to this Agreement, subject to the standard of performance in Section

1.2 above. Provider’s obligation to provide the Transition Services hereunder is subject, in all respects, to the policies, procedures and practices of Provider and its Affiliates, in effect immediately prior to the effective date of the Stock Purchase Agreement, including as such policies, procedures and practices as may be amended by Provider or its Affiliates from time to time in the ordinary course of business, as applicable (provided that such amendments apply to Provider generally, and are not directed only to Recipient). Provider shall not have any obligation to (x) replace or cause the replacement of any Person who is employed or otherwise engaged by Provider or any of its Affiliates to perform Transition Services upon the termination of such Person’s employment or other engagement with Provider or any of its Affiliates, as the case may be, for whatever reason (provided that Provider shall still provide the Transition Services using suitably qualified, skilled and experienced personnel), or (y) perform or cause to be performed any Transition Services performed by any Person who is employed or otherwise engaged by Provider or any of its Affiliates if such Person subsequently becomes employed or otherwise engaged by Recipient, Purchaser or any of their respective Affiliates during the Term.

(b)                 Each Party shall perform its obligations and exercise its rights hereunder in compliance with all applicable Laws. Notwithstanding anything to the contrary herein, including in any Services Schedule, Provider, its Affiliates and any Third Party Service Providers shall not be required hereunder to take any action (including in providing any Transition Services) that would constitute (a) a violation of applicable Law, (b) a breach of any of Provider’s contractual obligations to a third party, or (c) any other violation of a third party’s rights. In the event, however, that continued provision of the Transition Services in compliance with the standard of performance set forth in Section 1.2 above requires a change to Recipient’s business practices or overhead costs, Provider shall use commercially reasonable efforts to propose a reasonable alternative to Recipient.

4	Transition Services Agreement

(c)                 Notwithstanding any other provision of this Agreement, the Transition Services shall in no event include, and Provider shall not be required to provide or cause to be provided to Recipient, services that involve or relate to (i) the custody of cash; (ii) the commingling of funds; (iii) the provision of legal, compliance, regulatory or tax advice; (iv) the filing of tax returns; (v) the provision of data or records except as otherwise provided in Schedule A or as is necessary to continue the operation of the Business as it existed as of the Closing Date; (vi) the funding of any employee benefit plan or other retirement, deferred compensation, incentive, equity based, severance, employment, change in control or fringe benefit plan, program, policy or arrangement, adopted or maintained by Recipient, Purchaser or their respective Affiliates (the “Recipient Employee Benefit Plans”); (vii) any benefit program compliance services with respect to any Recipient Employee Benefit Plans; (viii) the funding of any payroll, payroll taxes or workers’ compensation or (ix) the reimbursement of any travel expenses. Recipient further acknowledges and agrees that Provider will not become a fiduciary with respect to any Recipient Employee Benefit Plans by reason of providing any of the Transition Services under this Agreement, and to the extent the provision of any such Transition Service would cause Provider to become a fiduciary with respect to any Recipient Employee Benefit Plan, Provider shall not be required to provide, or cause to be provided, such Transition Services to any of the Recipient or its Affiliates.

1.8                    Delegation of Transition Services. Recipient acknowledges that Provider may provide the applicable Transition Services itself, through any of its Affiliates or through one or more third parties engaged by Provider to provide Transition Services in accordance with the terms of this Agreement (each such third party, a “Third Party Service Provider”). Provider acknowledges that notwithstanding any delegation of its responsibilities under this Agreement, it shall remain responsible for the provision of the Transition Services and its Affiliates’ and Third Party Service Provider’s compliance with the standard of performance set forth herein, and shall be responsible for the acts and omissions of such Third Party Service Provider in connection with performance of the Transition Services, as if it had performed such acts or omissions itself. During the Term, Provider shall notify Recipient of any Third Party Service Providers that Provider desires to use in providing the Transition Services and provide an estimate of the costs likely to be incurred by Recipient from any such Third Party Service Provider. Recipient shall have the right to reject any such Third Party Service Provider in its reasonable discretion. Provider shall not enter into any agreement on behalf of, or that would otherwise bind, Recipient or its Affiliates.

1.9                    Intellectual Property Rights. Each Party shall retain all right, title and interest in and to its Intellectual Property. All Intellectual Property created or developed by or on behalf of Provider in connection with this Agreement shall belong to Provider provided, however, that to the extent Provider provides any deliverable to Recipient, Provider will grant, and hereby does grant, to Recipient and its Affiliates, successors and assigns, a non-exclusive, perpetual, irrevocable, worldwide, royalty-free, fully-paid-up, sublicensable, and transferrable right and license to use any Intellectual Property owned and developed solely by Provider and contained in such deliverable for the purpose of using such deliverable for maintaining, supplementing, correcting and enhancing such deliverable over time. All Intellectual Property created or developed by or on behalf of Recipient in connection with this Agreement shall belong to Recipient. No other license, express or implied, is being granted by Provider or Recipient under this Agreement.

5	Transition Services Agreement

ARTICLE II

PRICING & PAYMENT FOR TRANSITION SERVICES

2.1                   Service Fees. The fees (“Fees”) payable to Provider for each Transition Service during the Initial Term are set forth in the attached Services Schedules. Commencing upon the expiration of the Initial Term and for the remainder of the Term, if applicable, the Fees for those Transition Services to be provided for the remainder of the Term will be as mutually agreed upon by the Parties.

2.2                   Third Party Costs. Costs from Third Party Service Providers shall be reimbursed by Recipient, provided that Recipient reserves the right to review all Third Party Service Provider invoices and object to any such invoice to the extent the Third Party Service Provider failed to adequately perform the services invoiced.

2.3                   Invoices. Provider shall invoice Recipient monthly for the Transition Services, including all Third Party Fees, and Recipient shall pay Provider within thirty (30) days after the date of Recipient’s receipt of each such invoice that is not disputed by Recipient. Recipient shall not offset any amounts payable by it hereunder against any other amounts owed to it by Provider. If Recipient fails to pay the full amount of any undisputed invoice within such thirty (30) day period, Provider shall give written notice of such failure and no less than three (3) Business Days to cure. Any such failure not cured within such 3-day period will be considered a material breach of this Agreement, for which Provider may, without liability and in its sole discretion, suspend its obligations hereunder to provide any and all Transition Services to Recipient until such time as all invoices have been paid in full or terminate this Agreement.

2.4                   Interest Payable on Amounts Past Due. All payments required to be made pursuant to this Agreement shall bear interest from and including the date such payment is due until but excluding the date of payment, at a monthly rate equal to the lesser of (i) one and one quarter of one percent (1.25%) per month or (ii) the maximum rate permitted by applicable Law. In addition, Recipient shall indemnify Provider for its costs, including reasonable attorneys’ fees and disbursements, incurred to collect any unpaid amount that is past due and not disputed in writing by Recipient.

2.5                   Taxes. The Fees described herein with respect to the Transition Services do not include any Taxes. In addition to the amounts required to be paid as set forth herein, Recipient shall pay and be responsible for and shall promptly reimburse Provider for any Taxes imposed with respect to such amounts or the provision of Transition Services hereunder.

2.6                   No Right to Setoff. Neither Purchaser nor Recipient shall have any right of setoff with respect to any claim, debt or obligation against payments to Provider under this Agreement.

ARTICLE III

REPRESENTATIVES

3.1 Coordinators. Provider and Recipient shall each designate in writing a representative to act as Provider’s and Recipient’s respective primary contact persons to coordinate the provision of all of the Transition Services (collectively, the “Primary Coordinators”). Each Primary Coordinator may designate one or more service coordinators for each specific Transition Service (the “Service Coordinators”). Each Party may treat an act of a Primary Coordinator of another Party as being authorized by such other Party without inquiring behind such act or ascertaining whether such Primary Coordinator had authority to so act, and each Party may treat an act of a Service Coordinator as being authorized by such other Party only to the extent such act is directly related to the Transition Service for which such Service Coordinator has been designated; provided, however, that no such Primary Coordinator or Service Coordinator has authority to amend this Agreement. Each Party shall promptly (and in any event within ten (10) Business Days) advise the other in writing of any change in its Primary Coordinator or any Service Coordinator for a particular Transition Service. Provider and Recipient agree that all communications relating to the provision of the Transition Services shall be by electronic mail and shall be directed to the Service Coordinators for such Transition Service with copies to the Primary Coordinators.

6	Transition Services Agreement

ARTICLE IV

CONTRACT RIGHTS

4.1 Third Party Consents. Provider’s obligation to deliver any Transition Services described in this Agreement is conditional upon Recipient obtaining the consent and license rights, where necessary, of any relevant third party. All costs, fees and expenses of obtaining any third party consents or arranging alternative methods of delivering Transition Services will be the responsibility of Recipient.

ARTICLE V

TERM; TERMINATION

5.1                                         Term. This Agreement shall become effective upon the Effective Date of this Agreement and shall remain in effect for six (6) months (the “Initial Term”), unless earlier terminated pursuant to Sections 5.2 or 5.3. Each Transition Service will terminate on the earlier of: (i) the expiration date specified in the applicable Services Schedule, if any, for such Transition Service; (ii) the termination or reduction in scope of such Transition Service pursuant to Section 5.2; and (iii) the expiration or termination of this Agreement.

5.2                                         Partial Termination. Recipient may terminate or reduce the scope of the provision of any Transition Service (in whole or in part) upon thirty (30) days’ prior written notice to Provider. Recipient will reimburse Provider for costs incurred by Provider resulting from Recipient’s early termination or reduction of such Transition Service being performed, including commitments made to, or in respect of, personnel or approved Third Party Service Providers, prepaid expenses related to the terminated or reduced Transition Service and costs related to terminating such commitments. Such reimbursement shall be made by Recipient to Provider in accordance with Article II. Recipient shall not be liable for any cost resulting from early termination of a third-party agreement entered into by Provider unless Recipient expressly so agrees in writing.

5.3                                         Complete Termination. The Parties may terminate this Agreement, in whole, solely in accordance with this Section 5.3.

7	Transition Services Agreement

(a)                                                                                                                                                   By Recipient. Recipient may terminate this Agreement for any reason or no reason, at any time, upon not less than thirty (30) days’ prior written notice to Provider. Recipient will reimburse Provider for out-of-pocket costs incurred by Provider resulting from Recipient’s early termination, including commitments made to, or in respect of, personnel or approved Third Party Service Providers, prepaid expenses related to the terminated Transition Services and costs related to terminating such commitments. Such reimbursement shall be made by Recipient to Provider in accordance with Article II. All accrued and unpaid charges for Transition Services shall be due and payable upon termination of this Agreement and shall be paid by Recipient to Provider in accordance with Article II. Recipient shall not be liable for any cost resulting from early termination of an agreement with any third-party that is not an approved Third Party Service Provider.

(b)                                                                                                                                         By Provider. Except with respect to a termination by Provider for Recipient’s non-payment of Invoices which is governed by Section 2.3 above, Provider may terminate this Agreement in the event of (w) a termination of that certain Technology License and Support Agreement of even date herewith between Provider, as “Licensor,” and Purchaser, as “Licensee,” (x) a material breach by either Recipient, as the “Company,” or Purchaser, as “Buyer,” of any covenant, obligation or other agreement made by either such party pursuant to the Purchase Agreement in respect of any period following the Effective Date (i) if such material breach is not curable, upon written notice to Recipient and Purchaser, or (ii) if such material breach is curable, if such material breach is not cured within thirty (30) days after Provider notifies Recipient and Purchaser of such material breach, (y) a material breach by any of senseFly Inc., as the “Company,” Purchaser, as “Parent,” or AgEagle Aerial, Inc., as “Buyer,” of any covenant, obligation or other agreement made by any such party pursuant to that certain Stock Purchase Agreement dated as of October , 2021 by and among senseFly Inc., Purchaser and AgEagle Aerial, Inc. in respect of any period following the Effective Date (i) if such material breach is not curable, upon written notice to Purchaser, or (ii) if such material breach is curable, if such material breach is not cured within ten (10) days after Provider notifies Purchaser of such material breach or (z) a material breach of this Agreement by Recipient (i) if such material breach is not curable, upon written notice to Recipient, or (ii) if such material breach is curable, if such material breach is not cured within thirty (30) days after Provider notifies Recipient of such material breach.

(c)                 By Either Party. Either party may terminate this Agreement any time upon giving written notice to the other party if the other party is adjudicated as bankrupt, becomes insolvent, suffers permanent or temporary court-appointed receivership of substantially all of its property, makes a general assignment for the benefit of creditors, or suffers the filing of a voluntary or involuntary bankruptcy petition that is not dismissed within sixty (60) days after filing.

(d)                 By Both Parties. This Agreement will terminate upon the mutual written agreement of the Parties.

5.4                                         Extension. The Initial Term may be extended only by mutual written agreement of the Parties, which agreement will not be unreasonably withheld with respect to the first three (3) month extension (the “Initial Extension”), but which agreement after the Initial Extension may be withheld in Provider’s sole discretion, either in whole or with respect to one or more of the Transition Services. The Initial Term, the Initial Extension, and any extension thereof are collectively the “Term.”

8	Transition Services Agreement

5.5                                         Effect of Termination or Expiration. Except as otherwise agreed by the Parties, promptly following the expiration or termination of this Agreement (but in no event later than thirty (30) days thereafter), each Party shall, in the recipient’s discretion, destroy or return to the other Party in accordance with such other Party’s reasonable instructions all of the other Party’s Confidential Information in its possession or control that was disclosed under this Agreement. Each Party acknowledges and agrees that the termination or expiration of a Transition Service or this Agreement for any reason shall not release a Party from any liability or obligation that already has accrued as of the effective date of such termination or expiration, and shall not constitute a waiver or release of, or otherwise be deemed to adversely affect, any rights, remedies or claims which a Party may have hereunder, or otherwise, or which may arise out of or in connection with such termination or expiration.

5.6                                         Survival. Section 1.9 (Intellectual Property Rights), Article II (Pricing & Payment for Transition Services), Section 5.5 (Effect of Termination or Expiration), this Section 5.6 (Survival), Section 6.2 (DISCLAIMER OF WARRANTIES), Article VII (LIMITATION OF LIABILITY), Article VIII (Confidentiality) and Article IX (Miscellaneous) shall survive any termination or expiration of this Agreement.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

6.1                   Representations and Warranties. Each Party represents and warrants to the other that:

(a)                    it is a legal entity validly existing and in good standing (to the extent such concept is legally recognized) under the Laws of the jurisdiction of its organization;

(b)                    it has all necessary power and authority, and has taken all action necessary, to authorize, execute, deliver and perform this Agreement, in accordance with the terms of this Agreement; and

(c)                    this Agreement has been duly and validly executed and delivered by such Party, and, assuming the due authorization, execution and delivery by the other Party, constitutes a valid, legal and binding agreement of such Party, enforceable against such Party in accordance with its terms, subject to the effect of any applicable Laws relating to bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or preferential transfers, or similar Laws relating to or affecting creditors’ rights generally.

(d)                    The Parties acknowledge and agree that, except as expressly set forth herein, the Recipient assumes all risks and liabilities arising from or relating to its use of and reliance upon the Transition Services and any deliverables provided in connection therewith and Provider makes no representation or warranty with respect thereto.

6.2                   DISCLAIMER OF WARRANTIES. THIS IS A SERVICE AGREEMENT. EXCEPT AS EXPRESSLY STATED ELSEWHERE IN THIS AGREEMENT, (INCLUDING WITHOUT LIMITATION IN SECTION 1.2 (STANDARD OF PERFORMANCE) ABOVE) (I) PROVIDER DOES NOT GUARANTEE, REPRESENT OR WARRANT THE TRANSITION SERVICES TO BE PROVIDED HEREUNDER OR ANY DELIVERABLES PROVIDED IN

9	Transition Services Agreement

CONNECTION THEREWITH, (II) THE TRANSITION SERVICES AND ANY DELIVERABLES PROVIDED IN CONNECTION THEREWITH SHALL BE PROVIDED ON AN “AS IS” AND “WITH ALL FAULTS” BASIS, AND (III) THERE ARE NO OTHER, AND PROVIDER DOES NOT MAKE AND HEREBY DISCLAIMS ALL OTHER, REPRESENTATIONS, WARRANTIES OR GUARANTEES OF ANY KIND WITH RESPECT TO THIS AGREEMENT, THE TRANSITION SERVICES AND ANY DELIVERABLES PROVIDED IN CONNECTION THEREWITH, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY, TITLE/NONINFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE, WHICH ARE SPECIFICALLY DISCLAIMED. PROVIDER DOES NOT GUARANTEE, REPRESENT OR WARRANT THE CORRECTNESS, COMPLETENESS, CURRENTNESS, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF ANY DATA PROVIDED TO RECIPIENT.

ARTICLE VII

LIMITATION OF LIABILITY

7.1                 Indemnification. Recipient and Purchaser each agrees to indemnify, defend and hold Provider, its Affiliates, the Third Party Service Providers, and each of Provider’s, its Affiliates’ and the Third Party Service Providers’ respective employees, agents, officers and directors harmless from and against any losses, costs, interest, charges, expenses (including reasonable attorneys’ fees), obligations, liabilities, settlement payments, awards, judgments, fines, penalties, damages, assessments or deficiencies (“Losses”) arising out of (i) any third-party claim in connection with or by reason of this Agreement, (ii) any Transition Services provided by or on behalf of Provider hereunder, or (iii) any use of such Transition Service by Recipient, except in each case to the extent such Losses arise out of the willful misconduct or gross negligence of Provider, any of its Affiliates or any of the Third Party Service Providers or any breach of this Agreement by Provider.

7.2                  LIMITATION ON LIABILITY. IN NO EVENT SHALL PROVIDER, RECIPIENT OR PURCHASER BE LIABLE FOR ANY SPECIAL, PUNITIVE, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR EXEMPLARY DAMAGES (INCLUDING LOSS OF DATA, PROFITS, INTEREST, OR REVENUE OR ANY INTERRUPTION OF BUSINESS) IN CONNECTION WITH, ARISING FROM OR IN RELATION TO THIS AGREEMENT (INCLUDING ANY OF THE TRANSITION SERVICES TO BE PROVIDED HEREUNDER, ANY DELIVERABLES PROVIDED IN CONNECTION THEREWITH, OR THE PERFORMANCE OF OR FAILURE TO PERFORM OBLIGATIONS UNDER THIS AGREEMENT), WHETHER BASED ON WARRANTY, CONTRACT, TORT (INCLUDING NEGLIGENCE OR STRICT LIABILITY) OR ANY OTHER LEGAL OR EQUITABLE GROUNDS, AND REGARDLESS OF WHETHER SUCH DAMAGES ARE FORESEEABLE OR WHETHER PROVIDER IS ADVISED OF THE POSSIBILITY OR LIKELIHOOD OF SUCH DAMAGES. IN NO EVENT SHALL PROVIDER OR RECIPIENT OR PURCHASER BE LIABLE FOR ANY LOSSES IN CONNECTION WITH, ARISING FROM OR IN RELATION TO THIS AGREEMENT (INCLUDING ANY OF THE TRANSITION SERVICES TO BE PROVIDED HEREUNDER, ANY, DELIVERABLES PROVIDED IN CONNECTION THEREWITH OR THE PERFORMANCE OF OR FAILURE TO PERFORM PROVIDER’S OBLIGATIONS UNDER THIS AGREEMENT) FOR ANY AMOUNT IN EXCESS OF THE LESSER OF THE: (A) TOTAL AMOUNT OF FEES PAID DURING THE SIX (6) MONTH PERIOD PRECEDING THE CLAIM; OR (B) USD$10,000.00; PROVIDED, HOWEVER, THAT SUCH LIMITATION OF LIABILITY SHALL NOT APPLY TO ANY LOSSES RELATED TO THE AMOUNTS PAYABLE TO PROVIDER FOR THE COST OF SERVICES ACTUALLY RENDERED UNDER ARTICLE II OF THIS AGREEMENT. THE PARTIES INTEND THAT NO DOUBLE REMEDIES OR RECOVERIES ARE INTENDED OR PERMITTED UNDER THIS AGREEMENT AND THAT CLAIMS ASSERTED UNDER ONE SECTION OR SUBSECTION OF THIS AGREEMENT MAY NOT ALSO BE ASSERTED UNDER ANOTHER SECTION OR SUBSECTION OF THIS AGREEMENT OR UNDER THE PURCHASE AGREEMENT OR ANY OTHER ANCILLARY DOCUMENT IF SUCH ASSERTION WOULD RESULT IN DOUBLE RECOVERY.

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ARTICLE VIII

CONFIDENTIALITY

8.1                  Duty of Confidentiality. Each Party (a “Receiving Party”) agrees to safeguard the other Party’s (the “Disclosing Party”) Confidential Information received under this Agreement with the same degree of care that the Receiving Party uses to protect its own similar Confidential Information, but in no event less than a reasonable degree of care. Such Confidential Information of the Disclosing Party received hereunder may be used by the Receiving Party in connection with the Transition Services only and may only be copied or reproduced to the extent reasonably necessary for the Receiving Party to perform its obligations or enforce its rights under this Agreement. The Disclosing Party shall not disclose any such Confidential Information of the Receiving Party to any Person; provided, that, Provider may disclose Recipient’s Confidential Information to any of its Affiliates or Third Party Service Providers for any purpose consistent with this Agreement, subject to appropriate written obligations of non-disclosure and non-use.

8.2                  Permitted Disclosure. Notwithstanding anything contained herein to the contrary, Section 8.1 shall not restrict the Receiving Party from disclosing Confidential Information to the extent reasonably necessary in connection with the enforcement of this Agreement or as required by applicable Law or legal or regulatory process (including to the extent requested by any Governmental Body in connection with any such Law or legal or regulatory process), including any Tax audit or litigation. In the event that the Receiving Party or its permitted service providers become legally required by deposition, interrogatory, request for documents, subpoena, civil investigative demand, formal regulatory request or similar judicial or administrative process to disclose any Confidential Information of the Disclosing Party, the Receiving Party shall, to the extent permitted by Law, provide the Disclosing Party with prompt prior written notice of such requirement so that the Disclosing Party may seek a protective order or other similar remedy to cause such Confidential Information not to be disclosed. The Receiving Party shall reasonably cooperate with the Disclosing Party, at the Disclosing Party’s expense, in connection with the Disclosing Party’s seeking of such protective order or similar remedy. In the event that such protective order or other similar remedy is not obtained or the Disclosing Party waives compliance with the provisions of this Section 8.2, the Receiving Party or its permitted service provider shall furnish only that portion of the Confidential Information that has been legally required, and shall exercise commercially reasonable efforts to obtain assurance that confidential treatment shall be accorded such disclosed Confidential Information.

11	Transition Services Agreement

8.3                                              Confidential Information. The following shall be considered “Confidential Information” of a Party under this Agreement: all proprietary and confidential information, provided or received in connection with the provision of the Transition Services hereunder, concerning the Business, business relationships (including prospective customers and business partners) and financial affairs of such Party or its Affiliates, whether or not in writing and whether or not labeled or identified as confidential or proprietary, including inventions, trade secrets, technical information, know-how, product and pricing information and plans, research and development activities, marketing plans and activities, customer, supplier and prospect information, employee and financial information, and information disclosed by third parties of a proprietary or confidential nature or under an obligation of confidence; provided that Confidential Information does not include, and there shall be no obligation hereunder, with respect to information that (i) is or becomes generally available to the public, other than as a result of a disclosure in breach of this Agreement by the Receiving Party, (ii) the Receiving Party can demonstrate was or became available to the Receiving Party from a third party not bound by any confidentiality obligation to the Disclosing Party, (iii) was already in the Receiving Party’s possession (without an obligation of confidentiality) prior to direct or indirect disclosure pursuant to this Agreement (or any predecessor agreement between the Parties governing the confidentiality of such information) and was not generated in the course of, or in connection with, the Transition Services, or (iv) is developed independently by the Receiving Party without reference to the Disclosing Party’s Confidential Information.

ARTICLE IX

MISCELLANEOUS

9.1                   Amendment and Waiver. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by each Party. Either Party to this Agreement may, only by an instrument in writing, waive compliance by the other Party to this Agreement with any term or provision of this Agreement on the part of such other Party to this Agreement to be performed or complied with. The waiver by any Party to this Agreement of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

9.2                   Notices. All notices and other communications to be given to any Party hereunder shall be sufficiently given for all purposes hereunder if in writing and upon delivery if delivered by email or by hand, one (1) Business Day after being sent by courier or overnight delivery service, three (3) Business Days after being mailed by certified or registered mail, return receipt requested, with appropriate postage prepaid, or when sent in the form of a facsimile and receipt confirmation is received, and shall be directed to the address or facsimile number set forth below (or at such other address or facsimile number as such Party shall designate by like notice):

12	Transition Services Agreement

If to Provider:

Parrot Drones S.A.S.

174 Quai de Jemmapes 75010 Paris, France

Attention: Directeur Juridique

E-mail: legal@parrot.com

with a copy (which shall not constitute notice) to:

Davis Wright Tremaine LLP 920 Fifth Avenue, Suite 3300 Seattle, WA 98104 USA Attn: Stuart Campbell

Email: stuartcampbell@dwt.com Facsimile: (206) 757-7017

If to Recipient:

AgEagle Aerial Systems Inc. 8863 E. 34th Street North Wichita, Kansas 67226

E-mail: brandon.declet@ageagle.com

Attention: Brandon Torres Declet

with a copy to (which shall not constitute notice):

Carlton Fields, P.A.

2 MiamiCentral

700 NW 1st Avenue, Ste. 1200

Miami, Florida 33136-4118

E-mail: rmacaulay@carltonfields.com Facsimile: (305) 530-0055

Attention: Robert B. Macaulay

9.3                   Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties to this Agreement and their respective successors and assigns; provided, however, that no Party to this Agreement may assign this Agreement without the express prior written consent of the other Party to this Agreement. Notwithstanding the foregoing, Recipient may freely assign this Agreement and any license granted in connection therewith to an Affiliate or in connection with a sale, merger, acquisition or reorganization.

9.4                   Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

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9.5                   Third-Party Beneficiaries. Except with respect to any indemnitees under Section 7.1, this Agreement is not intended to confer on or on behalf of any Person not a party to this Agreement (and their successors and assigns) any rights, benefits, causes of action or remedies with respect to the subject matter or any provision hereof.

9.6                   Entire Agreement. This Agreement (including the Services Schedule), together with Purchase Agreement, Confidentiality Agreement and other Ancillary Agreements, constitutes the entire agreement between the Parties with respect to the subject matter of this Agreement and supersedes any prior discussion, correspondence, negotiation, proposed term sheet, agreement, understanding or arrangement. Each Schedule to this Agreement is hereby incorporated into this Agreement by reference.

9.7                   Counterparts; Electronic Delivery. This Agreement may be executed in one or more counterparts, and by either of the Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be as effective as delivery of a manually executed counterpart of this Agreement.

9.8                   Headings; Definitions. The section and article headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement.

9.9                   Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of York or any other jurisdiction). Each Party consents to exclusive jurisdiction and venue in the federal or state courts sitting in New York County, New York. The Parties irrevocably waive, to the fullest extent permitted by Law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement.

9.10               Relationship of the Parties. The Parties hereto are independent contractors and Recipient and Provider are not employees, partners or joint venturers of the other. Under no circumstances shall any of the employees of Recipient or Provider be deemed to be employees of the other for any purpose. Recipient and Provider shall not have the right to bind the other to any agreement with a third party nor to represent itself or themselves as a partner or joint venturer of the other. For the avoidance of doubt, Recipient and Provider shall be solely responsible for the operation of their respective businesses and the decisions and actions taken in connection therewith, and nothing contained herein shall impose any liability or responsibility on Provider with respect thereto.

9.11               Guaranty of Recipient Obligations. Purchaser hereby guarantees the full, prompt and unconditional performance of all of Recipient’s obligations to Provider pursuant to this Agreement.

9.12               Purchase Agreement. Nothing herein is intended to modify, limit or otherwise affect the representations, warranties, covenants, agreements and indemnifications contained in the Purchase Agreement, and such representations, warranties, covenants, agreements and indemnifications shall remain in full force and effect in accordance with the terms of the Purchase Agreement.

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9.13               Force Majeure. Neither Party shall be liable to the other for any failure or delay in the performance of its obligations under this Agreement (other than with respect to payment obligations under this Agreement) to the extent such failure or delay is caused by a Force Majeure Event. Upon the occurrence of a Force Majeure Event, (i) the non-performing Party shall promptly notify the other Party of the circumstances hindering its performance and of its plans and efforts to implement a work-around, (ii) the non-performing Party shall be excused from any further performance or observance of the affected obligation(s) for as long as such circumstances prevail, and (iii) the non-performing Party shall continue to attempt to recommence performance or observance to the greatest extent possible without delay. The non-performing Party shall also notify the other Party promptly when the Force Majeure Event has abated. If Provider fails to provide any Transition Services in connection with any Force Majeure Event, the amounts due Provider under this Agreement shall be equitably adjusted in a manner such that Recipient shall not be responsible for the payment of any amounts for such Transition Services that Provider failed to provide. The term “Force Majeure Event” shall mean an event or condition that is caused by or results from any (a) act of war, terrorism, civil riots or rebellions, (b) Law, demand, seizure or requirement of any Governmental Body, quarantine, embargo or any other similar unusual action of a Governmental Body, (c) extraordinary element of nature or act of God, fire, flood, or storm, (d)  strike, lockout or other labor trouble, delays by suppliers or carriers, shortages of fuel, power, raw materials or components, (e) epidemic, pandemic, or related quarantine including, without limitation, the novel coronavirus Covid-19 pandemic ongoing as of the date of this Agreement, or (e)   (f) any other event or condition outside the reasonable control of the Party subject to such failure or delay. Additionally, Provider shall not be liable under this Agreement for any failure to provide or make available Transition Services as set forth herein to the extent such failure was the direct result of Recipient’s operations or systems, or acts or omissions of Recipient.

9.14        Interpretation; Absence of Presumption. For the purposes of this Agreement,(i) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires; (ii) references to the terms Article, Section, and Schedule are references to the Articles, Sections, and Schedules to this Agreement unless otherwise specified; (iii) the terms “hereof,” “herein,” “hereby,” “hereto,” and derivative or similar words refer to this entire Agreement, including the Schedules hereto; (iv) references to “€” shall mean Euros; (v) the word “including” and words of similar import when used in this Agreement shall mean “including without limitation,” unless otherwise specified; (vi) the word “or” shall not be exclusive; (vii) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”;

 (viii) references to “written” or “in writing” include in electronic form; (ix) provisions shall apply, when appropriate, to successive events and transactions; (x) the headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement; (xi) Provider and Recipient have each participated in the negotiation and drafting of this Agreement and if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the Parties hereto and no presumption or burden of proof shall arise favoring or burdening either Party by virtue of the authorship of any of the provisions in this Agreement; (xii) a reference to any Person includes such Person’s successors and permitted assigns; (xiii) any reference to “days” means calendar days unless Business Days are expressly specified; (xiv) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded; and (xv) unless otherwise stated in this Agreement, references to any Contract are to that Contract as amended, modified or supplemented from time to time in accordance with the terms thereof.

* * * * *

15	Transition Services Agreement

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized officers as of the date first set forth above.

PROVIDER

PARROT DRONES S.A.S.

By:
Name:
Title:

RECIPIENT

SENSEFLY S.A.

By:
Name:
Title:

By:
Name:
Title:

Transition Services Agreement

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized officers as of the date first set forth above.

PURCHASER

AGEAGLE AERIAL SYSTEMS INC.

By:
Name:
Title:

Transition Services Agreement

Exhibit D

TLSA

[see attached]

Exhibit A

Technology License and Support Agreement

This Technology License and Support Agreement (“Agreement”), effective as of October , 2021 (“Effective Date”), and entered into between Parrot Drones S.A.S., a Société par Actions Simplifiée organized under the laws of France (“Licensor”), senseFly S.A., a company limited by shares (société anonyme; Aktiengesellschaft) organized under the laws of Switzerland (“Licensee”) and, for purposes of Section 10, AgEagle Aerial Systems, Inc., a Nevada corporation (“AgEagle”). Licensor, Licensee and AgEag le are each sometimes referred to collectively as the “Parties” or individually as a “Party.” All capitalized terms not defined in Section 1 (Definitions) will have the meaning given to them elsewhere in this Agreement.

Background

A.   Licensor and AgEagle entered into that certain Stock Purchase Agreement dated October 18, 2021 (“SPA”) pursuant to which AgEagle has agreed to acquire all of the equity of Licensee.

B.  As a condition to closing the transactions contemplated by the SPA, Licensor has agreed to license to Licensee, and Licensee has agreed to obtain from Licensor, a license to manufacture the Hardware and use the Software subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	DEFINITIONS.

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the direct or indirect power to direct or cause the direction of the management and policies of a Person, whether through [the ownership of voting securities, by contract, or otherwise/ownership of more than fifty percent (50%) of the voting securities of a Person.

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in Lausanne, Switzerland are authorized or required by Law to be closed for business.

“Claim” means any allegation, claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena, or investigation of any nature, civil, criminal, administrative, regulatory, or other, whether at law, in equity, or otherwise.

“Closing” and “Closing Date” have the meanings ascribed to them in the SPA.

“Distributable Software” means the Software distributed in Object Code and described in Exhibit A solely to be integrated, embedded and incorporated into the Licensed Products.

“Documentation” means, as of the Closing Date, Licensor’s user manuals, handbooks, and installation guides relating to the Software that Licensor provides or makes available to Licensee in any form or medium which describe the functionality, components, features, or requirements of the Software, including any aspect of the installation, configuration, integration, operation, or use of the Software, as more fully described in Exhibit A.

“Excluded License” means any software license requiring, as a condition of use, modification and/or distribution that the software or other software combined and/or distributed with it be (a) disclosed or distributed in source code form; (b) licensed for the purpose of making derivative works; or (c) redistributable at no charge.

“Field of Use” means (a) fixed wing unmanned aerial vehicles or “UAV” (commonly known as a drone - an aircraft without any human pilot, crew or passengers on board) that fly by utilizing the lift generated by the aircraft’s forward motion and the shape of its wings and (b) hybrid VTOL (Vertical Takeoff and Landing) fixed wing UAV, allowing for vertical take-off and landing of the UAV.

“Intellectual Property Rights” means any and all registered and unregistered rights granted, applied for, or otherwise now or hereafter in existence under or related to any patent, copyright, trademark, trade secret, database protection, or other intellectual property rights laws, and all similar or equivalent rights or forms of protection, in any part of the world.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, or other requirement of any federal, state, local, or foreign government or political subdivision thereof, or any arbitrator, court, or tribunal of competent jurisdiction.

“Licensed Products” means the whole or any part of any product, materials, goods, articles, parts, processes, supplies, software and other things embodying the Licensed Technology.

“Licensed Technology” means, collectively the Software, Documentation and Specifications.

“Losses” means all losses, damages, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorneys’ fees and the costs of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers.

“Object Code” means the computer software code that results from the translation or processing of Source Code by a computer into machine executable or intermediate code, which code is not readily understandable to a human being but is appropriate for execution or interpretation by a computer.

“Open Source Components” means any software component, documentation or other material that is subject to any open source license agreement, including but not limited to software, documentation or other material licensed or distributed under any of the following licenses or distribution models, or licenses or distribution models similar to any of the following or any other license that is approved by the Open Source Initiative: (a) GNU’s General Public License (GPL), Lesser/Library GPL (LGPL), or Free Documentation License, (b) the Artistic License (e.g., PERL), (c) the Mozilla Public License, (d) the Netscape Public License, (e) the Sun Community Source License (SCSL), (f) the Sun Industry Standards License (SISL), (g) the BSD License, or (h) the Apache License.

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“Person” means an individual, corporation, partnership, joint venture, limited liability entity, governmental authority, unincorporated organization, trust, association, or other entity.

“Services” means the services provided by Licensor under this Agreement and applicable Statement of Work.

“Specifications” means, as of the Closing Date the written specifications, reference designs or schematics, as more fully described in Exhibit A, that describe the Licensed Technology, including the technical requirements for implementation or use of the Software and performance standards for the Software.

“Software” means, as of the Closing Date, the executable, object code version of the licensed software products and tools owned or developed by Licensor, as more fully described in Exhibit A and Source Code for all Software identified as including Source Code.

“Source Code” means computer code in high level, human readable language, including comments and related source notes, together with such database designs, design documentation, build documentation, test documentation, test data, test programs, build programs, hosting scripts and other documentation and computer code reasonably required to build, test, maintain and enhance the Object Code created from such computer code.

“Statement of Work” or “SOW” means a statement of work for Services that references this Agreement and is executed by the Parties.

“Territory” means worldwide.

“Third-Party Materials” means materials and information, in any form or medium, that are not proprietary to Licensor, including any third-party: (a) software, documents, data, content or specifications; (b) Open Source Components or other software, hardware or other products, facilities, equipment or devices; and (c) accessories, components, parts or features of any of the foregoing.

2.	LICENSE.

2.1             License Grant. Subject to and conditioned on Licensee’s and AgEagle’s compliance with the terms of this Agreement and the SPA, the senseFly Inc. SPA (as defined below) and that certain Transition Services Agreement of even date herewith among Licensor, as “Provider,” Licensee as “Recipient,” and AgEagle, as “Purchaser” (the “TSA”), as applicable, Licensor hereby grants to Licensee a worldwide, non-exclusive, royalty-free, and non-transferable (except in compliance with Section 13.7) perpetual license under Licensor’s Intellectual Property Rights, without the right to grant sublicenses (other than to customers (solely with respect to Object Code included in Licensed Products sold to customers), and to Licensee’s and AgEagle’s Affiliates and subcontractors (with respect to all rights licensed herein)), to exercise the following rights with solely with respect to the Licensed Technology in existence on the Closing Date and solely in the Field of Use:

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(a)              with respect to the Software, (i) to reproduce, modify, execute, distribute (to customers), perform and create derivative works of the Software and its Source Code (where applicable), solely (x) to integrate the Software into the Licensed Products; and (y) create Distributable Software, both (x) and (y) in Object Code form only, (ii) to enhance, support and test the Software and Licensed Products, and (iii) to offer to sell, sell and import Licensed Products embodying the Licensed Technology;

(b)              with respect to the Source Code for the Software, Licensee may, for internal use only,

(1)              store a copy of the Source Code on a reasonable number of servers at locations that Licensee owns or controls. Licensee may also make temporary copies of the Source Code as reasonably necessary to carry out work specified in this Agreement and otherwise exercise its rights under this Section 2.1. Those temporary copies must be stored only on secure machines at locations that Licensee owns or controls (it being understood and agreed that virtual computers hosted in a cloud environment subscribed to by Licensee or its Affiliates shall be deemed locations controlled by Licensee), and the temporary copies must be deleted when development efforts are complete. Licensee will not commingle the Source Code with other code or data that is unrelated to the development efforts or enhancement of the Licensed Technology; and

(2)              modify, create derivative works of, assemble, compile, or link the Source Code solely to build executable Object Code versions of the Software, or to adapt the Software to Licensed Products, or enhance, maintain, support and test the Software. Licensee will leave in place, and not alter or obscure, all proprietary notices and licenses contained in the Source Code.

(c)              with respect to the Documentation, solely to reproduce, modify, create derivative works of, offer to sell, sell and import the Documentation solely for use in connection with the Licensed Products.

(d)              with respect to the Specifications, solely to reproduce, modify, create derivative works of the Specifications for internal use only in connection with development of the Licensed Products.

2.2             Scope of Licensed Access and Use. Any copy of the Licensed Technology made by Licensee: (a) will remain the exclusive property of Licensor; (b) be subject to the terms and conditions of this Agreement; and (c) must include all copyright or other Intellectual Property Rights notices contained in the original. Notwithstanding the foregoing, any with respect to any derivative work of the Licensed Technology made by Licensee or its sublicensees, all copies of all any such derivative works created by or for Licensee shall be owned solely by Licensee, and Licensor shall receive no rights in respect of any such derivative works, it being understood that Licensor’s ownership rights are limited to the Licensed Technology licensed under this Agreement.

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2.3             Third-Party Materials. The Software may include or require the use of Third-Party Materials licensed under an open source and other license terms. Any use of the Third-Party Materials is governed by, and subject to, the terms and conditions of the applicable licenses. Exhibit D of this Agreement contains a list of or link to applicable third party licenses as of Closing.

2.4             No Joint Development. The Parties do not intend to jointly develop or jointly create any Intellectual Property Rights under or in connection with this Agreement. If the Parties anticipate the joint development or joint creation of any Intellectual Property Rights under this Agreement, they will negotiate in good faith an Intellectual Property Rights agreement, before the creation of any such joint Intellectual Property Rights.

2.5             Reserved Rights. Other than explicitly granted under this Agreement, neither Licensor nor Licensee grants to the other any right or license in or to the Licensed Technology, Confidential Information, Intellectual Property Rights, or any derivative works based thereon, whether by implication, estoppel, or otherwise.

2.6             Delivery. Licensor will deliver to Licensee the Licensed Technology in existence on the Closing Date at Licensor’s office in Paris (France) on one or several hard-drive disks within four (4) Business Days following Closing. Licensee will thereafter have twenty (20) Business Days examine the content of the hard-drive disks and to advise if it believes the Licensed Technology provided on the is complete.

2.7             Sublicensees. Licensor will be responsible for the compliance of its sublicensees with this Agreement.

2.8             License Dispute Resolution. In the event of a dispute that Licensor believes would give it the right to terminate the license(s) granted in this Agreement, Licensor shall not terminate such licenses until the Parties have undergone the following dispute resolution process:

(a)              Licensor shall give written notice of the dispute to Licensee, stating the basis for its belief that Licensee is in breach, and that it intends to terminate the license as a result (“Notice of Dispute”).

(b)              Senior executives of Licensor and Licensee shall then engage in good faith discussions for not less than thirty (30) days from the Notice of Dispute to resolve such dispute (“Discussion Period”).

(c)              In the event the dispute is not resolved by discussions between the parties by the end of the Discussion Period, Licensor and Licensee shall promptly submit to mediation before a court-certified mediator reasonably acceptable to both parties having experience in disputes related to technology substantially similar to the Licensed Technology. Such mediation shall take place in New York County, New York, and the parties shall mediate in a good faith effort to resolve such dispute. Upon expiration of the Discussion Period, the parties will have a period of sixty (60) days to conduct the mediation (“Mediation Period”), unless extended further on written agreement of the parties.

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(d)              If, after good faith mediation during the Mediation Period, such mediator declares an impasse, then Licensor may provide a formal notice of termination and immediately terminate this Agreement, and the parties may pursue their respective legal remedies.

For avoidance of doubt, the foregoing dispute resolution process shall not prevent Licensor from seeking an immediate injunction or other equitable relief to prevent any use or disclosure that it believes is not within the scope of the license(s) granted herein.

3.	LICENSE RESTRICTIONS.

3.1             Restrictions. The following restrictions apply to the Licensed Technology as delivered on the Closing Date, but do not apply to solely and exclusively to independently developed extensions or enhancements to the Licensed Technology created by or for Licensee after the Closing Date. Except as this Agreement expressly permits, and subject to Section 2.3 with respect to Third-Party Materials and material created by Licensee and incorporated into, or used with, the Licensed Technology, Licensee will not, and will not knowingly permit any other Person (other than its employees, subcontractors, and Affiliates) to:

(a)              copy the Licensed Technology, in whole or in part;

(b)              modify, correct, adapt, translate, enhance, or otherwise prepare derivative works of any Licensed Technology except as agents of Licensee in connection with Licensee’s exercising of its rights under the licenses granted in this Agreement;

(c)              rent, lease, lend, sell, sublicense, assign, distribute, publish, transfer, or otherwise make available the Licensed Technology to any third party (it being understood that the foregoing shall not be construed to limit or forbid Licensee from (except with regard to Source Code) hosting Software on third party cloud or data center providers, distribution of Licensed Products, or offering the Software on a Software as a Subscription basis in connection with the sale, lease or rental of Licensed Products);

(d)	DELETED;

(e)              bypass or breach any security device or protection used for or contained in the Licensed Technology (provided that the foregoing shall not be construed to prevent or limit Licensee’s right to perform penetration tests or security tests on Licensed Products either directly or through Affiliates or subcontractors);

(f)               remove, delete, efface, alter, obscure, translate, combine, supplement, or otherwise change any trademarks, terms of the Documentation, warranties, disclaimers, or Intellectual Property Rights, proprietary rights or other symbols, notices, marks, or serial numbers on any copy of the Licensed Technology (provided that the foregoing shall not be construed to prevent Licensee from adding its own trademarks, terms, warranties, and disclaimers to any copy of a derivative work of the Licensed Technology created by Licensee);

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(g)              knowingly use the Licensed Technology in any manner or for any purpose that infringes, misappropriates, or otherwise violates any Intellectual Property Right or other right of any Person, or that violates any Law;

(h)              use the Licensed Technology for purposes of: (i) benchmarking or competitive analysis; (ii) developing, using, or providing a competing product or service (provided that the foregoing shall not prevent Licensee’s contractors or Affiliates from analyzing and benchmarking the Licensed Technology in connection with their permitted use thereof) ;

(i)                use (i) the Licensed Technology in any manner or for any purpose or application not expressly permitted by this Agreement, or (ii) any Open Source Components in any manner or for any purpose or application not expressly permitted by the controlling open source License; or

(j)                use the Licensed Technology in a manner that makes the Licensed Technology subject to the terms of an Excluded License.

3.2     Covenant Not to Sue. Licensee covenants that during the Term, Licensee will not (i) sue any of the Licensor Covered Parties for alleged infringement of any patent claim based solely on the Licensed Technology. In this Section, “Licensor Covered Parties” means Licensor its Affiliates, and each of their respective contract manufacturers, distributors, and end-user customers. Licensee’s breach of the covenant in this Section will constitute a material breach of this Agreement.

4.	TECHNICAL SUPPORT SERVICES.

4.1             On Licensee’s request, Licensor will make available to Licensee reasonable technical support Services for the Licensed Technology consisting of access to engineers and equipment to be designated by Licensor, pursuant to the terms and conditions attached as Exhibit B and a SOW.

5.	TAXES.

Licensee will be responsible for all sales, use, and excise taxes, and any other similar taxes, duties, and charges of any kind imposed by any federal, state, or local governmental or regulatory authority in connection with the Agreement.

6.	AUDITS.

6.1             Audit Procedure. Licensor or its nominee may, in Licensor’s sole discretion on thirty

(30) days’ prior notice, inspect and audit Licensee’s use of the Licensed Technology under this Agreement at any time during the Term and for one (1) year following the termination of this Agreement. All audits will be conducted during regular business hours, and no more frequently than once in any twelve (12) month period, and in a manner that does not unreasonably interfere with Licensee’s business operations. Licensee will make available all such books, records, equipment, information, and personnel, and provide all such cooperation and assistance, as may reasonably be requested by or on behalf of Licensor with respect to such audit.

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6.2             Cost and Results of Audit. If the audit determines that Licensee’s use of the Licensed Technology exceeds the usage permitted by this Agreement, Licensee will reimburse Licensor for all reasonable costs incurred by Licensor in conducting the audit within thirty (30) days of the date of written notification of the audit results.

7.	CONFIDENTIALTY.

7.1              Duty of Confidentiality. Each Party (a “Receiving Party”) agrees to safeguard the other Party’s (the “Disclosing Party”) Confidential Information received under this Agreement with the same degree of care that the Receiving Party uses to protect its own similar Confidential Information, but in no event less than a reasonable degree of care. Such Confidential Information of the Disclosing Party received hereunder may be used by the Receiving Party in connection with this Agreement only and may only be copied or reproduced to the extent reasonably necessary for the Receiving Party to perform its obligations or enforce and exercise its rights under this Agreement. The Disclosing Party shall not disclose any such Confidential Information of the Receiving Party to any Person; provided, that, Licensee may disclose Licensor’s Confidential Information to Licensee’s and AgEagle’s Affiliates and subcontractors for any purpose consistent with this Agreement, subject to appropriate written obligations of non-disclosure and non-use.

7.2              Permitted Disclosure. Notwithstanding anything contained herein to the contrary, Section 7.1 shall not restrict the Receiving Party from disclosing Confidential Information to the extent reasonably necessary in connection with the enforcement of this Agreement or as required by Law or legal or regulatory process (including to the extent requested by any governmental body in connection with any such Law or legal or regulatory process), including any tax audit or litigation. In the event that the Receiving Party becomes legally required by deposition, interrogatory, request for documents, subpoena, civil investigative demand, formal regulatory request or similar judicial or administrative process to disclose any Confidential Information of the Disclosing Party, the Receiving Party shall, to the extent permitted by applicable aw, provide the Disclosing Party with prompt prior written notice of such requirement so that the Disclosing Party may seek a protective order or other similar remedy to cause such Confidential Information not to be disclosed. The Receiving Party shall reasonably cooperate with the Disclosing Party, at the Disclosing Party’s expense, in connection with the Disclosing Party’s seeking of such protective order or similar remedy. In the event that such protective order or other similar remedy is not obtained or the Disclosing Party waives compliance with the provisions of this Section 7.2, the Receiving Party or its permitted service provider shall furnish only that portion of the Confidential Information that has been legally required, and shall exercise commercially reasonable efforts to obtain assurance that confidential treatment shall be accorded such disclosed Confidential Information.

7.3              Confidential Information. The following shall be considered “Confidential Information” of a Party under this Agreement: all proprietary and confidential information, provided or received in connection with the provision of this Agreement, concerning their respective businesses, business relationships (including prospective customers and business partners) and financial affairs of such Party or its Affiliates, whether or not in writing and whether or not labeled or identified as confidential or proprietary, including inventions, trade secrets, technical information, know-how, product and pricing information and plans, research and development activities, marketing plans and activities, customer, supplier and prospect information, employee and financial information, and information disclosed by third parties of a proprietary or confidential nature or under an obligation of confidence; provided that Confidential Information does not include, and there shall be no obligation hereunder, with respect to information that (i) is or becomes generally available to the public, other than as a result of a disclosure in breach of this Agreement by the Receiving Party, (ii) the Receiving Party can demonstrate was or became available to the Receiving Party from a third party not bound by any confidentiality obligation to the Disclosing Party, (iii) was already in the Receiving Party’s possession (without an obligation of confidentiality) prior to direct or indirect disclosure pursuant to this Agreement (or any predecessor agreement between the Parties governing the confidentiality of such information) and was not generated in the course of, or in connection with, this Agreement, or (iv) is developed independently by the Receiving Party without reference to the Disclosing Party’s Confidential Information.

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8.	INTELLECTUAL PROPERTY.

8.1             Intellectual Property Ownership. Licensee acknowledges and agrees that:

(a)              the Licensed Technology is licensed, not sold to Licensee by Licensor, and Licensee does not have under or in connection with this Agreement any ownership interest in the Licensed Technology, or in any related Intellectual Property Rights; and

(b)              Licensor and its licensor(s), if any, are the sole and exclusive owners of all right, title, and interest in and to the Licensed Technology including all Intellectual Property Rights relating thereto, subject only to the rights of third parties in Open Source Components.

Licensor acknowledges that no license of Intellectual Property Rights, express or implied, is granted to Licensor by virtue of this Agreement.

8.2	Licensee Cooperation and Notice of Infringement. Licensee will, during the Term:

(a)              take commercially reasonable measures to safeguard the Licensed Technology (including all copies thereof) from infringement, misappropriation, theft, misuse, or unauthorized access;

(b)              at Licensor’s expense, take all such steps as Licensor may reasonably require to assist Licensor in maintaining the validity, enforceability and Licensor’s ownership of the Intellectual Property Rights in the Licensed Technology;

(c)              promptly notify Licensor in writing if Licensee becomes aware of: (i) any actual or suspected infringement, misappropriation or other violation of Licensor’s Intellectual Property Rights in or relating to the Licensed Technology; or (ii) any claim that the Licensed Technology, including any production, use, marketing, sale or other disposition of the Licensed Technology, in whole or in part, infringes, misappropriates or otherwise violates the Intellectual Property Rights or other rights of any Person; and

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(d)              at Licensor’s sole expense, cooperate with and assist Licensor in all reasonable ways in the conduct of any action by Licensor to prevent or abate any actual or threatened infringement, misappropriation or violation of Licensor’s rights in, and to attempt to resolve any actions relating to, the Licensed Technology.

8.3             No Implied Rights. Except for the limited rights and licenses expressly granted under this Agreement, nothing in this Agreement grants to Licensee or any third party, by implication, waiver, estoppel or otherwise, any Intellectual Property Rights or other right, title, or interest in or to any of the Licensed Technology.

9.	REPRESENTATIONS AND WARRANTIES; DISCLAIMER.

9.1             Mutual Representations and Warranties. Each Party represents, warrants, and covenants to the other Party that:

(a)                      it is duly organized, validly existing and in good standing as a corporation or other entity under the Laws of the jurisdiction of its incorporation or other organization;

(b)                     it has the full right, power, and authority to enter into and perform its obligations and grant the rights, licenses, and authorizations it grants and is required to grant under this Agreement;

(c)                      the execution of this Agreement by its representative whose signature is set forth at the end of this Agreement has been duly authorized by all necessary corporate or organizational action of such Party; and

(d)                     when executed and delivered by both Parties, this Agreement will constitute the legal, valid, and binding obligation of such Party, enforceable against such Party in accordance with its terms.

9.2             DISCLAIMER OF WARRANTIES. ALL LICENSED TECHNOLOGY, INFORMATION, MATERIALS (INCLUDING THIRD-PARTY MATERIALS), AND SERVICES PROVIDED BY LICENSOR ARE PROVIDED “AS IS.” LICENSOR SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, AND NON-INFRINGEMENT, AND ALL WARRANTIES ARISING FROM COURSE OF DEALING, USAGE, OR TRADE PRACTICE. WITHOUT LIMITING THE FOREGOING, LICENSOR MAKES NO WARRANTY OF ANY KIND THAT THE LICENSED TECHNOLOGY, OR ANY PRODUCTS OR RESULTS FROM THE USE THEREOF, WILL MEET LICENSEE’S OR OTHER PERSONS’ REQUIREMENTS, ACHIEVE ANY INTENDED RESULT, BE COMPATIBLE OR WORK WITH ANY OTHER TECHNOLOGY, OR BE SECURE, ACCURATE, COMPLETE, FREE OF HARMFUL CODE OR ERROR FREE. ALL OPEN SOURCE COMPONENTS AND THIRD-PARTY MATERIALS ARE PROVIDED “AS IS” AND ANY REPRESENTATION OR WARRANTY OF OR CONCERNING ANY OF THEM IS STRICTLY BETWEEN LICENSEE AND THE THIRD-PARTY OWNER OR DISTRIBUTOR OF SUCH OPEN SOURCE COMPONENTS AND THIRD-PARTY MATERIALS. LICENSEE ASSUMES THE ENTIRE RISK OF USING THE LICENSED TECHNOLOGY AND THIRD-PARTY MATERIALS.

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10.	INDEMNIFICATION.

10.1          Indemnification of Licensor. Licensee and AgEagle will defend Licensor, its Affiliates, and their respective officers, directors, employees, agents, permitted successors and permitted assigns (“Licensor Indemnitees”) and indemnify and hold harmless the Licensor Indemnitees from and against any and all Losses incurred by the Licensor Indemnitees resulting from a Claim:

(a)                      that any Intellectual Property Rights or other right of any Person is infringed, misappropriated, or otherwise violated by any use or combination of the Licensed Technology by or on behalf of Licensee with any hardware, software, service, information, materials, or other technology (1) that is neither provided by Licensor nor authorized by Licensor in this Agreement or otherwise in writing, or (2) that but for such use or combination, the Claim would not have occurred; or (ii) arisng from, related to or in connection with use of the Licensed Technology that is outside the scope or manner of use authorized by this Agreement; or

(b)                     for death or bodily injury or damage to personal or real property arising from or relating to use of the Licensed Technology licensed under this Agreement.

10.2          Indemnification Procedure. Licensor Indemnitees will promptly notify which Licensee and AgEagle (the “Indemnitors”) in writing of any Claim for which the Licensor Indemnitees seek to be indemnified pursuant to Section 10.1. Licensor Indemnitees will cooperate with the Indemnitors at the Indemnitors’ sole cost and expense. The Indemnitor(s) will promptly assume control of the defense and investigation of such third-party Claim and will employ counsel of its choice to handle and defend the same, at Indemnitors’ sole cost and expense. The Licensor Indemnitees may participate in and observe the proceedings at their own cost and expense with counsel of their own choosing. Indemnitors will not settle any third-party Claim on any terms or in any manner that adversely affects the rights of the Licensor Indemnitees without the Licensor Indemnitees’ prior written consent, which will not be unreasonably withheld or delayed. If the Indemnitors fail or refuse to assume control of the defense of such Claim, the Licensor Indemnitees will have the right, but not the obligation, to defend against such Claim, including settling such Claim after giving notice to the Indemnitors, in each case in such manner and on such terms as the Licensor Indemnitees may deem appropriate. The Licensor Indemnitees’ failure to perform any obligations under this Section 10.2 will not relieve the Indemnitors of their obligations under this Section 10, except to the extent that an Indemnitor can demonstrate that it has been materially prejudiced as a result of such failure.

11.	LIMITATION OF LIABILITY.

11.1          EXCLUSION OF DAMAGES. IN NO EVENT WILL LICENSEE, AGEAGLE, LICENSOR, OR ANY OF THEIR RESPECTIVE AFFILIATES, LICENSORS, SERVICE PROVIDERS, OR SUPPLIERS BE LIABLE UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ITS SUBJECT MATTER UNDER ANY LEGAL OR EQUITABLE THEORY, INCLUDING BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, AND OTHERWISE, FOR ANY (A) INCREASED COSTS, DIMINUTION IN VALUE OR LOST BUSINESS, PRODUCTION, REVENUES OR PROFITS, (B) LOSS OF GOODWILL OR REPUTATION, (C) USE, INABILITY TO USE, LOSS, INTERRUPTION, DELAY OR RECOVERY OF ANY LICENSED TECHNOLOGY OR OPEN SOURCE COMPONENTS OR OTHER THIRD-PARTY MATERIALS, (D) LOSS, DAMAGE, CORRUPTION, OR RECOVERY OF DATA, OR BREACH OF DATA OR SYSTEM SECURITY, (E) COST OF REPLACEMENT GOODS OR SERVICES, (F) SUPPORT SERVICES, OR (G) CONSEQUENTIAL, INCIDENTAL, INDIRECT, EXEMPLARY, SPECIAL, ENHANCED, OR PUNITIVE DAMAGES, IN EACH CASE REGARDLESS OF WHETHER SUCH PERSONS WERE ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES OR SUCH LOSSES OR DAMAGES WERE OTHERWISE FORESEEABLE, AND NOTWITHSTANDING THE FAILURE OF ANY AGREED OR OTHER REMEDY OF ITS ESSENTIAL PURPOSE.

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11.2          LIABILITY CAP. IN NO EVENT WILL THE COLLECTIVE AGGREGATE LIABILITY OF LICENSOR, LICENSEE, AGEAGLE AND THEIR RESPECTIVE AFFILIATES, LICENSORS, SUPPLIERS AND SERVICE PROVIDERS ARISING OUT OF OR RELATED TO THIS AGREEMENT, WHETHER ARISING UNDER OR RELATED TO BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR ANY OTHER LEGAL OR EQUITABLE THEORY, EXCEED THE FOLLOWING: (A) FOR CLAIMS RELATED TO LICENSEE’S OBLIGATION TO INDEMNIFY LICENSOR UNDER SECTION 10.1(b) ABOVE, THE AMOUNT OF USD $2,800,000.00), AND (B) FOR OTHER CLAIMS, THE LESSER OF (I) THE TOTAL AMOUNT OF FEES PAID BY LICENSEE TO LICENSOR UNDER THE APPLICABLE SOW DURING THE SIX (6) MONTH PERIOD PRECEDING THE CLAIM, AND (II) USD $10,000.00. THE FOREGOING LIMITATIONS, HOWEVER, SHALL NOT LIMIT LIABILITY OR DAMAGES ARISING FROM, RELATED TO OR IN CONNECTION WITH (1) THE INDEMNITORS’ OBLIGATIONS UNDER SECTION 10.1(a) ABOVE, (2) LICENSEE’S MISAPPROPRIATION, MISUSE OR INFRINGEMENT OF THE LICENSOR’S INTELLECTUAL PROPERTY RIGHTS, (3) A PARTY’S IMPROPER USE OR DISCLOSURE OF THE OTHER PARTY’S CONFIDENTIAL INFORMATION, (4) AMOUNTS PAYABLE BY LICENSEE TO LICENSOR, OR (5) A PARTY’S WILLFUL MISCONDUCT OR FRAUD. THE FOREGOING LIMITATIONS APPLY EVEN IF ANY REMEDY FAILS OF ITS ESSENTIAL PURPOSE.

11.3          The limitations and waivers in this Section 11 shall not be construed to limit or otherwise modify any limitations, caps, remedies, or recourse any of the Parties may have pursuant to the SPA in respect of matters thereunder.

12.	TERM AND TERMINATION.

12.1          Term. The term of this Agreement is effective as of the Effective Date and will continue unless terminated earlier pursuant to any of this Agreement’s express provisions (the “Term”).

12.2	Termination. This Agreement may be terminated at any time:

(a)                      by Licensor as set forth in Section 2.8 above;

(b)                     by Licensor, effective immediately, if the Licensee: (i) is dissolved or liquidated or takes any corporate action for such purpose; (ii) becomes insolvent or is generally unable to pay its debts as they become due; (iii) becomes the subject of any voluntary or involuntary bankruptcy proceeding under any domestic or foreign bankruptcy or insolvency Law; (iv) makes or seeks to make a general assignment for the benefit of its creditors; (v) applies for, or consents to, the appointment of a trustee, receiver or custodian for a substantial part of its property; or (vi) Licensee “Affiliates with a Competitor of Licensor.” For purposes of this Agreement, “Affiliates with a Competitor of Licensor” means at any time a competitor of Licensor named in Exhibit C attached hereto (i) owns in excess of 20% of the outstanding equity securities of Licensee, AgEagle or any of their respective Affiliates, or (ii) has the right to appoint a member to the Board of Directors of Licensee, AgEagle or any of their respective Affiliates or to appoint an individual to attend meetings of the Board of Directors of Licensee, AgEagle or any of their respective Affiliates;

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(c)                      by Licensor, effective immediately, in the event of (i) a material breach by either Licensee, as the “Company,” or AgEagle, as “Buyer,” of any covenant, obligation or other agreement made by either such party pursuant to the SPA in respect of any period following the Effective Date (A) if such material breach is not curable, upon written notice to Licensee and AgEagle, or (B) if such material breach is curable, if such material breach is not cured within thirty (30) days after Licensor notifies Licensee and AgEagle of such material breach, or (iii) a material breach by any of senseFly Inc., as the “Company,” AgEagle, as “Parent,” or AgEagle Aerial, Inc., as “Buyer,” of any covenant, obligation or other agreement made by any such party pursuant to that certain Stock Purchase Agreement dated as of October 18, 2021 by and among senseFly Inc., AgEagle and AgEagle Aerial, Inc. (the “senseFly Inc. SPA”) in respect of any period following the Effective Date (i) if such material breach is not curable, upon written notice to AgEagle, or (ii) if such material breach is curable, if such material breach is not cured within thirty (30) days after Provider notifies AgEagle of such material breach;

(d)	by Licensee at any time with written notice to Licensor.

12.3          Effect of Termination. On the termination of this Agreement, all rights, licenses and authorizations granted to Licensee will immediately terminate and Licensee will (i) within three (3) Business Days of receiving notice of such termination cease all use of and other activities with respect to the Licensed Technology; (ii) within ten (10) days of termination, deliver to Licensor, or at Licensor’s written request destroy, and permanently erase from all devices and systems Licensee directly or indirectly controls (other than previously manufactured Licensed Products and related documentation), the Licensed Technology and Licensor’s Confidential Information as set forth under the NDA, and certify such return or destruction on Licensor’s request. Upon termination of this Agreement for any reason, Licensee’s customers shall have the continued right to use Licensed Technology in Licensed Products sold prior to the date of termination (including their related documentation) and Licensee will have the right to to maintain and support such Licensed Products and documentation.

12.4          Surviving Terms. The provisions set forth in the following sections, and any other right, obligation or provision under this Agreement that, by its nature, should survive termination or expiration of this Agreement, will survive any expiration or termination of this Agreement: Section 1, Section 2.5, Sections 6-8, Section 9.2, Sections 10-11, Section 12.3-12.4, and Section 13.

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13.	MISCELLANEOUS.

13.1          Compliance with Law. Each Party will, at its own expense, comply with all Law in connection with its performance of this Agreement.

13.2          Further Assurances. On a Party’s reasonable request, the other Party will, at the requesting Party’s sole cost and expense, execute and deliver all such documents and instruments, and take all such further actions, as may be necessary to give full effect to this Agreement.

13.3          Relationship of the Parties. The relationship between the Parties is that of independent contractors. Nothing contained in this Agreement will be construed as creating any agency, partnership, joint venture, or other form of joint enterprise, employment, or fiduciary relationship between the Parties, and neither Party will have authority to contract for or bind the other Party in any manner whatsoever.

13.4          Public Announcements. Neither Party will issue or release any announcement, statement, press release, or other publicity or marketing materials relating to this Agreement or, unless expressly permitted under this Agreement, otherwise use the other Party’s trademarks, service marks, trade names, logos, domain names, or other indicia of source, association or sponsorship, in each case, without the prior written consent of the other Party.

13.5          Notices. Except as otherwise expressly set forth in this Agreement, any notice, request, consent, claim, demand, waiver, or other communication under this Agreement will have legal effect only if in writing and addressed to a Party as follows (or to such other address or such other person that such addressee Party may designate from time to time in accordance with this Section 13.5):

If to Licensor:	Parrot Drones S.A.S.
174 Quai de Jemmapes 75010 Paris, France
E-mail: legal@parrot.com
Attention: Directeur Juridique

with a copy to (which shall not constitute notice):

Davis Wright Tremaine LLP
920 Fifth Avenue, Suite 3300 Seattle, WA 98104 USA
Attn: Stuart Campbell
Email: stuartcampbell@dwt.com
Facsimile: (206) 757-7017

If to Licensee or AgEagle:	AgEagle Aerial Systems Inc.
8863 E. 34th Street North
Wichita, Kansas 67226
E-mail: brandon.declet@ageagle.com
Attention: Brandon Torres Declet
with a copy to (which shall not constitute notice):

Carlton Fields, P.A.
2 MiamiCentral
700 NW 1st Avenue, Ste. 1200
Miami, Florida 33136-4118
E-mail: rmacaulay@carltonfields.com
Facsimile: (305) 530-0055
Attention: Robert B. Macaulay

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Notices sent in accordance with this Section 13.5 will be deemed effectively given: (a) when received, if delivered by hand, with signed confirmation of receipt; and (b) when received, if sent by a nationally recognized overnight courier, signature required; (c) when received by certified or registered mail, return receipt requested, postage prepaid. Communications in the ordinary course of business however (which do not include any notices related to any dispute under or alleged breach of this Agreement, any effort to enforce the terms of this Agreement, or any notice regarding termination of this Agreement) may be sent via email and need not be copied via fax to the notice recipients identified above.

13.6          Interpretation. Headings are intended solely for the Parties’ convenience and will not affect the meaning of any term. This Agreement will be interpreted according to the plain meaning of its terms without a presumption that it should favor any Party. Lists of examples following “including” or “e.g.” or similar words are not exhaustive (i.e., are interpreted to include “without limitation”), unless qualified by words such as “only” or “solely.”

13.7          Assignment. Licensee will not assign or otherwise transfer any of its rights, or delegate or otherwise transfer any of its rights, obligations or performance under this Agreement, in each case whether voluntarily, involuntarily, by operation of law, or otherwise, without Licensor’s prior written consent. Notwithstanding the foregoing, Licensee may freely assign this Agreement and any license granted in connection therewith to an Affiliate or in connection with a sale, merger, acquisition or reorganization, provided, however, that none of AgEagle, Licensee, or Affiliates thereof Affiliates with a Competitor of Licensor, as described in Section 12.2(c) above. Any purported assignment, delegation, or transfer in violation of this Section 13.7 is void. This Agreement is binding on and inures to the benefit of the Parties hereto and their respective successors and permitted assigns.

13.8	Export Regulation.

13.8.1                  The Licensed Technology may be subject to French export control laws as well as other export control laws of other countries. Licensee will not directly or indirectly, export, re-export, or release the Licensed Technology to, or make the Licensed Technology accessible from, any country, jurisdiction or Person to which export, re-export, or release is prohibited by Law. Licensee will comply with all Law and complete all required undertakings (including obtaining any necessary export license or other governmental approval) prior to exporting, re-exporting, releasing, or otherwise making the Licensed Technology available outside of Switzerland.

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13.8.2                  Licensee will not use the License Technology: (a) in connection with the development, production, handling, operation, maintenance, storage, detection, identification, or dissemination of chemical, biological or nuclear weapons or other nuclear explosive devices, or the development, production, maintenance or storage of missiles capable of delivering such weapons; or (b) for a military end-use (as defined in Regulation (EU) 2021/821 of the European Parliament and of the Council of 20 May 2021) in a country subject to an arms embargo.

13.9          Force Majeure. Neither Party will be liable for any failure to perform acts, other than payment obligations, due to unforeseen circumstances or causes beyond the Parties’ reasonable control, including acts of God, war, riot, embargoes, acts of civil or military authorities, acts of terrorism or sabotage, epidemic/pandemic, quarantine, electronic viruses, worms or corrupting microcode, fire, flood, earthquake, accident, strikes, radiation, inability to secure transportation, failure of communications or electrical lines, facilities, fuel, energy, labor or materials (“Force Majeure”). In an event of Force Majeure, either Party’s time for performance of the applicable obligation will be extended for a period equal to the duration of the delay caused by the Force Majeure event.

13.10       No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or will confer on any other Person any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement; provided, however, that Licensor will have the right, but not the obligation, to directly enforce the terms of this Agreement against Licensee’s or AgEagle’s Affiliates or subcontractors.

13.11       Amendment and Modification. No amendment to or modification of this Agreement is effective unless it is in writing, identified as an amendment to this Agreement and signed by an authorized representative of each Party.

13.12       Waiver and Severability. A Party’s delay or failure to exercise a right is not a waiver of that right. No waiver of a right or remedy under this Agreement will serve to waive any right or remedy in the future, nor to waive any other right or remedy. Waivers are effective only if written in English and signed by the waiving Party’s authorized representative. If a court of competent jurisdiction holds any provision of this Agreement to be illegal, invalid or unenforceable the remaining provisions will remain in full force and effect and will be construed so as to most nearly reflect the Parties’ intent with respect to such provision.

13.13       No Reliance. The Parties have not relied upon any promises, representations, warranties, statements, agreements, covenants or undertakings, other than those expressly incorporated into or set forth in this Agreement. This Agreement has been negotiated by the parties and their respective counsel and will be interpreted fairly in accordance with its terms and without any strict construction in favor of or against either Party.

13.14       Expenses. Except as expressly provided in this License Agreement, each Party will bear all of its expenses and costs incurred in the performance of this License Agreement.

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13.15       Cumulative Remedies. Except as may be otherwise provided in this Agreement, the rights and remedies of the Parties hereunder are not exclusive, and each party is entitled alternatively or cumulatively, subject to the other provisions of this Agreement, to damages for breach, to an order requiring specific performance or to any other remedy available under applicable law or in equity.

13.16       Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of York or any other jurisdiction). Each Party consents to exclusive jurisdiction and venue in the federal or state courts sitting in New York County, New York; provided, however, that any action to enforce Intellectual Property Rights may be brought in any court of competent jurisdiction. The Parties irrevocably waive, to the fullest extent permitted by Law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement.

13.17       Equitable Relief. Each Party to this Agreement acknowledges and agrees that: (a) a breach or threatened breach by such Party of any of its obligations under this Agreement may give rise to irreparable harm to the other Party for which monetary damages would not be an adequate remedy; (b) in the event of a breach or a threatened breach by such Party of any such obligations, the other Party will, in addition to any and all other rights and remedies that may be available to such Party at Law, at equity, or otherwise in respect of such breach, be entitled to seek equitable relief; and (c) in the event of a breach of the license grant, Licensee agrees that Licensor will be entitled to immediate injunctive relief to prevent use beyond what is licensed herein. The Parties agree that (a)-

(c) of this Section will not include any requirement to post a bond or other security or to prove actual damages or to prove that monetary damages will not afford an adequate remedy.

13.18       Counterparts. The Parties may execute this Agreement in counterparts. Each counterpart will be deemed an original, and all counterparts will constitute one agreement binding both parties. This Agreement may be translated for the convenience of the Parties. In all cases, only the English version of this Agreement will be binding upon the Parties. This Agreement may be executed by original, facsimile, or electronic signatures.

13.19       Attorneys’ Fees. If either Party employs attorneys to enforce any rights arising out of or relating to this Agreement, the prevailing Party will be entitled to recover its reasonable attorneys’ fees, costs, and other expenses, including the costs and fees incurred on appeal.

13.20       Entire Agreement. This Agreement, together with the NDA, constitutes the entire agreement between the Parties with respect to its subject matter, and supersedes all prior and contemporaneous agreements or communications about that subject matter. This Agreement can be changed only by an agreement signed by both Parties by their authorized representatives.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties, by their authorized representatives, have executed this Agreement as of the date first above written.

Parrot Drones S.A.S.	senseFly
S.A.
By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

For purposes of Section 10:

AgEagle Aerial Systems, Inc.

Name:

Signature:

Title:

Date:

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